SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities

                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary  Proxy  Statement     [ ]  Confidential,  for use of
[ ] Definitive Proxy  Statement             Commission  only  (as  permitted
[ ]  Definitive Additional Materials        by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                      PRIME MOTOR INNS LIMITED PARTNERSHIP
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)



-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

[ ]    No fee required.
   [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

                                             CALCULATION OF FILING FEE
                                Per Unit Price or
   Title of Each Class of     Aggregate Number of     Other Underlying     Proposed Maximum
    Securities to which       Securities to which         Value of        Aggregate Value of    Amount of Filing
    Transaction Applies       Transaction Applies      Transaction(1)       Transaction(1)         Fee(1)(2)
--------------------------    -------------------    -----------------    ------------------    -----------------
Units of Limited                 4,000,000 Units     $12,000,000              $12,000,000            $2,400
Partnership Interest

(1) Represents the aggregate consideration (payable in cash) for the assets of the Registrant.

(2) The fee was computed in accordance with Rule 0-11(c)(2) based upon the cash to be received by the Registrant.

                       ----------------------------------

[X]  Fee paid previously with preliminary materials: $2,400.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount previously paid: $2,400
     2)   Form,  Schedule  or  Registration  Statement  No.:  Preliminary  Proxy
          Statement
     3)   Filing Party: Registrant
     4)   Date Filed: January 29, 1998


                                                     PRELIMINARY PROXY MATERIALS



                           PRIME-AMERICAN REALTY CORP.
                                  P.O. Box 230
                           Hawthorne, New Jersey 07507

                                                                    May __, 1998

To the Limited Partners and Holders of Units of Limited Partnership Interest:

     You are cordially invited to attend the Special Meeting of Limited Partners of Prime Motor Inns Limited Partnership (the "Partnership"), which will be held on May __, 1998 at 10:00 A.M., local time, at the offices of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., 150 West Flagler Street, Suite 2200, Miami, Florida 33130.

     At the Special Meeting, you will be asked to consider and vote upon the proposed sale (the "Sale") of the Partnership's 99% limited partnership interest in AMI Operating Partners, L.P., a Delaware limited partnership, subject to AMI's outstanding obligations, to Servico Acquisition Corp. ("SAC"), a Florida corporation that is a wholly-owned subsidiary of Servico, Inc., a Florida corporation, for $12,000,000 in cash, and the dissolution and liquidation of the Partnership following the Sale (the "Liquidation"), which, after payment of taxes and expenses (including the Field Payment referred to below), is expected to result in a liquidating distribution to Unitholders of between $2.61 and $2.71 per Unit. The Sale and the Liquidation comprise a single integrated proposal (the "Proposal"), and consents to the Proposal will constitute consent to each of the Sale and the Liquidation. If the Proposal is approved, the Partnership will pay Martin W. Field ("Field") or his designee of a fee of $500,000 (the "Field Payment"). The Partnership understands that Field paid, or will pay or reimburse, various fees, costs, expenses and expenditures in connection with the proxy solicitation by Davenport Management Corp. ("DMC").

     The Proposal is subject to, among other things, the consent of the holders of a majority of the units of limited partnership interest ("Units"). At March 16, 1998, the record date for the Special Meeting, Servico Inc. owned approximately 50.1% of the Units and, at the date of this letter, owns approximately 61.1% of the Units. Servico, Inc. has advised the Partnership that it intends to vote in favor of the Proposal. As a result, the Proposal will receive the required vote of the Unitholders. The making of the Field Payment is within the general authority of the General Partner and the owners of Units are not being asked to consider and vote on the Field Payment.

     Furman Selz LLC ("Furman Selz") has rendered an opinion to the Board of Directors of the General Partner (the "Board of Directors") that the consideration to be paid to the Partnership is fair, from a financial point of view, to the owners of Units other than Servico, Inc. After careful consideration, the Board of Directors of the General Partner has unanimously approved the Proposal and the Field Payment. The Board believes that the terms of the Proposal and the Field Payment are fair to the Partnership and in the best interests of the owners of Units other than Servico, Inc., and the Board unanimously recommends that you VOTE IN FAVOR of the Proposal.

     The Proposal and the Field Payment are more completely described in the accompanying Proxy Statement. The Board of Directors urges you to review carefully the Proxy Statement and accompanying Appendices. Copies of the Acquisition Agreement (without the Schedules thereto), among Servico, Inc., the Partnership the General Partner and SAC, the Plan of Dissolution of the Partnership and the Furman Selz fairness opinion are attached as Appendices A, B and C, respectively, to the accompanying Proxy Statement.

     Please complete, date and sign the enclosed proxy card and return it in the accompanying postage paid envelope, even if you plan to attend the Special Meeting. If you attend the Special Meeting, you may, if you wish, withdraw your proxy and vote in person. Failure to return your proxy card or vote would have the same effect as a vote against the Proposal.

                                       Sincerely,

                                       PRIME-AMERICAN REALTY CORP.



                                       By:   _______________________________
                                             S. Leonard Okin, Vice President


                                                     PRELIMINARY PROXY MATERIALS

                      PRIME MOTOR INNS LIMITED PARTNERSHIP
                         c/o Winegardner & Hammons, Inc.
                                 4243 Hunt Road
                             Cincinnati, Ohio 45242
                          -----------------------------

                     NOTICE OF SPECIAL MEETING TO BE HELD ON
                                  MAY __, 1998
                          -----------------------------

To the Limited Partners of, and Holders of Units of Limited Partnership Interest in, Prime Motor Inns Limited Partnership:

     Notice Is Hereby Given that a Special Meeting of the Limited Partners (the "Special Meeting") in Prime Motor Inns Limited Partnership (the "Partnership"), a Delaware limited partnership, will be held on May __, 1998, 10:00 A.M., local time, at the offices of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., 150 West Flagler Street, Suite 2200, Miami, Florida 33130, to approve the proposed sale (the "Sale") of the Partnership's 99% limited partnership interest in AMI Operating Partners, L.P. ("AMI"), a Delaware limited partnership, subject to AMI's outstanding obligations, to Servico Acquisition Corp., a Florida corporation that is a wholly-owned subsidiary of Servico, Inc., a Florida corporation, for $12,000,000, and the dissolution and liquidation of the Partnership following the Sale (the "Liquidation"). The Sale and the Liquidation comprise a single integrated proposal (the "Proposal"), and consents to the Proposal will constitute consent to each of the Sale and the Liquidation. Approval of the Proposal each requires the consent of the holders of a majority of all units of limited partnership interest ("Units").

     The Proposal is more fully described in the accompanying Proxy Statement and Appendices thereto, which form a part of this Notice.

     The General Partner has fixed the close of business on March 16, 1998 as the record date (the "Record Date") for the determination of the persons who are the beneficial owners of Units ("Unitholders") entitled to notice of, and to vote on the matters to be acted on at, the Special Meeting or any adjournment or postponement thereof. Only persons who are Unitholders on the Record Date will be entitled to notice of and to vote on the matters to be acted on at the Special Meeting or any adjournments or postponements thereof. A list of such Unitholders will be available for inspection at the offices of the Partnership at least ten days prior to the Special Meeting.

     If you plan to be present, please notify the undersigned so that identification can be prepared for you. Whether or not you plan to attend the Special Meeting, please execute, date and return promptly the enclosed proxy. Failure to return your proxy card or vote would have the same effect as a vote against the Proposal. A return envelope is enclosed for your convenience and requires no postage for mailing in the United States. If you are present at the Special Meeting you may, if you wish, withdraw your proxy and vote in person. Thank you for your interest and consideration.

                                       Sincerely,

                                       PRIME-AMERICAN REALTY CORP.,
                                       General Partner




                                       By:  ________________________________
                                            Robert Familant, Secretary

May __, 1998


                                                     PRELIMINARY PROXY MATERIALS


                      PRIME MOTOR INNS LIMITED PARTNERSHIP
                        c/o Winegardner & Hammons, Inc.
                                 4243 Hunt Road
                             Cincinnati, Ohio 45242

                       SPECIAL MEETING OF LIMITED PARTNERS
                                  MAY __, 1998

                                 PROXY STATEMENT
                           ---------------------------

     This Proxy Statement is being furnished to holders of units of limited partnership interest ("Units") in Prime Motor Inns Limited Partnership (the "Partnership"), a Delaware limited partnership, in connection with the solicitation of proxies by Prime-American Realty Corp., a Delaware corporation, as the general partner of the Partnership (in such capacity, the "General
Partner"), for use at the Special Meeting of Limited Partners (the "Special Meeting") to be held on May __, 1998, at 10:00 A.M., local time, at the offices of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., 150 West Flagler Street, Suite 2200, Miami, Florida 33130, and any adjournments or postponements thereof.

     At the Special Meeting, the Limited Partners will be asked to consider and vote on the proposed sale (the "Sale") of the Partnership's 99% limited partnership interest in AMI Operating Partners, L.P., a Delaware limited partnership ("AMI," AMI and the Partnership collectively being the
"Partnerships"), subject to AMI's outstanding obligations, to Servico Acquisition Corp. ("SAC"), a Florida corporation that is a wholly-owned subsidiary of Servico, Inc., a Florida corporation, for $12,000,000 in cash, and the dissolution and liquidation of the Partnership following the Sale (the "Liquidation"), which, after payment of taxes and expenses (including the Field Payment referred to below), is expected to result in a liquidating distribution to Unitholders of between $2.61 and $2.71 per Unit. If the Proposal is approved, from the Purchase Price for the Interest the Partnership will pay Martin W. Field ("Field") or his designee of a fee of $500,000 (the "Field Payment"). The Partnership understands that Field paid, or will pay or reimburse, various fees, costs, expenses and expenditures in connection with the proxy solicitation by Davenport Management Corp. ("DMC"). If the Sale is consummated, SAC will acquire the limited partnership interest in AMI subject to all then existing indebtedness of AMI (approximately $65.6 million at the date hereof). The Sale and the Liquidation comprise a single integrated proposal (the "Proposal"), and consents to the Proposal will constitute consent to each of the Sale and the Liquidation. Persons who are the beneficial owners of Units ("Unitholders") at the close of business on March 16, 1998 will be entitled to vote on the Proposal. The making of the Field Payment is within the general authority of the General Partner and the Unitholders are not being asked to consider and vote on the Field Payment.

     The Units are evidenced by depositary receipts (the "Depositary Receipts") which are traded on the Over the Counter Bulletin Board ("OTCBB") under the symbol "PMPI". On May __, 1998, the last reported bid price on the OTCBB for the Depositary Receipts was $__ per Depositary Receipt.

     AMI owns and operates 14 full service motor hotels (the "Inns"), seven of which are located in Maryland, five of which are located in Pennsylvania and two of which are located in Connecticut. Each of the Inns is currently franchised as a "Holiday Inn." However, see "The Proposal -- The Sale -- Background; Reasons for the Sale" for a discussion of the status of those franchises.

                      -------------------------------------

          THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
         PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR UPON
            THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN
         THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                      -------------------------------------

     SEE "SPECIAL CONSIDERATIONS" ON PAGE 9 FOR A DISCUSSION OF CERTAIN FACTORS THAT UNITHOLDERS SHOULD CONSIDER IN DECIDING WHETHER TO CONSENT TO THE PROPOSAL.
                     -------------------------------------

     THIS PROXY STATEMENT AND THE ACCOMPANYING FORM OF PROXY ARE FIRST BEING MAILED OR DELIVERED TO THE LIMITED PARTNERS AND UNITHOLDERS ON OR ABOUT MAY __, 1998.

                      -------------------------------------

                THE DATE OF THIS PROXY STATEMENT IS MAY __, 1998.


                                                     PRELIMINARY PROXY MATERIALS

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----



SUMMARY......................................................................1

STRUCTURE OF TRANSACTION.....................................................5

   General...................................................................7
   Matters to Be Considered..................................................7
   Recommendations of the Board of Directors.................................7
   Record Date; Units Entitled to Vote.......................................7
   Right to Vote.............................................................7
   Vote Required.............................................................7
   Effect of Abstentions.....................................................8
   Effect of Vote............................................................8
   Proxies; Proxy Solicitation...............................................8
   No Appraisal Rights.......................................................8

SPECIAL CONSIDERATIONS.......................................................9

THE PROPOSAL................................................................11

THE SALE....................................................................11

   Summary Consequences of the Sale.........................................11
   Background; Reasons for the Sale.........................................11
   Recommendation of the Board of Directors.................................14
   Position of Servico......................................................16
   Opinion of the Financial Advisor to the Board of Directors...............17
   Regulatory Matters.......................................................19

THE FIELD PAYMENT...........................................................19

THE LIQUIDATION.............................................................20

THE ACQUISITION AGREEMENT...................................................21

   Purchase Price...........................................................21
   Indemnification..........................................................21
   Closing Date of the Sale.................................................21
   Representations and Warranties...........................................21
   Covenants................................................................21
   Conditions to Consummation of the Sale...................................22
   Termination..............................................................22
   Survival of Representations and Warranties...............................23
   Expenses and Fees........................................................23
   Other Agreements.........................................................23

THE PLAN....................................................................24

EXPECTED CONSEQUENCES OF SALE AND LIQUIDATION...............................25

THE PARTNERSHIPS............................................................27

   Competition..............................................................30
   Employees................................................................30

PROPERTIES..................................................................31

                                                     PRELIMINARY PROXY MATERIALS


THE PARTIES TO THE SALE.....................................................33

   The Partnership and the General Partner..................................33
   Servico..................................................................33
   Directors and Executive Officers of the Partnership
     and the General Partner................................................33
   Directors and Executive Officers of Servico..............................34
   Compensation of Directors and Executive Officers
     of the General Partner.................................................35
   Legal Proceedings........................................................35

MARKET PRICE OF, AND DISTRIBUTIONS ON, THE DEPOSITARY RECEIPTS..............36

PRINCIPAL HOLDERS, AND CERTAIN TRANSFERS,...................................38

   Principal Holdings at the Record Date....................................38
   Recent Transfers of Depositary Receipts..................................40

SELECTED FINANCIAL DATA.....................................................41

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION.................42

   Financial Condition......................................................42
   Results of Operations....................................................42
   Liquidity and Capital Resources..........................................44

CERTAIN U.S. FEDERAL INCOME TAX MATTERS.....................................46

   Gross Income Tax Imposed on the Partnership..............................46
   Sale of Limited Partnership Interest.....................................46
   Liquidation of the Partnership...........................................47
   Passive Activity Rule Consequences.......................................47
   Responsibility for Final Partnership Return and Future Tax Issues........47
   State and Local Income Tax Matters.......................................48

INDEPENDENT ACCOUNTANTS.....................................................49

INDEX TO FINANCIAL STATEMENTS..............................................F-1

ACQUISITION AGREEMENT (WITHOUT EXHIBITS)...................................A-1

PLAN OF DISSOLUTION AND LIQUIDATION........................................B-1

FAIRNESS OPINION OF FURMAN SELZ LLC........................................C-1


                                     SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement. This summary does not purport to be complete and is qualified in its entirety by, and is subject to, the more detailed information incorporated by reference and contained elsewhere in this Proxy Statement and the Appendices hereto. Unitholders are urged to read the Proxy Statement and its Appendices in their entirety before voting on the matters discussed herein.

     All information contained in this Proxy Statement concerning the Partnership, AMI and the operations and properties of AMI has been furnished by the General Partner. All information contained in this Proxy Statement concerning Servico, Inc. has been furnished by, or derived from public filings made by, Servico, Inc. No person is authorized to make any representation with respect to the matters described in this Proxy Statement other than those contained herein and, if given or made, such information or representation must not be relied upon as having been authorized by the Partnership or the General Partner or any other person.

THE SPECIAL MEETING

Date, Time and Place....................The Special  Meeting of Limited Partners
                                        of Prime Motor Inns Limited  Partnership
                                        (the "Partnership"),  a Delaware limited
                                        partnership,  will  be  held  on May __,
                                        1998 at 10:00 A.M.,  local time,  at the
                                        offices   of   Stearns   Weaver   Miller
                                        Weissler Alhadeff & Sitterson, P.A., 150
                                        West Flagler Street,  Suite 2200, Miami,
                                        Florida 33130.

Record Date.............................Only  beneficial owners  ("Unitholders")
                                        of units of limited partnership interest
                                        ("Units") in the  Partnership  as of the
                                        close of business on March 16, 1998 (the
                                        "Record  Date") are  entitled  to notice
                                        of,  and to vote on  matters to be acted
                                        on at, the  Special  Meeting.  As of the
                                        Record   Date,   4,000,000   Units  were
                                        outstanding,   each  of  which  will  be
                                        entitled to one vote on each matter to be acted on at the Special Meeting. See "The Special Meeting--Record Date."

Matters to be Considered................At  the  Special  Meeting,  the  Limited
                                        Partners  will be asked to consider  and
                                        vote upon the proposed sale (the "Sale")
                                        of   the   Partnership's   99%   limited
                                        partnership interest (the "Interest") in
                                        AMI Operating Partners,  L.P. ("AMI"), a
                                        Delaware limited partnership, subject to
                                        AMI's outstanding obligations (including
                                        approximately     $63.4    million    of
                                        indebtedness  at the  date  hereof),  to
                                        Servico  Acquisition  Corp.  ("SAC"),  a
                                        Florida    corporation    that    is   a
                                        wholly-owned   subsidiary   of  Servico,
                                        Inc.,  a  Florida   corporation  (except
                                        where the  context  otherwise  requires,
                                        SAC and  Servico,  Inc.  are referred to
                                        herein  collectively as "Servico"),  for
                                        $12,000,000 in cash, and the dissolution
                                        and   liquidation  of  the   Partnership
                                        following the Sale (the  "Liquidation"),
                                        which,   after   payment  of  taxes  and
                                        expenses  (including  the Field  Payment
                                        referred  to  below),   is  expected  to
                                        result in a liquidating  distribution to
                                        Unitholders  of between  $2.61 and $2.71
                                        per Unit.  If the  Proposal is approved,
                                        from the Purchase Price for the Interest
                                        the Partnership will pay Martin W. Field
                                        ("Field")  or his  designee  of a fee of
                                        $500,000  (the  "Field  Payment").   The
                                        Partnership understands that Field paid,
                                        or will pay or reimburse, various costs,
                                        fees,   expenses  and   expenditures  in
                                        connection with the proxy solicitation by Davenport Management Corp. ("DMC").

Vote Required...........................Pursuant   to  the  Amended and Restated
                                        Agreement  of  Limited   Partnership  of
                                        Prime  Motor Inns  Limited  Partnership,
                                        dated  as  of  December  23,  1986  (the
                                        "Partnership  Agreement"),  the approval
                                        of the Proposal  requires the consent of
                                        the Limited  Partners  who  collectively
                                        hold the  right to vote more than 50% of
                                        all Units. See "Right to Vote" and "Vote
                                        Required"   under   the   "The   Special
                                        Meeting."   The   making  of  the  Field
                                        Payment is within the general  authority
                                        of   the   General   Partner   and   the
                                        Unitholders   are  not  being  asked  to
                                        consider and vote on the Field Payment.

                                        The  Partnership  has been advised that,
                                        as of the Record Date, Servico owned and
                                        had the right to vote 50.1% of the Units
                                        and  that  Servico  intends  to vote its
                                        Units  to  approve  the  Proposal.  As a
                                        result,  the  Proposal  will receive the
                                        required    favorable    vote   of   the
                                        Unitholders without regard to the votes cast by any other Unitholders. (At the date of this Proxy Statement, Servico, Inc. owns approximately 61.1% of the Units.)

No Appraisal Rights.....................If  the  owners  of more than 50% of the
                                        outstanding   Units   consent   to   the
                                        Proposal,  all Unitholders will be bound
                                        by such consent  (including  Unitholders
                                        who  do  not  consent).   Non-consenting
                                        Unitholders  are  not  entitled  to  any
                                        rights of  appraisal  or similar  rights
                                        that  may  be  available  to  dissenting
                                        shareholders   in  a   corporation.   As
                                        indicated above, the Partnership has been advised that the Proposal will be consented to by Servico, the holder of more than 50% of the Units.


                                                     PRELIMINARY PROXY MATERIALS


THE PROPOSAL

Background..............................AMI owns and  operates  14 full  service motor hotels  ("Inns")  operated as part
                                        of  the  "Holiday   Inn"   system.   The
                                        "Holiday  Inn"  franchises  for eight of
                                        the Inns  were to have  expired  on June
                                        30,  1997  and  the  franchises  for two
                                        other  Inns  were  to  have  expired  on
                                        December 31, 1997. Those franchises have
                                        been  extended  from  time  to  time  by
                                        Holiday Hospitality  Corporation and its
                                        affiliates  ("HHC"),  the  franchisor of
                                        the  "Holiday  Inn" name and operator of
                                        the "Holiday Inn" system. Initially such
                                        extensions   were   granted   to  enable
                                        Prime-American Realty Corp., the general
                                        partner  of  the  Partnership  (in  such
                                        capacity, the "General Partner") and AMI
                                        initially  to  seek  financing  for  the
                                        franchise   renewal   fees  and  Product
                                        Improvement  Programs  ("PIPs") required
                                        in  connection  with the  renewal of the
                                        franchises.   Notwithstanding   efforts,
                                        beginning  in  1995,   to  arrange  such
                                        financing,  the General  Partner and AMI
                                        have  been   unable  to   arrange   such
                                        financing.  Beginning in early fall, HHC
                                        granted   extensions   to   enable   the
                                        Partnerships to arrange a transaction to
                                        preserve the Unitholders' investment and
                                        the  most  recent   extensions   of  the
                                        "Holiday Inn" franchises  (most recently
                                        to May 9,  1998)  were  granted to allow
                                        time for the Unitholders to consider the
                                        Sale.  The  General  Partner   believes,
                                        based on  negotiations  with  HHC,  that
                                        such  Inns  will  be  removed  from  the
                                        "Holiday  Inn" system if the Sale is not
                                        completed  by May 9,  1998.  The loss of
                                        such  franchises will be a default under
                                        AMI's  Priming and  Mortgage  Loans and,
                                        because of the material  adverse  effect
                                        on AMI and the Inns, the General Partner
                                        and AMI believe  that the lenders  would
                                        not  waive  such  default.  The  General
                                        Partner believes that the sale of either
                                        AMI or the Inns is the only  action that
                                        will  preserve any value for the Limited
                                        Partners   and  that  the  Sale  of  the
                                        Interest   to   Servico   is  the   best
                                        alternative      that,     under     the
                                        circumstances,   is   available  to  the
                                        Unitholders.  See  "Background;  Reasons
                                        for the  Sale,"  "Recommendation  of the
                                        Board of Directors"  and "Opinion of the
                                        Financial   Advisor   to  the  Board  of
                                        Directors"   under   "The   Proposal-The
                                        Sale."

General.................................The  proposed   Sale  will  be  effected
                                        pursuant to the terms and  conditions of
                                        the  Acquisition  Agreement  dated as of
                                        November 7, 1997, as amended as of March
                                        12,   1998   (as   so    amended,    the
                                        "Acquisition Agreement"), among Servico,
                                        Inc.   the   Partnership,   the  General
                                        Partner   and  SAC.   Pursuant   to  the
                                        Acquisition  Agreement,  at the  Closing
                                        (as defined below), the Partnership will
                                        sell  to  Servico,   and  Servico   will
                                        purchase  from  the   Partnership,   the
                                        Interest,  subject to AMI's  outstanding
                                        obligations,  for  $12,000,000  in  cash
                                        (the "Purchase Price"), and Servico will
                                        make    certain     undertakings     and
                                        indemnifications.   If   the   Sale   is
                                        consummated,  Servico's  interest in AMI
                                        will be subject to, and the  Partnership
                                        will have no liability  with respect to,
                                        AMI's Priming and Mortgage  Loans (which
                                        aggregate approximately $63.4 million at
                                        the date of this Proxy  Statement).  The
                                        transactions    are   summarized   under
                                        "Structure of  Transactions."  Under the
                                        Plan of Dissolution  and  Liquidation of
                                        the     Partnership     (the    "Plan"),
                                        immediately   after  the   Closing   the
                                        Partnership  will dissolve;  wind up its
                                        affairs; pay all entity level taxes, the
                                        Field    Payment    and    expenses   of
                                        dissolution and liquidation;  and make a
                                        liquidating    distribution    to    the
                                        Unitholders   (the   "Liquidation")   in
                                        accordance    with   the    Plan,    the
                                        Partnership  Agreement  and the Delaware
                                        Revised Uniform Limited  Partnership Act
                                        (the "Delaware Act"), which distribution
                                        is  expected  to be  between  $2.61  and
                                        $2.71   per   Unit.    Copies   of   the
                                        Acquisition Agreement and the Plan are attached to this Proxy Statement as Appendices A and B, respectively, and should be read in their entirety.

Recommendations of the General Partner's
Board of Directors......................After  careful  consideration, the Board
                                        of   Directors   has    determined   the
                                        Acquisition  Agreement to be fair to the
                                        Partnership and in the best interests of
                                        the  Unitholders   other  than  Servico,
                                        Inc.,  has   unanimously   approved  the
                                        Proposal, the Acquisition Agreement, the
                                        Plan   and  the   Field   Payment,   and
                                        recommends that the Unitholders  consent
                                        to the Proposal. For a discussion of the
                                        factors   considered  by  the  Board  of
                                        Directors,    see   "The   Proposal--The
                                        Sale--Recommendation   of  the  Board of
                                        Directors."

Opinion of Financial Advisor............The Board of Directors  of  the  General
                                        Partner   (the  "Board  of   Directors")
                                        retained Furman Selz LLC ("Furman Selz")
                                        to act as financial advisor to the Board
                                        of  Directors  and to  deliver a written
                                        opinion  as  to  the   fairness  of  the
                                        Purchase   Price.    Furman   Selz   has
                                        delivered its written opinion, dated the
                                        date of  this  Proxy  Statement,  to the
                                        Board of  Directors  to the effect that,
                                        as of  November  7, 1997 and the date of
                                        this  Proxy  Statement,  and  subject to
                                        certain assumptions,  qualifications and
                                        limitations stated in such opinion,  the
                                        Purchase Price is fair, from a financial
                                        point of view, to the Unitholders  other
                                        than Servico, Inc. A copy of the written
                                        opinion of Furman Selz, which sets forth
                                        the assumptions made, matters considered
                                        and limits of its review, is attached to
                                        this Proxy  Statement  as Appendix C and
                                        should be read in its entirety. See "The
                                        Proposal--The   Sale--Opinion   of   the
                                        Financial   Advisor   to  the  Board  of
                                        Directors."

Conditions of the Sale..................The Sale is subject to the  satisfaction or  waiver  (where  permissible)  on  or
                                        prior to the  Closing  Date (as  defined
                                        below) of certain  conditions  set forth
                                        in the Acquisition  Agreement.  See "The
                                        Acquisition    Agreement--Conditions  to
                                        Consummation of the Sale."


                                                     PRELIMINARY PROXY MATERIALS


Closing Date of the Sale................Unless   the  Acquisition  Agreement  is
                                        terminated  as  described   below,   the
                                        closing   (the    "Closing")    of   the
                                        transactions    contemplated    by   the
                                        Acquisition Agreement will take place as
                                        promptly    as     practicable     after
                                        satisfaction or waiver of the conditions
                                        set forth in the Acquisition  Agreement.
                                        See  "Closing  Date  of  the  Sale"  and
                                        "Conditions to Consummation of the Sale"
                                        under "The  Acquisition  Agreement." The
                                        General Partner anticipates that, if the
                                        Sale  is  approved,  the  Sale  will  be
                                        consummated  on or  about  May __,  1998
                                        (the "Closing Date").

Termination.............................The    Acquisition   Agreement   may  be
                                        terminated  at  any  time  prior  to the
                                        Closing  Date,  whether  before or after
                                        approval  of  the  Proposal,  by  mutual
                                        written   consent  of  Servico  and  the
                                        Partnership  or by either of  Servico or
                                        the     Partnership     under    certain
                                        circumstances,   including  if  (i)  the
                                        Closing has not occurred by June 1, 1998
                                        or (ii)  the  Special  Meeting  has been
                                        held and the Limited Partners shall have
                                        failed to approve the  Proposal.  If the
                                        Acquisition Agreement is terminated as a
                                        result  of  the   Partnership's  or  the
                                        General   Partner's  willful  breach  of
                                        their    respective     representations,
                                        warranties,     or    covenants,     the
                                        Partnership  must reimburse  Servico for
                                        up to $300,000 of its costs and expenses
                                        in  connection   with  the   Acquisition
                                        Agreement.  If the Acquisition Agreement
                                        is  terminated  as a result of Servico's
                                        willful  breach of its  representations,
                                        warranties,  or covenants,  Servico must
                                        reimburse  the  Partnership  for  up  to
                                        $700,000  of its costs and  expenses  in
                                        connection    with    the    Acquisition
                                        Agreement. If the Partnership terminates
                                        the Acquisition  Agreement other than on
                                        account of Servico's willful breach and,
                                        at the time of such  termination,  there
                                        is   a   competing   transaction,    the
                                        Partnership must pay Servico $1,000,000.
                                        See   "Termination"  and  "Expenses  and
                                        Fees" under "The Acquisition Agreement."

Indemnification.........................In  the  Acquisition  Agreement, Servico
                                        has    agreed,    subject   to   certain
                                        limitations,  to  indemnify  the present
                                        officers  and  directors  of the General
                                        Partner  and certain  other  individuals
                                        for damages arising from certain matters
                                        occurring  at or  prior  to the  Closing
                                        Date.      See     "The      Acquisition
                                        Agreement--Indemnification."

Certain Income Tax Consequence..........Unitholders    should    consider    the
                                        potential  Federal,  state and local tax
                                        consequences to them of the Sale and the
                                        Liquidation.  Unitholders  are  urged to
                                        consult    their   own   tax    advisors
                                        concerning  such  tax   consequences  on
                                        their personal situations.  See "Certain
                                        Income Tax Consequences."

                                        The Partnership  would have been taxable
                                        as a  corporation  effective  January 1,
                                        1998 if it had not elected,  pursuant to
                                        Section 7704(g) of the Internal  Revenue
                                        Code of 1986,  as amended (the  "Code"),
                                        to be  treated  as a  partnership.  As a
                                        condition   to   such   election,    the
                                        Partnership agreed to pay a tax equal to
                                        3.5% of its gross income from all active
                                        trades and  businesses  conducted  by it
                                        (and  the   Partnership   is  deemed  to
                                        conduct all active  trades or businesses
                                        conducted by AMI).  Based on revenues to
                                        date and prior  years'  experience,  the
                                        General Partner believes that the tax on
                                        Partnership  gross  income  through  the
                                        expected  date  of  closing  should  not
                                        exceed  approximately  $661,500.  If the
                                        Partnership's  share  of the gain on the
                                        sale of the Baltimore Pikesville Inn and
                                        the Partnership's  gain on the Sale were
                                        deemed to  constitute  gross income from
                                        an  active  trade or  business,  the tax
                                        payable by the  Partnership on such gain
                                        should   not   exceed   an    additional
                                        approximately  $307,200.  See  "Expected
                                        Consequences of Sale and Liquidation" and "Certain U.S Federal Income Tax Matters."

                                        State and local income or franchise  tax
                                        laws may differ from Federal  income tax
                                        laws with  respect to the  treatment  of
                                        partnerships   generally   or  the   tax
                                        treatment  of  the   activities  of  the
                                        Partnership in particular.  See "Certain
                                        U.S. Federal Income Tax Matters-State and Local Income Tax Matters."

Interim Operations of AMI
and the Partnership.....................In   the   Acquisition   Agreement,  the
                                        General  Partner  agreed that,  prior to
                                        the   Closing   Date   or  the   earlier
                                        termination    of    the     Acquisition
                                        Agreement,  except as  permitted  by the
                                        Acquisition  Agreement,  it will use its
                                        best  efforts  to cause  each of AMI and
                                        the  Partnership to operate the business
                                        of AMI only in the  usual  and  ordinary
                                        course  and  not to  engage  in  certain
                                        actions  specified  in  the  Acquisition
                                        Agreement.    See    "The    Acquisition
                                        Agreement--Covenants--Interim Operations
                                        of AMI and the Partnership."


                                                     PRELIMINARY PROXY MATERIALS


Regulatory Matters......................No  material  regulatory  approvals  are
                                        required   in   order  to   effect   the
                                        Proposal.    See    "The   Proposal--The
                                        Sale--Regulatory Matters."

Interest of Parties.....................The General Partner and its parent  have entered into an  agreement  with Servico
                                        pursuant to which  Servico  will acquire
                                        the   General   Partner's   1%   general
                                        partnership  interest in AMI in exchange
                                        for  a  five  year  warrant  to  acquire
                                        100,000  shares of Servico  common stock
                                        at  a  price  of  $18  per  share.   The
                                        reported closing sale price of Servico common stock on the New York Stock Exchange was $16 per share on November 6, 1997, and was $___ per share on the day prior to the date of this Proxy Statement. No officer or director of the General Partner has any interest, other than as a Unitholder, in the Sale.

THE FIELD PAYMENT

Background..............................DMC  conducted a proxy  solicitation  to remove  Prime-American  Realty Corp. (in
                                        its  individual  capacity,   "PARC")  as
                                        General  Partner of the  Partnership and
                                        elect itself as the replacement  General
                                        Partner. DMC proposed a "Plan of Action"
                                        to dispose  of  certain of the Inns,  to
                                        refinance  AMI's existing  indebtedness,
                                        to   renegotiate   the   "Holiday   Inn"
                                        franchises,  and to  acquire  additional
                                        properties.  PARC  believed that the DMC
                                        "Plan of  Action"  was not  practicable,
                                        did  not  offer  a  realistic  financial
                                        alternative,  and  entailed  the risk of
                                        default     under     AMI's     existing
                                        indebtedness, with a resulting potential
                                        loss of the Inns and of the Unitholders'
                                        equity.     However,     DMC's     proxy
                                        solicitation   and   opposition  to  the
                                        Proposal resulted in the market price of
                                        the   Units   rising   above  the  level
                                        implicit   in   the   initial   proposed
                                        acquisition transaction with Servico. As
                                        a result, Servico acquired a majority of
                                        the Units and agreed to an  increase  in
                                        the Purchase Price. In recognition  that
                                        DMC's efforts  resulted in a significant
                                        benefit for all of the  Unitholders  not
                                        affiliated  with Servico because of both
                                        higher  open   market   prices  and  the
                                        increase in the Purchase  Price and that
                                        Field  paid,  or will pay or  reimburse,
                                        various   fees,   costs,   expenses  and
                                        expenditures in connection with the DMC proxy solicitation, the Partnership has agreed to make the Field Payment.

                                        The Field  Payment  will be made only if
                                        the  Proposal is approved  and only from
                                        the  Purchase  Price.  The effect of the
                                        Field  Payment  is to reduce  the amount
                                        distributable  with respect to each Unit
                                        by 12-1/2(cent). The amount of the Field
                                        Payment   was   fixed  by   arm's-length
                                        negotiation and is not based upon, and will not be increased or decreased by changes in, out-of-pocket disbursements to unrelated third parties.

                                        In  early  April,  1998,  Servico,  Inc.
                                        purchased  441,500  Units  held by Field
                                        and  certain   persons   related  to  or
                                        associated  with  Field  for  $3.50  per
                                        Unit.     See     "The     Proposal--The
                                        Sale--Background;  Reasons for the Sale"
                                        and  "Principal  Holders,   and  Certain
                                        Transfers, of Depositary Receipts."

SPECIAL CONSIDERATIONS; OTHER MATTERS

Special Considerations..................See "Special Considerations" for factors which should be considered in deciding whether to approve the Proposal.

Alternative Strategy....................If the Proposal were not approved by the
                                        Unitholders,  the Acquisition  Agreement
                                        would   terminate,   the  "Holiday  Inn"
                                        franchises  for  10 of  the  Inns  would
                                        terminate  on  May  9,  1998,   and  the
                                        Partnerships  would lose the $517,000 of
                                        application  fees  paid  to HHC  and all
                                        amounts  expended in  furtherance of the
                                        Proposal.  While the  Partnership  would
                                        not have any  liability  to Servico  for
                                        reimbursement  of  expenses  or for  any
                                        break up fee,  the loss of the  "Holiday
                                        Inn"  franchises   would   constitute  a
                                        default  under the Priming and  Mortgage
                                        Loans.  If the  lenders  did not declare
                                        those   Loans   due  and   payable   and
                                        foreclose   on  the  Inns   (though  the
                                        General   Partner   believes   that  the
                                        lenders  would  accelerate  such Loans),
                                        AMI  would  then seek to  operate  those
                                        Inns either  with a different  franchise
                                        affiliation  or  without  any  franchise
                                        affiliation.    The   General    Partner
                                        believes   that   it   could   establish
                                        franchise    affiliations   with   other
                                        chains,    but   believes   that   those
                                        affiliations would be less advantageous to the Partnerships than the "Holiday Inn" affiliation.


                                                     PRELIMINARY PROXY MATERIALS


                            STRUCTURE OF TRANSACTION

     Summarized below are (i) the organizational structure of the Partnership at the date of this Proxy Statement, (ii) the organizational structure of the Partnership immediately prior to the Closing and (iii) the organization structure of the Partnerships immediately following the Closing.

               (i)       At the date of this Proxy Statement:



             -------------
            |             |
            | Unitholders |
            |             |
             -------------
                  |    99% l.p. int.
             -------------                -----------
            |             |1% g.p. int.  |  General  |
            | Partnership |--------------|  Partner  |
            |             |              |           |
             -------------                -----------
                  |   99% l.p. int.           |
             -------------                    |
            |             |-------------------
            |    AMI      |         1% g.p. int.
            |             |
             -------------
                  |   100% ownership
      ----    ----   ----   ----
     |    |  |    | |    | |    |
      ----    ----   ----   ----
               Inns

(Subject to Priming and Mortgage Loans)

    (ii)  Immediately prior to Closing:

             -------------
            |             |
            | Unitholders |
            |             |
             -------------
                  |    99% l.p. int.
             -------------                -----------
            |             |1% g.p. int.  |  General  |
            | Partnership |--------------|  Partner  |
            |             |              |           |
             -------------                -----------
                  |   99% l.p. int.           |
             -------------                    | 100% stock ownership
            |             | 1% g.p. int. -------------
            |    AMI      |-------------|  AMIOP      |
            |             |             | Acquisition |
             -------------               ------------
                  |
                  |   100% ownership
      ----    ----    ----    ----
     |    |  |    |  |    |  |    |
      ----    ----    ----    ----
                  Inns

(Subject to Priming and Mortgage Loans)


   (iii)  Immediately following Closing:

 -------------                ------------
| Unitholders |              |   General |
|             |              |   Partner |
 -------------                ------------
      | 99% 1.p. int.               |
      |                             | 1% g.p. int.
      |       ---------------       |
      |      |               |      |
       ----- |  Partnership  |------
             |               |
              ---------------
                    |
                    | 100%
                    |
            -------------------
           |Cash Available for |
           | distribution to   |
           |   Unitholders     |
            -------------------



                   ----------------
                  |                 |
       -----------|  Servico, Inc.  |-----------
      |           |                 |           |
      |            -----------------            |
      | 100%                                    | 100%
      |                                         |
      |                                         |
 ---------                                -------------
|   SAC   |                              |    AMIOP    |
 ---------                               | Acquisition |
     |                                    -------------
     |                                          |
     |                99% 1.p. int.             |  1% g.p.int.
     |              ----------------            |
     |             |                |           |
      ------------ |      AMI       |-----------
                   |                |
                    ----------------
                           |
                           |   100% ownership
            ----    ----    ----    ----    ----
           |    |  |    |  |    |  |    |  |    |
            ----    ----    ----    ----    ----
                          Inns

          (Subject to Priming and Mortgage Loans)






                                                     PRELIMINARY PROXY MATERIALS


                              THE SPECIAL MEETING

GENERAL

     This Proxy Statement is being furnished to the Unitholders in connection with the solicitation of proxies by the General Partner for use at the Special Meeting to be held on May __, 1998 at 10:00 a.m., local time, at the offices of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., 150 West Flagler Street, Suite 2200, Miami, Florida 33130, and at any adjournment or postponement thereof. This Proxy Statement, the attached Notice of the Special Meeting and the accompanying form of proxy are first being mailed to Unitholders on or about May __, 1998.

MATTERS TO BE CONSIDERED

     At the Special Meeting, the Limited Partners will consider and vote on the Sale of the Interest to Servico and the Liquidation of the Partnership following the Sale. The Sale and the Liquidation comprise a single integrated proposal, and proxies in favor of the Proposal will constitute consent to each of the Sale and the Liquidation.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

     The Board of Directors has unanimously approved the Proposal and the Field Payment, having concluded that the Sale, the Acquisition Agreement and the Field Payment are fair to the Partnership and in the best interests of the Unitholders other than Servico, Inc. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT UNITHOLDERS VOTE FOR APPROVAL OF THE PROPOSAL.

RECORD DATE; UNITS ENTITLED TO VOTE

     The Board of Directors has fixed the close of business on March 16, 1998 as the Record Date for determining the Unitholders who are entitled to notice of, and to vote on the matters to be acted on at, the Special Meeting. As of the Record Date, 4,000,000 Units were outstanding and owned of record by 526 persons. The persons who are Unitholders on the Record Date are entitled to one vote per Unit.

RIGHT TO VOTE

     Although the Units are represented by Depositary Receipts, which trade on the Over the Counter Bulletin Board, only record holders of Depositary Receipts who have executed Transfer Applications become Substituted Limited Partners. The beneficial owners of Units are not necessarily (and in most cases are not) Limited Partners. However, pursuant to the authority of the General Partner to adopt such rules for the conduct of any meeting of Partners as the General Partner shall deem appropriate and in order to afford the beneficial owners of Units the maximum voice permissible under the Delaware Act, the beneficial owners of Units at the close of business on the Record Date (the "Unitholders") will be recognized as the persons entitled to vote on the matters to be acted on at the Special Meeting. This Proxy Statement will be forwarded, at the expense of the Partnership, to the Unitholders by record holders of Units ("Record Holders"), such as banks, trust companies, brokerage firms, dealers, clearing corporations, fiduciaries or other custodians or nominee holders, and the General Partner expects that the Record Holders will either vote in accordance with the instructions of, or will forward to the Partnership the proxy cards completed by, the Unitholders.

VOTE REQUIRED

     Pursuant to Section 803(b)(ii) of the Partnership Agreement, the General Partner may not sell or transfer the Interest without a majority vote of the Limited Partners. Pursuant to Section 1301(d) the Partnership Agreement, in absence of certain other events, the dissolution of the Partnership requires the majority vote of the Limited Partners. Accordingly, the approval of the Proposal requires the consent of the beneficial owners of more than 50% of all outstanding Units. Under the Partnership Agreement, the making of the Field Payment is within the general authority of the General Partner and does not require the approval of the Limited Partners. The Unitholders are not being asked to consider or vote on the Field Payment.

     As of the Record Date, Servico owns and has the right to vote 2,004,319 Units and Servico has advised the Partnership that Servico intends to vote its Units to approve the Proposal and the Field Payment. (At the date of this Proxy Statement, Servico, Inc. owns 2,445, 819 Units.) Approval of the Proposal requires only the consent of the holders of more than 50% of all outstanding Units and does not require the consent of the holders of a majority of the Units not controlled by Servico, Inc. As a result, the Proposal will receive the consent of the required number of Units without regard to the votes cast by any other Unitholders.


                                                     PRELIMINARY PROXY MATERIALS


EFFECT OF ABSTENTIONS

     For purposes of determining approval of the Proposal at the Special Meeting, abstentions (including abstentions that result from the failure of a bank, broker or other nominee to cast a vote) will have the same legal effect as a vote "against" the Proposal.

EFFECT OF VOTE

     Although there does not appear to be any controlling Delaware law directly on point, Unitholders should assume that, under Delaware law, absent any material misstatement or omission in this Proxy Statement and any coercive effect of the terms of the proxy solicitation, a Unitholder who voted in favor of the Proposal would not be entitled thereafter to challenge the legality or propriety of the Sale or the Liquidation. In addition, it is likely that any challenge to the Proposal would have to be asserted as a derivative action on behalf of the Partnership, rather than as a personal action.

PROXIES; PROXY SOLICITATION

     Units represented by properly executed proxies received at or prior to the Special Meeting that have not been revoked will be voted at the Special Meeting in accordance with the instructions indicated on the proxies. Units represented by properly executed proxies for which no instruction is given will be voted FOR approval of the Proposal, but will NOT be voted for any proposed postponement or adjournment of the Special Meeting to a later date for the purpose of additional solicitation. Unitholders are requested to complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope provided for this purpose to ensure that their Units are voted.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) duly executing a written notice of revocation bearing a later date than the proxy, or
(ii) duly executing a later dated proxy relating to the same Units and delivering such notice of revocation or later dated proxy (a) in the case of Units held for the Unitholder by a Record Holder, to the Record Holder, at the address specified by such Record Holder, in time to permit the Record Holder to take appropriate action at or before the taking of the vote at the Special Meeting and (b) in the case of Units held of record by the Unitholder, to Prime-America Realty Corp., P.O. Box 230, Hawthorne, New Jersey 07507,
Attention: Secretary, or hand delivered to the Secretary of the General Partner or his representative at or before the taking of the vote at the Special Meeting. In addition, a person may revoke a proxy by attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy).

     If the Special Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Special Meeting all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting (except for any proxies that have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted at a previous meeting.

     This Proxy Statement is being distributed on behalf of the Partnership by the General Partner and officers and directors of the General Partner may solicit consents of Unitholders by personal interview, telephone, telegram, mail or other means of communication. The Partnership will bear the expenses of the Special Meeting and the solicitation of Proxies. The officers and directors of the General Partner will not be additionally compensated for their solicitation of consents, but may be reimbursed for their out-of-pocket expenses incurred in connection with such solicitation. Any Record Holder that forwards soliciting material to the beneficial owners of Units held of record by such Record Holder will be reimbursed for its reasonable expenses incurred in forwarding such material.

NO APPRAISAL RIGHTS

     If the owners of more than 50% of the outstanding Units consent to the Proposal, all Unitholders will be bound by such consent (including Unitholders who do not consent). Non-consenting Unitholders are not entitled to any rights of appraisal or similar rights that may be available to dissenting shareholders in a corporation. As indicated above, Servico, the holder of more than 50% of the Units, has advised the Partnership that it intends to vote its Units to approve the Proposal. All other Unitholders will be bound by such consent.


                                                     PRELIMINARY PROXY MATERIALS


                             SPECIAL CONSIDERATIONS

     The following factors should be considered carefully by the Unitholders in connection with voting on the Proposal and the transactions contemplated thereby.

A.   IF THE PROPOSAL IS NOT CONSENTED TO BY THE UNITHOLDERS:

     1. Loss of "Holiday Inn" Franchises. The "Holiday Inn" franchises on ten of the Inns were to have expired in 1997. HHC extended the "Holiday Inn" franchises for such Inns a number of times (most recently to March 2, 1998) to enable the General Partner and AMI to seek financing for the franchise renewal fees and the capital improvements required by the Capital Improvement Programs ("PIPs") for such Inns. However, the General Partner has not been able to arrange such financing on commercially reasonable terms. As a result, on February 12, 1998 HHC advised the General Partner that it would not renew such "Holiday Inn" franchises and on February 23, 1998 it advised the General Partner that it would not extend such franchises when they expired on March 2, 1998. HHC subsequently advised the Partnership that it would extend the "Holiday Inn" franchise for such Inns for 60 days if an application by a "viable" applicant for franchises for the six Inns that HHC was willing to keep in the "Holiday Inn" system were submitted, and the $517,000 of application fees were paid, by March 10, 1998. Because of AMI's inability to arrange financing, HHC does not consider AMI a "viable" applicant. Servico filed an application, and AMI paid the application fee (with the right to have the fee transferred to any other viable applicant in the event of a transaction more favorable to the Unitholders), by March 10 and the Inns will remain in the "Holiday Inn" system until May 9, 1998. If the Proposal were not consented to by the Unitholders, AMI would lose the "Holiday Inn" franchise for 11 of its Inns if a new applicant acceptable to HHC were not in place by May 9, 1998. Loss of the "Holiday Inn" franchise for any Inn is an event of default under AMI's Priming and Mortgage Loans, entitling the lenders to accelerate the maturity of the entire principal amount of the respective Loans. The General Partner believes, based on prior negotiations with the lenders, that the lenders would not waive such event of default. See "The Proposal--The Sale--Background; Reasons for the sale."

     2. Operation of the Inns without "Holiday Inn" Affiliation. If any Inn lost its "Holiday Inn" affiliation and the lenders did not accelerate the maturity of the Loans, AMI would be required to obtain and operate such Inn with a different affiliation or to operate such Inn without any affiliation. The General Partner believes that, without the financing for affiliation fees and capital improvements, it will be impossible to arrange a franchise affiliation for such Inn that provides benefits and market position comparable to those provided by the "Holiday Inn" affiliation. The General Partner believes that operation of the affected Inns without such affiliation could have a material adverse effect on AMI's business prospects (including on AMI's ability to pay debt service on its Priming and Mortgage Loans or provide reserves required under the Priming and Mortgage Loan Agreements) and on the market value of the affected Inns. See "The Proposal--The Sale--Background; Reasons for the Sale" and "The Partnership."

     3. Partial Liquidation of Inns. AMI sold one Inn in July, 1997 and a second on May 1, 1998, and is seeking to sell five other Inns (although, pending the Sale, only four of the six are now listed for sale) that are either losing money or, in the opinion of the General Partner, do not produce a sufficient return to justify the expense of refranchising. HHC has required that five of such Inns be removed from the "Holiday Inn" system. Under the Priming and Mortgage Loan Agreements, the net proceeds of sale of such Inns must be applied, first, to pay the prepayment penalty on and to reduce the outstanding principal amount of AMI's Priming Loan and, after the payment in full of the Priming Loan, to reduce the unpaid principal amount of, and pay shared appreciation (if any) on, AMI's Mortgage Loan. Accordingly, such proceeds will not be available to provide funding for franchise renewal fees, capital improvements or the purchase of other properties. In addition, while AMI's property portfolio will be smaller after the sale of the Inns, many administrative expenses of AMI and the Partnership are fixed or independent of operations of the Inns and, accordingly, will not be reduced. See "The Partnership" and "Management's Discussion and Analysis of Financial Condition and Results of Operation."

     4. Maturity of Priming and Mortgage Loans. AMI's Priming and Mortgage Loans mature and are payable in full on December 31, 1999. The General Partner has been unable to arrange adequate refinancing of such Loans and, with the additional financial pressures to which many of the Inns will be subject if the Sale is not approved, as described above, does not now expect to be able to refinance such Loans at or prior to maturity. Without giving effect to the sale of any Inns and the application of net sale proceeds to reduce the outstanding principal amount of the Priming and Mortgage Loans, if there are no working capital advances outstanding under the Tranche B Loan referred to below, the principal amount of such Loans due at maturity will be $63,355,000. In addition, pursuant to the terms of the Mortgage Loan, the Mortgage lenders are entitled to receive payments based on the "shared appreciation," if any, in the value of the Inns at maturity of AMI's Mortgage Loan. See "The Proposal-the Sale-Background; Reasons for the Sale" and "The Partnership."


                                                     PRELIMINARY PROXY MATERIALS


     5. Real Estate Risks. If AMI and the Partnership continue to own and operate the Inns, the Unitholders' investment will continue to be subject to the risks generally incident to the ownership of real estate, including those relating to the uncertainty of cash flow to meet fixed obligations, adverse changes in national economic conditions and/or local market condition, construction of new hotels and/or the franchising by HHC of competitor hotels, the availability of financing for operating or capital needs, adverse changes in governmental rules and fiscal policies, and acts of God and other matters beyond the control of the General Partner, the Partnership or AMI. In addition, there is intense competition in the geographic areas where the Inns are located.

     6. Servico Break-up Fee. Under the Acquisition Agreement, if the Agreement is terminated other than as a result of a willful breach by Servico of a representation, warranty or covenant in the Acquisition Agreement and, at the time of such termination, there exists or is proposed a competing transaction (as defined in the Acquisition Agreement), then, upon execution of the agreement for such transaction (or, if there is no agreement, upon consummation of such transaction), the Partnership is required to pay Servico $1 million.

B.  IF THE PROPOSAL IS CONSENTED TO BY THE UNITHOLDERS:

     1. Loss of Interest in the Inns. The Sale of the Interest will entirely extinguish any interest of the Unitholders in the Inns. Any future appreciation in the value of hotel properties in general, and the Inns in particular, will be enjoyed solely by Servico and its affiliates.

     2. Purchase Price. The General Partner approached a number of potential lenders to or investors in the Partnership, and a number of owners and operators of hotel properties, seeking financing for HHC franchise renewal fees and for the PIPs or sale of AMI or the Inns and did not receive any offers or commitments that it believed were advantageous to the Unitholders. In addition, Furman Selz has delivered its opinion that the Purchase Price is fair, from a financial point of view, to the Unitholders. However, there cannot be any absolute assurance that some other consideration or structure could not ultimately have been negotiated with some other party. However, since the announcement of the Acquisition Agreement through the date of this Proxy Statement, the General Partner has not been approached by any other person proposing any other transaction. See "The Proposal--The Sale--Background; Reasons for the Sale."

     3. Taxable Event. Sale of the Interest will cause the Partnership and the Unitholders to recognize in 1998 certain tax liabilities that would otherwise have been deferred or recognized only over time. However, the General Partner believes that the Partnership's tax liability with respect to the Sale and the operations of AMI through the time of Sale should not exceed approximately $968,700. Whether and to what extent any individual Unitholder will have any tax liability with respect to the Liquidation will depend on such Unitholder's cost basis in, and the holding period for, his, her or its Units. See "Expected Consequences of Sale and Liquidation" and "Certain Income Tax Considerations."

     4. Liquidation. As promptly as practicable following the closing of the Sale, the Partnership will liquidate, discharge of all of its obligations, distribute its remaining cash, terminate its registration under the Securities Exchange Act of 1934 (the "Exchange Act") and terminate its existence under Delaware law.

     5. Benefits to Others. The General Partner and Prime Hospitality, Inc. ("Prime"), which owns all of the capital stock of the General Partner, have entered into an agreement with Servico pursuant to which Servico will acquire the 1% general partnership interest of the General Partner in exchange for a five year warrant to acquire 100,000 shares of Servico common stock at a price of $18 per share (the reported closing sale price of Servico common stock on the New York Stock Exchange was $16 per share on November 6, 1997, the business day preceding such agreement, and was $____ per share on the day prior to the date of this Proxy Statement).

     Pursuant to the Priming and Mortgage Loans, the Partnership is required to have a chief executive officer. Pursuant to a consulting contract with the Partnership, S. Leonard Okin, a Vice President and Director of the General Partner, has performed for the Partnerships functions comparable to those that would customarily be performed by a chief executive officer of a corporation. Mr. Okin's consulting contract runs from year to year and, if not extended, expires on December 31, 1998. During 1998, Mr. Okin's compensation is $140,232 plus reimbursement of certain expenses (which, in 1997, amounted to $36,100). If the contract is not renewed at December 31, 1998, Mr. Okin is entitled to a severance payment of $35,058. Under the Acquisition Agreement, Servico (rather than the Partnerships) will pay the amounts due under Mr. Okin's consulting contract.


                                                     PRELIMINARY PROXY MATERIALS


                                  THE PROPOSAL

                                    THE SALE

SUMMARY CONSEQUENCES OF THE SALE

     If the Sale is approved by the Unit holders and consummated, (a) SAC will purchase the Interest, subject to AMI's outstanding indebtedness (amounting to approximately $63.4 million at the date hereof) and other obligations for $12,000,000 in cash; (b) the entire equity interest in AMI, and the risks and benefits of ownership of the Inns, will belong to Servico; and (c) promptly after the Closing, the Partnership will dissolve, wind up its affairs and be liquidated. In connection with the winding up and liquidation of the
Partnership, the Partnership will pay or provide for entity level income taxes on gross income from the Sale and the operations of the Partnership in 1998 through the time of Closing, make the Field Payment, pay the expenses of dissolution and liquidation of the Partnership, and distribute the balance (expected to be approximately $2.61 to $2.71 per Unit) to the Unitholders. See "Expected Consequences of Sale and Liquidation." Following the liquidation of the Partnership, the Partnership will terminate its registration under the Exchange Act and terminate its existence under Delaware law.

BACKGROUND; REASONS FOR THE SALE

     The Partnership and AMI, were formed in 1986 and purchased the Inns from subsidiaries of Prime Motor Inns, Inc. (now Prime Hospitality, Inc.) ("Prime"). Initially, the Inns were leased to and managed by affiliates of Prime. When Prime and its subsidiaries filed for bankruptcy in 1990, AMI, through Winegardner & Hammons, Inc. ("W&H"), a hotel management company retained by AMI to manage the Inns, took control of the Inns and since that time has operated the Inns for the benefit of the Partners. In 1990, when AMI and W&H took control of the Inns, they found that the physical condition of the Inns, and customer satisfaction, had deteriorated seriously. As a result of the physical condition of the Inns and the level of operations at the Inns, the depressed economy in the Northeast, the depressed state of the travel and hospitality industries, and the depressed state of the real estate market, in 1991 AMI was required to write down the value of the Inns from more than $101 million to approximately $55 million. The carrying value of the Inns after that write-down was approximately $9 million less than the approximately $64 million outstanding balance of and accrued interest on AMI's mortgage loan at December 31, 1991. As an indirect consequence of the Prime bankruptcy and the operation of the Inns by Prime's subsidiaries prior to their bankruptcy, AMI filed for reorganization in a prepackaged bankruptcy in 1992. In connection with its bankruptcy reorganization, AMI and its then-existing lenders restructured and restated AMI's existing mortgage loan (as restructured, the "Mortgage Loan") and AMI and certain of its then-existing lenders entered into an additional credit facility (the "Priming Loan") to provide financing for capital improvements and repairs and to provide a working capital credit line.

     Following AMI's reorganization, AMI made approximately $13 million of improvements and refurbishments to the Inns, funded in part from Priming Loan proceeds and in part from reserves. Since completion of that capital program, in addition to ordinary maintenance and repairs, which are funded from operating revenues, AMI has made more than $7,500,000 in additional capital improvements and refurbishments, funded from reserves required therefor under the Priming and Mortgage Loan Agreements, and at December 31, 1997 had approximately $2,164,000 in reserves (referred to as "FF&E Reserves") for future improvements and refurbishments.

     As a result, in part, of increased marketing and sales promotions and the increased attractiveness of the Inns as a result of the capital improvement program and the continuing capital improvements and refurbishments, the average daily rate achieved at the Inns has increased since 1994 without material adverse effect on occupancies (see "Management's Discussion and Analysis of Financial Condition and Results of Operations"). In addition, the market for hotel properties has generally improved since the early `90s. However, approximately one-third of the Inns are "highway oriented" properties (which, in general, have lagged behind in demand, compared to midscale and urban, suburban and airport location properties) which, because they have external corridors and are older properties, have a dated appearance.

     The "Holiday Inn" franchises of ten Inns (one of which was sold in July, 1997) were to expire on June 30, 1997 and the "Holiday Inn" franchises of an additional two Inns were to expire on December 31, 1997. Beginning in August, 1995, the General Partner began efforts to arrange financing for the costs of renewal of those "Holiday Inn" franchises, including seeking the consent of the holders of the Priming and Mortgage Loans to utilize FF&E Reserves to fund PIPs and seeking to refinance the Priming and Mortgage Loans on terms that would provide (or enable AMI to generate internally) additional financing for franchise renewals. Prior to December 31, 1995, HHC had inspected and prepared PIPs for ten of the Inns whose franchises were to expire in 1997 and, during the second quarter of 1996, prepared PIPs for the remaining two Inns. Based on those PIPs and on analyses by W&H, the General Partner estimated the cost of the capital expenditures required by the PIPs to be approximately $13,000,000, although the General Partner believed that the scope of the work and related costs would be subject to negotiation.


                                                     PRELIMINARY PROXY MATERIALS


     During 1996 the General Partner continued its efforts to arrange financing for the franchise renewals and/or refinancing of the Priming and Mortgage Loans. At the same time, the General Partner continued its negotiations with HHC as to the scope of work required for the PIPs, entered into negotiations with contractors to minimize the costs of capital improvements, and worked with W&H to identify which capital improvements appeared to enhance the Inns' ability to compete in their markets and add value to the Inns and which capital improvements appeared to be less necessary or to add little value (although HHC has since indicated that it would not grant significant waivers of the scope of the work required by the PIPs). The General Partner also engaged W&H to evaluate the relative benefits and costs of renewing the "Holiday Inn" franchise for each Inn, operating such Inn under other franchises that might be available, and operating such Inn without a franchise affiliation. Based on W&H's evaluation, the General Partner determined that the Inns should remain franchised as "Holiday Inns."

     In 1996, the General Partner determined to sell the Glen Burnie South and Baltimore Moravia Road Inns and in early 1997 entered into a contract for sale of the Glen Burnie South Inn (which sale was completed on July 29, 1997). In early 1997, the General Partner determined also to sell the Baltimore Pikesville, Baltimore Belmont, Frederick MD, Lancaster Rt. 501, York Market Street and Hazelton Inns, and subsequently entered into a contract for sale of the Baltimore Pikesville Inn (which sale was completed on May 1, 1998). Those Inns are either operating at a loss or would not produce a return to the Partnership sufficient to justify the costs of renewal fees and PIPs. However, the net proceeds from the sale of the Glen Burnie South and Baltimore Pikesville Inns were, and the proceeds from the sale of any other Inns are required to be, applied to pay the 2% prepayment penalty on, and to reduce the outstanding principal balance of, the Priming Loan and, after repayment of the Priming Loan, to reduce the outstanding principal balance of, and to pay the shared appreciation, if any, under, the Mortgage Loan. None of such proceeds will be available to finance the PIPs or franchise renewal fees (and the holders of the Priming and Mortgage Loans declined to permit the use of such proceeds for such purpose or for the acquisition of other properties).

     Beginning in December, 1996, and continuing through the early Spring of 1997, the General Partner received correspondence from Dilworth, Paxson, Kalish & Kaufman LLP (now Dilworth Paxson LLP) ("DP"), a law firm purporting to represent five Unitholders. In that correspondence, DP broadly charged PARC with breaches of fiduciary duty and gross negligence by reason of an alleged failure to oversee W&H, as manager of the Inns, and to make adequate provision for the PIPs and requested that the management agreement with W&H be terminated or renewed only on a short term basis. The letters threatened filing of a derivative action on behalf of the Partnership in the event these matters were not resolved to the satisfaction of the five Unitholders and also requested a meeting with the General Partner to discuss these and other matters relating to the Partnership.

     In subsequent correspondence, DP stated that its clients were considering making a tender offer for the Units and requested that additional information be provided to such clients. The General Partner declined to provide any non-public information in the context of a tender offer, but did offer to meet with the clients to discuss the operations and conditions of the Partnerships. In May, 1997, the General Partner met with Jerome Sanzo and members of DP. Mr. Sanzo stated that he did not have any interest in suing the General Partner and was not then considering a tender offer, but did want the General Partner to support a transaction in which one or more persons (including persons who were not then Unitholders) would contribute capital and/or properties of the Partnership in exchange for an equity interest in the Partnerships. Mr. Sanzo expressed the view that, with the additional resources and some restructuring of its operations, the Partnership could become a growing active real estate business. The General Partner stated that, while it could not commit to support any proposed transaction without knowing the terms of the transaction (particularly since the transaction summarized by Mr. Sanzo appeared to involve dilution of the interest of the non-contributing Unitholders), it would not impede presentation to the Unitholders of any proposal that Mr. Sanzo and his associates chose to make.

     In June, 1997, the General Partner requested that HHC extend the franchise agreements expiring on June 30, 1997 to enable the General Partner and AMI to continue to seek financing for the PIPs and the franchise renewal fees. In consideration of a $125,000 payment by AMI of franchise renewal fees, HHC agreed to extend the franchise expirations for the ten Inns to July 31, 1997 (which was subsequently extended to August 29, 1997) and prepared revised PIPs.

     Through June, 1997, the General Partner had not received any acceptable financing proposals. The holders of the Priming and Mortgage Loans had indicated that they were not interested in providing any of the required financing (and subsequently indicated that they would not permit the FF&E Reserves to be utilized to finance the PIPs), and were not agreeable to the refinancing proposals by the General Partner that called for a discount on the Priming and Mortgage Loans. The General Partner (acting directly in the name and on behalf of AMI, and not through or with the assistance of any financial advisor) approached a number of investment banks and financial institutions recognized for arranging or providing real estate financing (including through securitization of loan portfolios), including CS First Boston, Lehman Brothers, Donaldson, Lufkin & Jenrette, Nomura Asset Capital, General Electric Capital Corporation, GIAC (an affiliate of HHC), Prime, General Motors Acceptance Corporation, Winston Hotels, Inc., Mass Mutual, Foothill Capital, United Capital Corp., Deutsche Morgan Grenfell, Inc., Interstate Properties and HFS Franchising. A number of those institutions were not interested in considering a financing transaction. While some of those institutions were willing to propose financing transactions, in each case the amount of financing that the institution was prepared to consider arranging or providing was significantly below the outstanding balance of the Priming and Mortgage Loans and did not provide any financing for the PIPs. In addition, most of the proposals received were contingent upon the Priming and Mortgage Loans being purchased or refinanced at a discount and required that the new lenders receive a substantial equity interest in the Partnership or AMI. The General Partner believed that such proposals were disadvantageous to the Unitholders. The General Partner also received a number of proposals to assist or advise the Partnership in proposals for the sale of interests in, or assets or operations of, AMI and/or to restructure AMI and the Partnership. However, none of those proposals provided any evidence of the terms or sources of any financing or any indication of interest by any party in proceeding with (much less a commitment of any party to complete) a transaction.


                                                     PRELIMINARY PROXY MATERIALS


     On June 20, 1997, the General Partner received a communication from DP stating it had been authorized by Unitholders holding 25% of the Units to request a Special Meeting to remove PARC as General Partner and to elect a new General Partner. The General Partner and DP first planned to hold the Special Meeting on August 19, 1997 and then rescheduled the Meeting for November 5, 1997. The Notice of Meeting for the November 5 Special Meeting, mailed in September, 1997, called for the removal of PARC, as General Partner and the election of DMC, a corporation owned and controlled by Jerome Sanzo, as the substitute General Partner. On October 29, 1997, at the request of DMC, the November 5, Special Meeting was postponed to a date to be determined in the future.

     In August, 1997, HHC advised the General Partner that it did not desire to renew the franchises of five Inns that were to expire in 1997 (all of which were Inns that the General Partner had theretofore determined to sell). HHC also indicated its unwillingness to extend the expiration of the franchises if the General Partner and AMI could not provide realistic plans for financing the PIPs and the franchise renewal fees. HHC extended the time within which the General Partner and AMI must present such plans, first to September 19, then to September 30, October 15, and November 14, 1997. AMI submitted a plan for the completion of the PIPs (including the improvements to be made and the schedule therefor) and the sale of seven of the Inns (including six whose Holiday Inn franchises were to expire in 1997 and one whose franchise expires on December 31, 2001). The cost of the PIPs for the remaining five Inns whose franchises were to expire in 1997 was estimated to be approximately $7,500,000. In addition, AMI would be required to pay franchise renewal fees of approximately $438,500 ($500 per room), for renewal of the "Holiday Inn" franchises for the five Inns that were to be retained whose franchises were to expire in 1997.

     In response to HHC's reluctance to provide further extensions of expiring "Holiday Inns" franchises without a firm financing plan, commencing in August, 1997 the General Partner accelerated its efforts to arrange financing for the PIPs and the franchise renewal fees or to enter into another transaction (including the sale of Inns) to preserve and protect the interests of the Unitholders. Among other things, the General Partner solicited proposals from each party that had approached the General Partner with proposals to provide financing to, or acquire interests in, the Partnership, or to acquire assets or operations of AMI. Among the persons approached were DMC, CS First Boston, Bristol Hotels & Resorts, H.I. Development Corp., InterGroup Corporation, GIAC and Prime. On September 26, 1997 Servico made, and on September 29, 1997 publicly announced, an offer to acquire the Interest. No other complete offers or proposals were submitted (nor was there any proposal that contemplated a price, or return to the Unitholders, as high as that provided by the Servico offer). After receipt of the Servico offer, the General Partner retained Furman Selz as financial advisor. After extensive analysis of the alternatives (including the possible operation of the Inns under a different franchise or without a franchise affiliation; the feasibility of disposing of less profitable properties, and enhancing the financial position of the Partnerships, within the Partnerships' time constraints; the likelihood of obtaining financing, within the Partnerships' time constraints, through the parties who had, in effect, proposed acting as brokers to find lenders or investors; and the possibility of renegotiating the terms of, and/or negotiating amendments of or waivers under, the Priming and Mortgage Loans), and of the Servico offer, including discussions with Furman Selz and counsel to the Partnership, the General Partner began negotiations with Servico. While the General Partner believed that improvements had been made in the physical condition and attractiveness of the Inns, the market position and competitiveness of the Inns and the financial condition and results of operations of AMI, the General Partner determined that financing was not available on acceptable terms to take the actions necessary to preserve the Unitholders' interest in the Inns.

     The General Partner and counsel to the Partnership engaged in extensive and detailed negotiations with Servico and its counsel with respect to the terms and conditions of the transaction and the proposed Acquisition Agreement. Among the subjects of negotiation were price, the expense reimbursements, the break-up fee, the indemnities and representations and warranties. Following the conclusion of such negotiations, the General Partner approved the terms and conditions of, and executed and delivered, the Acquisition Agreement. Thereafter, at the request of Servico and the General Partner, HHC extended the franchises that were expiring in 1997 to December 26, 1997 and then to January 6, 1998, February 9, 1998 and, most recently, March 2, 1998 in order to allow time for the Unitholders to consider the Sale.

     In November, 1997 DMC requested that the theretofore-postponed Special Meeting be called, and DMC and the General Partner agreed on January 29, 1998 as the meeting date. In late December, 1997, DMC distributed a proxy statement in which it solicited proxies for, among other things, the removal of PARC as General Partner and the election of DMC as the replacement General Partner. DMC's proxy statement also proposed a "Plan of Action," including, (i) the renegotiation or refinancing of the Priming and Mortgage Loans, (ii) the renegotiation of the "Holiday Inn" franchises and (iii) the sale of underperforming Inns and the acquisition of additional properties. The General Partner believed that some elements of the DMC "Plan of Action" were already in place and other elements were neither practicable nor realistic. DMC's proxy statement disclosed that Field supported and provided financing for the DMC proxy solicitation.


                                                     PRELIMINARY PROXY MATERIALS


     Shortly before the January 29, 1998 Meeting, the principal lender under the Priming and Mortgage Loans advised the General Partner that removal and replacement of the general partner of the Partnership or AMI without the consent of the lenders under the Priming and Mortgage Loans would constitute an event of default and that "while [the principal lender has] not made a final determination, based upon the information regarding the identity and background of the proposed substitute general partner received to date, we would not at this time grant such consent." By letter dated January 28, 1998, counsel to the Partnership advised DP that it believed that the Special Meeting should not be held until DMC's proxy statement had been supplemented to disclose the position of such lender or otherwise to remove the threat to the Unitholders. DP advised counsel to the Partnership that, the Meeting having been called and the Meeting being imminent, there was no way to advise Unitholders of a change of schedule prior to the meeting time and no mechanism for rescheduling the Meeting except by convening the Meeting and adjourning the Meeting to a later date. DP proposed that the Meeting be convened, that Jerome Sanzo, the President of DMC, make a brief statement, and that the Meeting then be adjourned.

     At the meeting on January 29, it was reported that the holders of approximately 71% of the Units had submitted proxies to DMC to remove PARC as General Partner and that holders of approximately 63% of the Units had submitted proxies to admit DMC as the replacement General Partner. Since removal of PARC as General Partner required the consent of the holders of more than 80% of the Units and the election of DMC as the replacement General Partner was conditioned on, among other things, the removal of PARC, the DMC proposals would not have been adopted at that time. Following a statement on behalf of the Partnership, a statement by Mr. Sanzo and discussion by those Unitholders present (including Field), the Meeting was adjourned without action to February 24, 1998. Following the adjournment of the Meeting, DMC supplemented its proxy statement and continued its solicitation of proxies. At the February 24 Meeting, the vote was substantially unchanged and the meeting was again adjourned to a date to be determined.

     On February 12, 1998 HHC advised the General Partner that, as a result of AMI's failure timely to accept the license agreements offered by HHC in July 1997 to renew AMI's "Holiday Inn" franchises that were to expire in 1997, HHC had withdrawn the offer. On February 23, 1998, HHC advised the General Partner that it would not extend such franchises when they expired on March 2, 1998. HHC subsequently advised the Partnership that it would extend the "Holiday Inn" franchises for such Inns for 60 days if an application by a "viable" applicant for franchises for the six Inns that HHC was willing to keep in the "Holiday Inn" system were submitted, and application fees in the amount of $517,000 were paid, by March 10, 1998. Because of AMI's inability to arrange financing, HHC does not consider AMI a "viable" applicant. Servico filed an application, and AMI paid the application fees (with the right to have the fee transferred to any other viable applicant in the event that a transaction more favorable to the Unitholders were subsequently proposed), prior to March 10 and the Inns will remain in the "Holiday Inn" system until May 9, 1998.

     Beginning in late February, Servico made open market and privately negotiated purchases of Units at prices ranging from $2.4375 to $3.50 per Unit and, as of the Record Date, owns and has the right to vote in excess of 2,000,000 Units. Servico then agreed to amend the terms of the Acquisition Agreement to provide that (a) the Purchase Price be increased from $8,000,000 to $12,000,000 and (b) Servico bear the expense of Leonard Okin's consulting contract with the Partnerships and the General Partner, rather than entering into a separate Consulting Agreement with Mr. Okin. In early April 1998, in order to permit the Sale to close promptly and without additional expense or disruption, Servico purchased 441,500 Units held by Field and certain related or associated persons for $3.50 per Unit. See "Principal Holders, and Certain Transfers, of Depositary Receipts-Recent Transfers of Depositary Receipts." In connection with those transactions, the Partnership agreed to make the Field Payment and all parties agreed to exchange mutual releases (the forms of which are being completed).

RECOMMENDATION OF THE BOARD OF DIRECTORS

     In reaching its original conclusion to approve the Sale, the Board of Directors considered a number of factors. The material factors considered by the Directors, all of which weighed in favor of approving the Sale and the Acquisition Agreement, were the following:

     (i) the business prospects of AMI, particularly in light of (a) the inability of the General Partner to refinance the existing debt of AMI or to arrange financing for the franchise renewal fees and the PIPs for the Inns with expiring franchises, (b) the possible loss of "Holiday Inn" franchises for as many as eleven of the Inns, (c) possible default under the Priming and Mortgage Loans and (d) the prospects of operating some of the Inns without any national franchise affiliation, all of which suggested to the Directors that continued ownership and operation of the Inns was likely to be less beneficial to the Unitholders than sale of the Interest;


                           PRELIMINARY PROXY MATERIALS


     (ii) the terms and conditions of the Acquisition Agreement, including the then $8,000,000 purchase price for the Interest, which the Directors determined were fair to the Unitholders;

     (iii) the alternatives to the Proposal, including the direct and indirect relative costs and benefits of (a) continuing to have the General Partner operate AMI, (b) removing or approving the withdrawal of PARC and election of a replacement General Partner and/or (c) selling some or all of the Partnership's assets in one or more transactions with other third-party purchasers, all of which the Directors thought, based on the experience of the General Partner, were impracticable and raised the risk of default under the Priming and Mortgage Loans and loss of the "Holiday Inn" licenses, with the resultant risk of loss of the Inns and the Unitholders' investment; and

     (iv) the valuation analyses performed by Furman Selz, on the basis of trading comparables, precedent transactions and discounted cash flow.

     In its original evaluation of the Proposal, the Board of Directors was cognizant of the fact that the transaction as then structured contemplated S. Leonard Okin, a Director of the General Partner, entering into a Consulting Agreement with Servico and that, as a result, Mr. Okin could have a personal financial interest in the Sale being approved. Mr. Okin recused himself from the Board's discussion of the Proposal, and the terms and conditions of the Acquisition Agreement, with Furman Selz and counsel. The disinterested Directors unanimously approved the Proposal and resolved to recommend that the Unitholders vote for the Proposal.

     In reaching its conclusion to approve the revised terms of the Sale, the Board of Directors considered, in addition to the foregoing factors (which it determined still to be applicable), the following factors:

     (a) the per Unit value of the increased Purchase Price was higher than the market price of the Units that had generally prevailed during the preceding months (although, because the Directors believed that the trading price for Units was not necessarily indicative of the value of the Interest, the market price of the Units was not a factor to which the Directors attached significant weight);

     (b) the increase in the Purchase Price to $12,000,000, which the Directors determined enhanced the benefits of the transaction to the Unitholders;

     (c) the fact  that if the  Interest  or the  Inns  were not sold to an applicant acceptable to HHC by May 9, 1998, the "Holiday Inn" franchises for 11 of the 15 Inns then owned by AMI (and the $517,000 of application fees) would be lost and those Inns would have to operate under different franchises or without franchise affiliations, which the Directors felt made AMI's business prospects, and the value of the Inns, much more uncertain, and the Sale of the Interest more necessary to preserve the Unitholders' equity;

     (d) the advice of Furman Selz that, at the dates and subject to stated assumptions, qualifications and limitations, the Purchase Price is fair, from a financial point of view, to the Unitholders other than Servico, Inc.; and

     (e) the fact that subsequent to the time of the announcement of Servico's offer to purchase the Interest there had not been any competing offers, proposals or expressions of interest in acquiring the Interest or the Inns or any other acquisition or financing transaction, which led the Directors to conclude that the opportunities for any other transaction or strategy to preserve Unitholder value were conjectural.

     In reviewing the revised terms of the Sale, the Directors were cognizant of the fact that the price paid by Servico for a substantial number of Units was in excess of the per Unit value of the Purchase Price. The Directors felt, however, that, under the circumstances of the Partnership, both the original $8,000,000 purchase price for the Interest and the increased Purchase Price were fair to the Unitholders other than Servico. The Directors determined that the price paid in open-market or privately negotiated transactions was not necessarily indicative of the value the Interest (particularly in the Partnership's circumstances).

     The Directors were also cognizant of the fact that, since Servico controls a majority of the Units and had advised the General Partner that it intended to vote in favor of the Proposal, the Proposal would be approved without regard to the vote of Unitholders other than Servico. The Board noted that Servico was merely exercising the voting rights granted to it by the Partnership Agreement as a Unitholder and by Delaware partnership law. The Directors felt that it was in the nature of majority rule that the minority would be bound by the action of the majority and Servico's majority position did not, of itself, call in question the procedural fairness of the Proposal. The Board also concluded that, even if the inability of Unitholders other than Servico to affect the vote were deemed to be procedurally unfair, Servico's ability to control the vote did not alter the substantive fairness of the terms of the Proposal or whether the Proposal was in the best interest of the Unitholders other than Servico.


                                                     PRELIMINARY PROXY MATERIALS


     The Directors also determined that the DMC proxy solicitation had contributed to the enhancement in Unitholder value, both through higher open market prices and through the enhanced Purchase Price. In addition, the Directors determined that it was more likely that the Sale could be concluded promptly and without substantial additional expense or disruption if Field's costs, fees, expenses and disbursements were reimbursed and DMC's contribution was recognized, which was in the best interests of the Partnership and the Unitholders.

     The Board of Directors unanimously determined, in light of the factors that it considered, that the Proposal is fair to, and in the best interests of, the Unitholders other than Servico. Except as indicated above, the Board of Directors did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSAL AND RECOMMENDS THAT THE UNITHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSAL.

     S. Leonard Okin, a Vice President and Director of the General Partner, owns 1,000 Units. Mr. Okin has advised the Partnership that he intends to vote his Units in favor of the Proposal.

POSITION OF SERVICO

     Servico has advised the Partnership as follows:

     "Servico has entered into the transaction in order to acquire the Inns (some of which it will substantially improve and hold and operate and some of which it will sell, consistent with the existing plan of the Partnerships and the requirements of HHC). But for tax and transaction costs applicable to Servico (and not affecting the Unitholders), Servico would have purchased the Inns directly.

     "Servico believes that the proposed sale of the Interest by the Partnership to Servico pursuant to the Acquisition Agreement is fair to and in the best interest of the unaffiliated Unitholders and that the amount to be received by the unaffiliated Unitholders pursuant to the Acquisition Agreement and the Plan is fair to the unaffiliated Unitholders. At the time the Acquisition Agreement was entered into, Servico was not an affiliate of the Partnership. The terms of the Acquisition Agreement were reached after bona fide arms-length negotiations between Servico and the Partnership. As negotiated by the Partnership, the Acquisition Agreement permitted the Partnership to terminate the Acquisition Agreement upon payment of a break up fee, if a proposal for a Competing Transaction, as defined, was received by the Partnership.

     "Since the public announcement of the Acquisition Agreement, no party has approached the Partnership regarding a Competing Transaction that would result in consideration payable to the Unitholders in excess of that which would be received under either the terms of the original Acquisition Agreement (which called for an $8 million payment for the Interest) or the amended Acquisition Agreement (which calls for a $12 million payment). The only "proposal" received was the proposal of DMC, which would not have resulted in any payment to the Unitholders and, in the view of Servico, potentially could have resulted in the diminution or entire loss of the Unitholder's equity. Indeed, the DMC "proposal" for the removal of the Partnership's general partner would have required the consent of the Partnership's lender under the Partnership's $63 million of outstanding indebtedness and the lender advised the Partnership that, based on the information available to it regarding DMC, the lender would not consent to the removal. Thus the proposal could potentially have resulted in a default under the terms of the Partnerships' debt and, as previously reported by the Partnership and disclosed by DMC, neither had been successful in obtaining any commitment to refinance the Partnership's debt. Accordingly, any such removal could have resulted in a foreclosure by the lender resulting in a complete loss of the Partnership's equity in the Inns.

     "Further,   subsequent  to  the  execution  of  the  original   Acquisition
Agreement, HHC advised the Partnership that it would no longer extend the expiration of AMI's Holiday Inn franchises beyond March 10, 1998 unless an application was filed by a "viable" applicant. Servico believes that the loss of those franchises would have had a catastrophic effect on the operations of the Partnership and the inherent values of the Inns.

     "In order to preserve the benefits that it was to receive under the terms of the Acquisition Agreement, Servico acquired in excess of 50% of the Partnership's outstanding Units in open market and privately negotiated transactions at prices ranging between $2.4375 and $3.50 per Unit and filed the required applications with HHC. As a consequence, the Partnership was able to avoid a possible default under its loan and the termination of the Holiday Inn franchises.


                                                     PRELIMINARY PROXY MATERIALS


     "Notwithstanding that the price received by the Unitholders who sold in privately negotiated transactions was higher than the amount to be received by Unitholders pursuant to the Proposal, Servico believes that the proposed transaction is fair to the unaffiliated Unitholders by virtue of (a) the historical market price of the Units (the Units were trading at less than $1.00 at the time Servico first approached the Partnership with respect to pursuing a transaction) and the current market value ($2.8125 at April 30, 1998), (b) the negative net book value of the Partnership per Unit at December 31, 1997, (c) the going concern value of the Partnership (which Servico believes is not in excess of the Purchase Price), (d) the liquidation value of the Partnership (which Servico believes is not in excess of the Purchase Price), (e) the fact that the Partnership does not have the funds required to make the improvements required to maintain its franchises and has not been successful in refinancing its indebtedness, (f) the fact that the Partnership's outstanding indebtedness matures in 1999, (g) the fact that, to Servico's knowledge, no other person or entity has made any firm offer during the preceding 18 months for a merger or sale of all or substantially all of the Partnership's assets or to purchase a controlling interest in the Partnership and (h) the future prospects and negative impact of the loss of the Holiday Inn franchise if the transaction does not go forward.

     "While Servico, as the holder of a majority of the Units, is in a position to control the outcome of the vote on the Proposal, Servico believes that the exercise by it of the vote granted to it by the Partnership's partnership agreement and Delaware partnership law does not make unfair what is otherwise a fair transaction.

     "In reaching its conclusion that the proposed transaction is fair to the unaffiliated Unitholders, Servico has taken into account, among other things, the reported financial statements of the Partnership, the analyses of Furman Selz, and its own experience as an operator of hotel properties, but it has not prepared any appraisals of the Inns or any forecast of the liquidation value of AMI or the Partnership."

     Servico has advised the Partnership that it intends to vote its Units in favor of the Proposal and that it recommends that the Unitholders vote for approval of the Proposal.

OPINION OF THE FINANCIAL ADVISOR TO THE BOARD OF DIRECTORS

     Furman Selz was retained by the Board of Directors of the General Partner to render an opinion (the "Fairness Opinion") to the Board of Directors as to the fairness, from a financial point of view, of the Purchase Price to the Unitholders. Furman Selz is an internationally recognized investment banking firm which, as a part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. In addition, individuals at Furman Selz who have responsibility for the advisory assignment are familiar with, and recognized experts on, the hospitality industry and, having advised AMI with respect to its prepackaged bankruptcy in 1992, were familiar with the Partnership's properties and operations. The Partnership has agreed to pay Furman Selz a fee of $200,000 and to indemnify Furman Selz against claims arising from its acting as financial advisor to the General Partner, other than claims arising from Furman Selz' gross negligence or willful misconduct. An affiliate of Furman Selz is a holder of notes under AMI's Priming Loan and Mortgage Loan, but, as a holder of a minority position, was not involved in any of the negotiations with the General Partner described under "Background; Reasons for the Sale" above.

     On the date of this Proxy Statement, pursuant to the General Partner's request, Furman Selz delivered its written opinion to the Board of Directors of the General Partner to the effect that, as of November 7, 1997, the date of the execution and delivery of the Acquisition Agreement, and the date of this Proxy Statement, the Purchase Price is fair, from a financial point of view, to the Unitholders other than Servico, Inc. Furman Selz has consented to the use of its name and the Fairness Opinion in this Proxy Statement.

     The summary of the opinion of Furman Selz set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion, a copy of which is attached hereto as Appendix C and incorporated herein by reference. Unitholders are urged to read the opinion in its entirety for assumptions made, procedures followed, other matters considered and limits of the review by Furman Selz. In arriving at its opinion, Furman Selz made its determination as to the fairness of the consideration based on the foregoing and on the amount of the Purchase Price, the financial terms of the Acquisition Agreement and the financial and comparative analyses described below.

     Furman Selz's opinion was prepared for the Board of Directors of the General Partner and is directed only to the fairness, from a financial point of view as of November 7, 1997 and the date of this Proxy Statement, of the Purchase Price and the financial terms of the Acquisition Agreement to the Partnership and the Unitholders. Furman Selz's Fairness Opinion does not constitute a recommendation to any Unitholders as to how to vote at the Special Meeting. In addition, Furman Selz was not asked to opine as to, and its opinion does not address, the underlying business decision of the Board of Directors to proceed with or to effect the Sale.


                                                     PRELIMINARY PROXY MATERIALS


     In connection  with rendering its opinion,  Furman Selz among other things:
(i) reviewed the Acquisition Agreement as executed and delivered by the parties;
(ii) reviewed the Partnership's Annual Reports on Form 10-K for the fiscal years ended December 31, 1996, and December 31, 1997; (iii) reviewed certain operating and financial information, including projections, provided to Furman Selz by the General Partner relating to the Partnership's business and prospects (the "Projections"); (iv) reviewed the financial terms of the Priming and Mortgage Loans; (v) met with certain members of the General Partner's senior management to discuss the operations, historical financial statements and future prospects of AMI and the Inns; (vi) spoke with certain employees of W&H familiar with the operations and prospects of the Inns; (vii) reviewed the historical prices and trading volumes of the Units; (viii) reviewed publicly available financial data and stock market valuations of companies that it deemed generally comparable to the Partnership; (ix) reviewed the terms of recent acquisitions of companies that it deemed generally comparable to the Partnership; and (x) conducted other such studies, analyses, inquiries, and investigations as it deemed appropriate.

     With respect to the Projections, Furman Selz assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the General Partner as to the expected future performance of AMI and the Inns. Furman Selz also relied on management's estimate that entity level taxes as a result of Partnership operations and the Sale should not exceed approximately $968,700 and that expenses (other than the Field Payment) payable by the Partnership out of the Purchase Price should not exceed $100,000, with the result that the amount per Unit payable out of the Purchase Price for taxes, the Field Payment and other expenses should not exceed approximately 39(cent). Furman Selz did not assume any responsibility for the information or Projections provided to it, and Furman Selz further relied upon the assurances of the management of the General Partner that they were not aware of any facts that would make the information or Projections provided to Furman Selz incomplete or misleading. The Projections reflect the current best judgment of management of the General Partner as to the future financial condition, operating results and Federal income tax liability of AMI and the Inns. The actual future results of AMI and the Inns may be significantly more or less favorable than suggested by such Projections. The material assumptions upon which the Projections were based relate to various matters, including: 1) the levels of growth in demand and pricing in the motor hotel industry in the markets in which the Inns are located; 2) the competitive environment in the motor hotel industry; 3) levels of indebtedness and debt service requirements of AMI; and 4) the future financing requirement of AMI for the Inns. The Projections assume that AMI (i) is unable to refinance the Priming and Mortgage Loans on commercially reasonable terms, (ii) has disposed of six of the Inns, as planned, and (iii) maintains ownership of the remaining eight Inns. The Projections and certain of the other information reviewed by Furman Selz are not publicly available and have not been disseminated to any party other than Furman Selz. In arriving at its opinion, Furman Selz did not perform or obtain any independent appraisal or evaluation of the Inns.

     In rendering its opinion, Furman Selz assumed, without independent verification, the accuracy, completeness and fairness of all the financial and other information that was available to it from public sources or that was provided to it by the General Partner or its representatives. Furman Selz's Fairness Opinion is necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to it as of, the date of such opinion. It should be understood that, although subsequent developments may affect its opinion, except as agreed upon by Furman Selz, Furman Selz does not have any obligation to update, revise, or reaffirm its opinion.

     The following is a summary of the material factors considered and the principal financial analyses performed by Furman Selz to arrive at its opinion. In arriving at its opinion, Furman Selz did not quantify or attempt to assign relative weights to the specific factors considered and financial analyses performed. Furman Selz, however, considers the discounted cash flow analysis to be most pertinent because of the lack of companies sufficiently comparable to the Partnership and the lack of precedent transactions sufficiently comparable to the Sale.

1. Discounted Cash Flow Analysis. Furman Selz performed a discounted cash flow analysis for the Partnership on a stand-alone basis based on the Projections. The discounted cash flow analysis estimated the theoretical present value of the Partnership based on the sum of (i) the discounted cash flows that the Inns could generate through December 31, 1999 (the maturity of the Priming and Mortgage Loans) and (ii) a terminal value assuming the Inns perform in accordance with the Projections and reflecting the shared appreciation feature of the Mortgage Loan.

     Furman Selz's calculation of a theoretical terminal value of the Partnership was based upon a capitalization rates of 10%, 12% and 14% applied to operating earnings before interest, taxes, depreciation and amortization ("EBITDA") assuming the Inns perform in accordance with the Projections. This terminal value and the cash flows generated by the Partnership were discounted at rates of 10%, 12% and 14% to derive the total present value of the Partnership. The value of the Units was calculated by taking the total value of the Partnership, as so determined, and subtracting the principal amount of the total debt outstanding and adding cash on hand. Applying what Furman Selz believed to be the most appropriate capitalization rates and discount rates, Furman Selz estimated that based on discounted cash flow analysis of the Projections, the total value of the Partnership ranged from $53.4 million to $59.3 million and the value of the Units ranged from $5.6 million to $7.2 million.


                                                     PRELIMINARY PROXY MATERIALS


     In arriving at its opinion, Furman Selz took into account that, in general, the Purchase Price was greater than the range of present values for the Units derived from the discounted cash flow analysis based upon the Projections.

2. Analysis of Certain Other Publicly Traded Companies. Furman Selz compared selected historical share prices, and operating and financial ratios for the Partnership to the corresponding data and ratios for selected motor hotel companies whose securities are publicly traded and that Furman Selz believed were comparable in certain respects to the Partnership. The companies selected for this comparison were Hallwood Realty Partners, L.P.; National Realty, L.P.; and Red Lion Inns Limited Partnership. Such data and ratios included the ratio of market capitalization of the common stock (the "equity value") plus the principal amount of total debt outstanding less cash on hand (in the aggregate, the "enterprise value") to EBITDA (such ratio being the "EBITDA multiple") and the ratio of the equity value to funds from operations ("FFO") (such ratio being the "FFO multiple"). The EBITDA multiples for the selected companies ranged from 9.4 to 10.8, and the FFO multiples for the selected companies ranged from 7.1 to 9.5. Applying the median EBITDA multiple of the selected companies to the Partnership's 1997 and forecast 1998 EBITDA yields an implied value of the Partnership that ranges from $52.5 million to $55.4 million and implied value of the Units that ranges from $2.9 million to $4.0 million. Applying the median FFO multiple of the selected companies to the Partnership's 1997 and forecast 1998 FFO yields and implied value of the Partnership that ranges from $54.4 to $56.7 million and an implied value of the Units that ranges from $3.7 million to $4.5 million.

     In arriving at its opinion, Furman Selz took into account that, in general, the Purchase Price compared favorably to the valuations derived for the selected companies. Furman Selz noted that no company utilized in the above comparable company analysis is identical to the Partnership. Accordingly, an analysis of the foregoing is not purely mathematical and involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect their public trading value.

3. Comparable Precedent Transaction Analysis. Furman Selz conducted a review of selected real estate company transactions in which a majority ownership position was purchased. These transactions were analyzed to provide a reference point as to the valuation of the Partnership and the Units. The transactions selected were the acquisition of Power Test Investors, L.P. by Getty Realty Corp.; the acquisition of Perkins Family Restaurants, L.P. by The Restaurant Company; the acquisition of AIRCOA Hotel Partners, L.P. by Regal Hotel Management, Inc.; the acquisition from Bass PLC of approximately 100 "Holiday Inn" hotels by Bristol Hotel Co.; and the acquisition of La Quinta L.P. by La Quinta Inns, Inc. From the transactions selected, there was a range of multiples, which was related to the quality and size of the companies. Furman Selz calculated the ratio of the consideration paid by the acquiror (the "consideration") plus the principal amount of debt assumed by the acquiror or to which the acquired assets were subject less cash on hand available to the acquiror (in the aggregate, the "transaction value") to the acquired company's EBITDA for the 12 months prior to the acquisition (the "EBITDA ratio") and the ratio of the consideration to the acquired company's FFO for the 12 months prior to the acquisition (the "FFO ratio"). The EBITDA ratios for the selected transactions ranged from 4.4 to 12.9, and the FFO ratios for the selected companies ranged from 6.3 to 10.3. Applying the median EBITDA ratio of the selected real estate company transactions to the Partnership's 1997 and forecast 1998 EBITDA yields and implied value of the Partnership that ranges from $43.5 million to $45.9 million and an implied value of the Units that ranges from $0.0 million to $0.2 million. Applying the same median FFO ratio to the Partnership's 1997 and forecast 1998 FFO yields an implied value of the Partnership that ranges from $53.7 million to $55.8 million and an implied value of the Units that ranges from $3.4 million to $4.2 million.

     In arriving at its opinion, Furman Selz took into account that, in general, the Purchase Price compared favorably to the valuations derived for the selected transactions. Furman Selz noted that no transactions utilized in the above selected acquisition transaction analysis is identical to the Sale. Accordingly, an analysis of the foregoing is not purely mathematical and involves complex considerations and judgments concerning differences in financial and operating characteristics of the acquired companies in such transactions and other factors that could affect their acquisition and public trading values.

REGULATORY MATTERS

     The General Partner is not aware of any material approval or other action by any state, federal or foreign governmental agency that would be required prior to the consummation of the Sale or the Liquidation in order to effect the Sale and the Liquidation.


                                                     PRELIMINARY PROXY MATERIALS


                                THE FIELD PAYMENT

     As indicated under "Principal Holders, and Certain Transfers, of Depositary Receipts--Recent Transfers of Depositary Receipts," Servico has purchased the Units held by Field and certain of his related persons and associates for $3.50 per Unit. In connection with such transactions, the Partnership has agreed that, immediately after the Closing, the Partnership will make the Field Payment from the Purchase Price and all parties will exchange mutual releases. The Field Payment is not subject to documentation or verification of, or upward or downward adjustment based on the actual amount of, costs, fees, expenses or disbursements in connection with the DMC proxy solicitation. The amount and terms and conditions of the Field Payment were determined in arms' length negotiations among Field, Servico and the Partnership. The Partnership and Servico originally proposed that the Field Payment be made only for, and against documentation of, costs, expenses and fees paid to third parties. Field argued that the tracing and allocation of amounts was burdensome and that Field, Jerome Sanzo and others were entitled to compensation for the substantial time and energy that they had expended (as well as expenses that they had incurred) in connection with their review of the Partnerships' assets and operations, the formulation of the DMC "Plan of Action" and the DMC proxy solicitation. The amount of money originally sought by Field was higher, and the amount of money originally offered by the Partnership was lower, than the Field Payment ultimately agreed upon by the parties. The Partnership has been advised that the Field Payment will pay or reimburse costs, fees and expenses incurred or payable, and expenditures (including compensation to Field and Mr. Sanzo for the substantial time and energy that they devoted to the proxy solicitation and to the business plan of DMC) made, in connection with the DMC proxy solicitation.

     The Partnership, AMI and Servico will release Field, Jerome Sanzo and certain persons related to or associated with Field (collectively, the "Davenport Associates") and their respective officers, directors, partners, managers, consultants, agents and attorneys , and, effective upon the making of the Field Payment, the Davenport Associates will release the Partnership, the General Partner, Servico and their respective officers, directors, partners, managers, consultants, agents and attorneys, from all claims relating to the Partnership, AMI, operation or properties of AMI, or the Units.

                                 THE LIQUIDATION

     Immediately after the Closing the Partnership will wind up its affairs, dissolve and distribute the Purchase Price, net of (i) entity level taxes payable by the Partnership in connection with operations of AMI through the Closing and the Sale of the Interest, (ii) the Field Payment and (iii) expenses of the liquidation and final distribution, to the Unitholders.


                                                     PRELIMINARY PROXY MATERIALS


                            THE ACQUISITION AGREEMENT

     The description of the Acquisition Agreement set forth below summarizes the material terms of the Acquisition Agreement, but does not purport to be complete and is qualified in its entirety by, and made subject to, the more complete and detailed information set forth in the Acquisition Agreement among Servico, Inc., the Partnership, the General Partner and SAC, a copy of which is attached as Appendix A to this Proxy Statement and incorporated herein by reference.

PURCHASE PRICE

     Subject to the terms and conditions of the Acquisition Agreement, at the Closing, the Partnership will sell to Servico, and Servico shall purchase from the Partnership, the Interest for the Purchase Price of $12,000,000 in cash.

INDEMNIFICATION

     Servico has agreed to indemnify, defend and hold harmless the present directors and officers of the General Partner and certain consultants to the Partnership, AMI and the General Partner (each an "Indemnified Party") against all losses, claims, demands, costs, damages, liabilities, expenses, judgments, fines, settlements and other amounts arising out of actions or omissions occurring at or prior to the Closing to the same extent (including mandatory advancement of expenses), but without limitation as to amount, provided under the organizational documents of the Partnership, AMI and the General Partner. During such period, Servico will maintain in effect a directors' and officers' liability insurance policy or a noncancellable runoff policy insuring the Indemnified Party, with coverage in amount and scope substantially equivalent to the General Partners' existing coverage, for events prior to Closing.

CLOSING DATE OF THE SALE

     The Closing of the Sale will take place as promptly as practicable (and, in any event, within three business days) after the satisfaction or waiver (where permissible) of the conditions to the Sale. See "The Acquisition Agreement--Conditions to Consummation of the Sale."

REPRESENTATIONS AND WARRANTIES

     Representations and Warranties of the Partnership and the General Partner. The Acquisition Agreement includes customary representations and warranties of the Partnership and the General Partner as to, among other things: (i) the due organization, valid existence and good standing of each of the Partnership, the General Partner and AMI and their corporate power and authority to enter into the Acquisition Agreement and the transactions contemplated thereby; (ii) the due authorization, execution and delivery of, and the validity, binding effect and enforceability of, the Acquisition Agreement; (iii) the authority of each of the Partnership, the General Partner and AMI to conduct its business; (iv) the absence of certain defaults, violations of law or conflicts with organizational documents; (v) the absence of any interest of the Partnership, the General Partner or AMI in any subsidiary other than the Partnership's interest in AMI;
(vi) the absence of the need for material governmental consents; (vii) timely filing of all reports required to be filed under the Securities Exchange Act of 1934; (viii) the fair presentation, in all material respects of the Partnership's financial position, results of operations and cash flows, in accordance with generally accepted accounting principles, in the financial statement of the Partnership; (ix) compliance with law, including applicable environmental laws; (x) the absence of any pending, or to their knowledge, threatened materially adverse litigation; (xi) the absence of any material adverse changes; (xii) the due authorization and validity of the Interest;
(xiii) the absence of any outstanding securities relating to any partnership interest in AMI; (xiv) AMI's ownership of all personal, real and intangible property set forth on schedules to the Acquisition Agreement; and (xv) the absence of the use of any broker, except for Furman Selz as financial advisor, in connection with the transactions contemplated by the Acquisition Agreement.

     Representations and Warranties of Servico, Inc. and SAC. The Acquisition Agreement includes representations and warranties of Servico, Inc. and SAC as to, among other things: (i) the due organization, valid existence and good standing of each of Servico, Inc. and SAC and their corporate power and authority to enter into the Acquisition Agreement and the transactions contemplated thereby; (ii) the due authorization, execution and delivery of, and the validity and binding effect and enforceability of, the Acquisition Agreement; (iii) the absence of certain defaults, violations of law or conflict with organizational documents; (iv) the absence of the need for material governmental consents; and (v) the absence of the use of any broker in connection with the transactions contemplated by the Acquisition Agreement.

COVENANTS

     The   Acquisition   Agreement   contains   a  number   of   customary   and
transaction-specific covenants including the following:


                                                     PRELIMINARY PROXY MATERIALS


     Interim Operations of AMI and the Partnership. The General Partner has agreed, prior to the Closing Date or the earlier termination of the Acquisition Agreement, except as permitted by the Acquisition Agreement, to use its best efforts to cause each of AMI and the Partnership to operate its business only in the usual and ordinary course and not to engage in certain actions specified in the Acquisition Agreement. At the request of Servico, the General Partner has taken off the market two Inns (one whose franchise was to have expired in 1997 and would have required capital expenditures estimated at approximately $1.8 million and franchise renewal fees of $78,500, and one whose franchise expires in 2001) that the General Partner had earlier determined to sell and had listed with brokers for sale.

     Access. The Partnership and the General Partner have agreed to provide Servico full access to its properties, books, records and to use their reasonable best efforts to cause their employees and agents to assist Servico in its investigation of AMI and the Inns.

     No  Solicitation.  The  Partnership and the General Partner have agreed not
(i) to directly or indirectly solicit, encourage or initiate any negotiations with respect to any offer or proposal to acquire all or substantially all of the business and assets or capital stock or partnership interests of the Partnership, the General Partner or AMI or (ii) to disclose any nonpublic information or any other information not customarily disclosed to any person or entity concerning the business and assets of the Partnership, the General Partner and AMI. However, the Partnership, the General Partner and/or AMI may participate in such negotiations with respect to any unsolicited offer or proposal that the Partnership, the General Partner and/or AMI reasonably determines is more favorable to the Limited Partners.

     Dissolution of the Partnership. Immediately, after the Closing, the Partnership will wind up its affairs, dissolve and distribute the Purchase Price to the Limited Partners in accordance with the Partnership Agreement and the Delaware Act.

CONDITIONS TO CONSUMMATION OF THE SALE

     Mutual  Conditions  Precedent.  The respective  obligations  the parties to consummate the transactions contemplated by the Acquisition Agreement are subject to the satisfaction or waiver, where permissible, of customary conditions precedent and to the conditions that: (i) the Limited Partners shall have approved the Acquisition Agreement and the transactions contemplated thereby and (ii) Servico shall have entered into a binding agreement with the General Partner pursuant to which Servico will acquire the general partner interest in AMI and Servico or its designee will be substituted and admitted as the general partner of AMI.

     Conditions Precedent to the Obligations of Servico. The obligation of Servico to consummate the transactions contemplated by the Acquisition Agreement is subject to customary conditions precedent (such as the truth and accuracy at the time of Closing of the representations and warranties of the Partnership and the General Partner and the performance by the Partnership and the General Partner of actions required to be performed by them at or prior to Closing).

     Conditions Precedent to the Obligations of the Partnership. The obligation of the Partnership and the General Partner to consummate the transactions contemplated by the Acquisition Agreement is subject to customary conditions precedent.

TERMINATION

     The Acquisition Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of the Proposal, by mutual written consent of Servico and the Partnership or by either of Servico or the Partnership under certain circumstances, including if (i) the Closing has not occurred by June 1, 1998 or (ii) the Special Meeting has been held and the Limited Partners shall have failed to approve the Proposal.

     The Acquisition Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of the Proposal, by Servico under certain circumstances, including if any of the representations or warranties of the Partnership or the General Partner are not in all material respects true and correct, or if the Partnership or the General Partner breach in any material respect any covenant contained in the Acquisition Agreement and, if such misrepresentation or breach is curable, it is not cured within ten business days after notice thereof, but in any event prior to the June 1, 1998.

     The Acquisition Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of the Proposal, by the Partnership under certain circumstances, including if any of the representations or warranties of Servico, Inc. or SAC are not in all material respects true and correct, or if Servico, Inc. or SAC breach in any material respect any covenant contained in the Acquisition Agreement and, if such misrepresentation or breach is curable, it is not cured within ten business days after notice thereof, but in any event prior to the June 1, 1998.


                                                     PRELIMINARY PROXY MATERIALS


SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     The representations and warranties of the Partnership, the General Partner and Servico contained in the Acquisition Agreement shall terminate at the Closing.

EXPENSES AND FEES

     Except as discussed below, each party will bear its own expenses, including the fees and expenses of any attorneys, accountants or other intermediaries, incurred in connection with the Acquisition Agreement and the transactions contemplated thereby. However, AMI will bear up to $700,000 of the fees and expenses payable by the Partnerships in connection with the transactions.

     If the Acquisition Agreement is terminated as the result of an intentional or willful breach by the Partnership or the General Partner of any representation, warranty or covenant contained therein, then the Partnership will pay Servico an amount equal to all costs and out-of-pocket expenses (including reasonable attorneys' fees and advisors' fees), up to $300,000, incurred by Servico in connection with the Acquisition Agreement and the transactions contemplated thereby.

     If the Acquisition Agreement is terminated as the result of an intentional or willful breach by Servico of any representation, warranty or covenant contained therein, then Servico will pay the Partnership an amount equal to all costs and out-of-pocket expenses (including reasonable attorneys' fees and advisors' fees, including the fees and expenses of Furman Selz), up to $700,000, incurred by the Partnership, in connection with the Acquisition Agreement and the transactions contemplated thereby.

     If the Acquisition Agreement is terminated by the Partnership for any reason other than the circumstances described in the preceding paragraph and at the time of such termination, there exists or there is proposed a competing transaction (as defined in Section 7.8(d) of the Acquisition Agreement), then, promptly after the execution of any agreement with respect to the competing transaction (or, if no agreement is executed, the consummation of the competing transaction), the Partnership will pay to Servico $1,000,000. At the time of the negotiation of the Acquisition Agreement, the Partnership, the General Partner and Servico were aware of DMC's proposal to remove PARC as General Partner and to elect DMC as the replacement General Partner, but they were not aware of DMC's "Plan of Action." The break-up fee in the Acquisition Agreement was not included in anticipation of, in response to , or to forestall the DMC proposal. When DMC's "Plan of Action" was subsequently disclosed, Servico advised the Partnership and the General Partner that it was Servico's position (which neither the Partnership nor the General Partner conceded) that the proposals made by DMC constituted a "competing transaction" that would entitle Servico to the $1,000,000 payment. Neither the Partnership nor the General Partner believed that DMC's proposals necessarily constituted a "competing transaction."

OTHER AGREEMENTS

     The General Partner and Prime, which owns all of the capital stock of the General Partner, has entered into an agreement with Servico pursuant to which the General Partner will form a new subsidiary, AMIOP Acquisition Corp., and transfer to the new subsidiary the General Partner's 1% general partnership interest in AMI. At the Closing, Servico will acquire the stock of AMIOP Acquisition in exchange for a five year warrant to acquire 100,000 shares of Servico common stock at a price of $18.00 per share. As part of that transaction, the General Partner and Prime will waive any rights that they may have to receive any distribution by the Partnership of the proceeds of the sale of the Interest.

     Pursuant to a consulting contract with the Partnership originally entered into in 1994, S. Leonard Okin, a Vice President and Director of the General Partner, has performed for the Partnerships functions comparable to those that would customarily be performed by a chief executive officer of a corporation. Mr. Okin's consulting contract runs from year to year, is renewed each year for the next year if not terminated by either party, and unless extended will expire on December 31, 1998. During 1998, Mr. Okin's compensation is $140,232 plus reimbursement of certain expenses (which, in 1997, amounted to $36,100) and, if the contract is not renewed at December 31, 1998, Mr. Okin is entitled to a severance payment of $35,058. Under the Acquisition Agreement, Servico (rather than the Partnership) will pay the amounts due under Mr. Okin's consulting contract.


                                                     PRELIMINARY PROXY MATERIALS


                                    THE PLAN

     The description of the Plan set forth below summarizes the material terms of the Plan, but does not purport to be complete and is qualified in its entirety by, and made subject to, the more complete and detailed information set forth in the Plan, a copy of which is attached as Appendix B to this Proxy Statement and incorporated herein by reference.

     Immediately after the Closing, the Partnership will wind up its affairs and dissolve and as promptly thereafter as practicable will distribute the Purchase Price, net of (i) entity level taxes payable by the Partnership with respect to operations of AMI between January 1, 1998 and the date of the Sale or with respect to the Sale, (ii) the Field Payment, and (iii) expenses payable by the Partnership out of the Purchase Price, to the Unitholders in accordance with the Plan, the Partnership Agreement and the Delaware Act (the "Liquidation Distribution"). Under the Plan, the General Partner will waive its right to receive its distributive share as general partner, under the Partnership Agreement, of the Liquidation Distribution. The entity level taxes, and expenses (excess of fees and expenses borne by AMI), expected to be payable by the Partnership out of the Purchase Price are set forth under "Expected Consequences of Sale and Liquidation." The Liquidation Distribution will be distributed to the Unitholders in proportion to the number of Units beneficially owned by them on the date of liquidation, with the result that, based on the assumptions and analyses set forth under "Expected Consequences of Sale and Liquidation," the Liquidation Distribution is expected to be equivalent to approximately $2.61 to $2.71 per Unit.

     After making the Liquidation Distribution, the Partnership will file a Form 15 terminating the registration of the Partnership under the Exchange Act and will file a Certificate of Cancellation with the Secretary of State of the State of Delaware, canceling the Partnership's Certificate of Limited Partnership (thereby terminating the existence of the Partnership under Delaware law). Therefore the Partnership will cease to exist and will not have any properties or carry on any business and the Unitholders will not have any interest in the Partnership or AMI or the business theretofore carried on by the Partnerships. Following the termination of the registration of the Partnership and the termination of its existence, the provisions of the Exchange Act will not be applicable to the Unitholders, and, except for reports dealing with the final year of the Partnership and its Liquidation Distribution, the Unitholders will not receive any reports under the Exchange Act or Delaware law.


                                                     PRELIMINARY PROXY MATERIALS


                  EXPECTED CONSEQUENCES OF SALE AND LIQUIDATION

     Promptly following the Closing of the Sale, the Partnership will dissolve, wind up its affairs and liquidate. In connection with the winding-up and liquidation of the Partnership, the General Partner, as liquidator of the Partnership, will, in the name and on behalf of the Partnership, pay the entity level taxes payable by the Partnership, make the Field Payment, and pay expenses of the dissolution and liquidation in excess of amounts payable by AMI under the Acquisition Agreement. The balance--the Liquidation Distribution--will be distributed to the Unitholders, as described under "The Plan."

     As described under "Certain U.S. Federal Income Tax Matters," there is some uncertainty as to what will constitute "gross income" from the operation of the Inns. However, on the basis of the operating budgets prepared by the General Partner in the ordinary course of business (based on prior year's results and forecasts of future operating conditions), the General Partner believes that, if the Closing occurs on or prior to May 31, 1998, and federal gross income tax were payable by the Partnership in connection with the sale of the Baltimore Pikesville Inn, the federal tax income payable by the Partnership on gross income from active trades and businesses conducted by the Partnership from January 1, 1998 through the time of Closing should not exceed approximately $703,700. As described under "Certain U.S. Federal Income Tax Matters," there is some uncertainty as to whether the net proceeds from the sale of the Baltimore Pikesville Inn will be deemed to constitute gross income from the conduct of an active trade or business by the Partnership.

     As described under "Certain U.S. Federal Income Tax Matters," there is also uncertainty as to whether the gain recognized by the Partnership on the Sale of the Interest will be deemed to constitute gross income from the conduct of an active trade or business by the Partnership. Based on the taxable income or loss of the Partnership from prior years and on the basis of the operating budgets prepared by the General Partner in the ordinary course of business (based on prior year's results and forecasts of future operating conditions), the General Partner believes that, if the Closing occurs on or prior to May 31, 1998, and federal income tax were payable by the Partnership on the gain on the Sale, such tax should not exceed approximately $265,000.

     Under the Acquisition Agreement, AMI will bear up to $700,000 of costs and expenses payable by the Partnerships in connection with the transactions contemplated by the Acquisition Agreement. In addition, under the Priming and Mortgage Loan agreements, operating income of AMI may be applied to pay operating and administrative expenses of the Partnership, to the extent provided in the operating budget approved by the Lenders. The General Partner believes that costs and expenses of the Partnership in excess of amounts borne by AMI should not exceed approximately $100,000.

     If the Proposal is approved and the Closing occurs, the Field Payment of $500,000 will paid from the Purchase Price.

     Based on the foregoing (and subject to the foregoing assumptions), the Liquidation Distribution should not be less than approximately $10,431,300 (that is, $12,000,000 less (i) $703,700 of entity level taxes from operations
(including the sale of the Baltimore Pikesville Inn), (ii) $265,000 of entity level taxes on the gain from the Sale, (iii) $100,000 of expenses payable from the Purchase Price and (iv) the Field Payment), which is equivalent to approximately $2.61 per Unit. Also based on the foregoing (and subject to the foregoing assumptions), the Liquidation Distribution could be approximately $10,838,500 (that is, $12,000,000 less (i) $661,500 of entity level taxes from operations (not including the sale of the Baltimore Pikesville Inn), and (ii) the Field Payment), which is equivalent to approximately $2.71 per Unit.

     In addition, the Unitholders will recognize their share of the Partnership's tax loss for 1998, may recognize suspended passive activity losses, and will recognize taxable gain or loss on the termination of their interests in the Partnership, as described under "Certain U.S. Federal Income Tax Matters." Following the making of the Liquidating Distribution and the termination of the registration of the Partnership under the Exchange Act and the termination of the existence of the Partnership under Delaware law, (i) the Partnership will cease to exist and will not have any properties or carry on any business, (ii) the Unitholders will not have any interest in the Partnership or AMI or the business theretofore carried on by the Partnerships, (iii) the provisions of the Exchange Act will not be applicable to the Unitholders, and
(iv) except for reports dealing with the final year of the Partnership and its liquidating distribution, the Unitholders will not receive any reports under the Exchange Act or Delaware law.

     The foregoing discussion is based on analyses and forecasts of future events and is presented solely to assist Unitholders to assess the possible consequences of the Sale and the Liquidation and the making of the Field Payment. Although the operating budgets and forecast are prepared on the bases that the General Partner considers reasonable and represent the General Partner's best judgments at this time, the actual Liquidation Distribution will depend on the interpretation of the Code and future events, all of which are not now predictable and are beyond the control of the General Partner. The foregoing is not intended as a prediction of future events and no assurance can be given that future events will not vary materially from the budgets, forecasts or expectations of the General Partner.


                                                     PRELIMINARY PROXY MATERIALS


     As a consequence of the Sale, Servico will own the entire limited partnership and general partnership interests in AMI and will control and derive the entire economic benefit from the Inns. Servico has advised the Partnership that Servico will pay the Purchase Price for the Interest from its working capital. Following the closing of the Sale, Servico intends to seek to refinance the Priming and Mortgage Loans.


                                                     PRELIMINARY PROXY MATERIALS


                                THE PARTNERSHIPS

     The Partnership and its 99% owned subsidiary, AMI, were formed in October 1986 under the Delaware Act. PARC, the General Partner of the Partnership, is also the general partner of AMI and holds as its principal asset a 1%
partnership interest in each of the Partnerships. The business of the Partnerships is to operate and maintain the Inns, which are presently franchised as part of the "Holiday Inn" system.

     The Inns were purchased from subsidiaries of Prime in December, 1986, with the proceeds of the issuance and sale of $61,470,000 of mortgage notes (the "Mortgage Notes") of AMI and the public offering of 4,000,000 Units. Until
November  30,  1990,  the  Inns  were  leased  to  AMI  Management  Corp.  ("AMI
Management"), a subsidiary of Prime, pursuant to a net lease between AMI Management and AMI (the "Lease"). On September 18, 1990, Prime and certain of its subsidiaries, including AMI Management, filed for reorganization under Chapter 11 of the Bankruptcy Code and, effective November 30, 1990, AMI Management rejected the Lease. At that time, AMI, through W&H, a prominent hotel management company with operational experience with "Holiday Inn" franchises, took control of the Inns and commenced operation of the Inns for the account of the Partnerships.

     In the opinion of the Board of Directors of the General Partner, occupancies and cash flows at the Inns during 1991 and 1990 were adversely affected by, among other things, international tensions in the Middle East and the economic recession that began in 1990, and the resulting slowdown in travel, and AMI Management's operation of the Inns, primarily in the period immediately prior to and during its bankruptcy.

     To conserve cash in order to provide funds to maintain and improve the Inns and pay suppliers, AMI suspended the monthly payments of principal and interest on the Mortgage Notes beginning with the payments due on February 28, 1991, which constituted an event of default under, and resulted in acceleration and demand for payment of the entire outstanding balance of, the Mortgage Notes. After detailed and extended negotiations among AMI and its advisors and representatives of the holders of the Mortgage Notes (the "Mortgage Lenders") and their advisors, the Mortgage Lenders agreed to restructure the Mortgage Notes as part of a "prepackaged" reorganization of AMI, and three of the Mortgage Lenders (the "Priming Lenders") agreed to provide post-petition financing (the "Priming Loan") of up to an aggregate of $14 million to finance the refurbishment and upgrading of the Inns and to fund operating deficiencies.

     On February 28, 1992, AMI filed for reorganization under Chapter 11 of the Bankruptcy Code, and sought confirmation of the prepackaged plan of reorganization consented to by the Mortgage Lenders (the "Plan"). On May 28, 1992 the Plan was confirmed.

     To continue to operate the Inns as part of the "Holiday Inn" system, beginning in July, 1991, AMI paid fees to acquire franchise agreements to replace those that had been held by AMI Management. HHC issued a new ten-year franchise agreement for the Baltimore Inner Harbor Inn to December 2005, and extended to June 30, 1997 the terms of the franchise agreements that previously expired prior to June 30, 1997.

     AMI and W&H entered into a management agreement (the "W&H Management Agreement") pursuant to which W&H managed the Inns through 1996, renewable for two two-year renewal terms. Under the W&H Management Agreement, W&H was paid an annual base management fee of 2.25% of the gross revenues of the Inns, an incentive management fee based on defined income in excess of defined amounts, and was reimbursed for miscellaneous out-of-pocket expenses allocated to the Inns, including salaries, accounting, legal, computer services, royalties, marketing, advertising, public relations and reservation services, subject to certain limitations.

     The Plan provided for the Priming Loan of $14,000,000 to AMI, due December 31, 1999, bearing interest at the rate of 11% per annum, and secured by a security interest, lien and mortgage senior to all other liens on the property of AMI. Of the Priming Loan, $11,500,000 (the "Tranche A Loan") was used to fund a capital improvement program, and is subject to a prepayment penalty of 2%, and the $2,500,000 balance of the Priming Loan (the "Tranche B Loan") is a revolving credit facility to be used to fund operating cash requirements.

     All revenues in excess of budgeted or otherwise approved operating and administrative expenses, debt service, a reserve for capital replacements (the "FF&E Reserve", which amounted to 1 1/2% of gross revenues in 1993, 4% of gross revenues in 1994 and 5% of gross revenues in 1995 and thereafter), income taxes (if the Partnerships are taxable as corporations) and amounts necessary to enable AMI to maintain a working capital reserve of $2 million, must be applied by AMI to the repayment of the Tranche B Loan, then deposited into an escrow account held on behalf of the Lenders for payment of taxes and insurance, and then to pay the Tranche A Loan. In the event of a default under the Priming Loan, the agent for the Priming Lenders may, in addition to any other remedies; cure any defaults of AMI; and/or declare the entire outstanding balance of the Priming Loan to be due and payable. Default provisions under the Priming Loan include, among others, (a) default for five days in the payment of interest, (b) default for five days after notice in the payment of any other amounts due under the Priming Loan documents, and (c) acquisition by any person, without the consent of 75% in interest of the Priming Lenders, of 50% or more of the Units, or the sale, without the consent of 75% in interest of the Priming Lenders, of the Partnership's interest in AMI or of 50% or more of the stock of the General Partner.


                                                     PRELIMINARY PROXY MATERIALS


     The Plan also provided for the restatement of the loan agreement for the Mortgage Notes (as restated, the "Mortgage Loan"), under which $3,467,000 of accrued and unpaid interest at December 31, 1991 (the "Deferred Amount") was added to the principal amount of the Mortgage Notes, but bore interest only from and after January 1, 1995; the Mortgage Notes (not including the Deferred Amount) bore interest at the rate of 7% per annum in 1992 and 1993 and 8% in 1994; the principal amount of the Mortgage Notes (including the Deferred Amount) bore interest at a rate of 10% per annum after 1994; and the maturity of the Mortgage Notes (including the Deferred Amount) was extended to December 31, 1999. In addition, the Mortgage Loan includes a shared appreciation feature, pursuant to which, upon the sale of any Inn and/or upon the maturity (by acceleration, at the stated maturity date or otherwise) of the Mortgage Loan, a portion of the appreciation, if any, in the value of such Inn (in the case of sale of an Inn) or all of the Inns (in the case of maturity of the Mortgage
Loan) over the amount of the Mortgage Loan allocated thereto would be payable as additional interest on the Mortgage Loan. However, no amount is payable as shared appreciation until all obligations under the Priming Loan have been met. During the term of the Mortgage Loan, operating revenues in excess of the $2 million of working capital that AMI is permitted to retain and the required payments (as described in the Priming Loan) must be applied to repayment of the Mortgage Notes after the Priming Loan has been paid. The Mortgage Notes can be repaid at any time without penalty.

     In addition, in consideration of the agreement of the Mortgage Lenders to the restructuring of the Mortgage Notes, AMI and the Partnership deposited the deeds to the Inns and assignments of other assets of AMI in escrow. Under the terms of the escrow agreement those deeds and assignments will be released from escrow to a designee of the Mortgage Lenders if certain defaults occur and continue uncured for 90 days. Such defaults include, among others, (a) non-payment when due, of any principal, interest or other charges under the Priming or Mortgage Loans, (b) failure to pay rent on any ground leases, (c) failure to pay real and personal property taxes on the Inns, (d) failure to pay or provide for premiums for insurance required under the Priming or Mortgage Loans, or the mortgages securing them, and (e) failure to pay operating expenses for the Inns (subject to certain rights to contest amounts claimed to be due). In the escrow agreement, AMI has agreed not to interpose any defense or objection to, or bring any lawsuit opposing, the Mortgage Lenders' exercise of their rights under the escrow agreement, or, if AMI files another bankruptcy case, contest the lifting of any stay to permit the Mortgage Lenders to exercise such rights.

     AMI is currently in compliance with all covenants and requirements of the Priming Loan and the Mortgage Loan.

     Following its reorganization, AMI made the capital improvements, refurbishments and repairs necessary to render the condition of the Inn suitable and adequate for AMI's business, to satisfy HHC quality standards, to correct deficiencies at the Inns, and to restore the competitive position of the Inns. AMI also substantially upgraded the Baltimore Inner Harbor Inn. Improvements and refurbishments totaling $13,000,872 were completed in 1994, $11,500,000 of which was funded from the proceeds of the Tranche A Loan and $1,500,872 of which was funded from the FF&E Reserve. Subsequent to the completion of that capital improvement program, AMI has made additional improvements and refurbishments totaling in excess of $7,500,000, funded from the FF&E Reserve, in additional to ongoing maintenance and repairs.

     Historically, the Inns have experienced cash flow deficiencies in the first quarter of each year, reflecting reduced travel and high operating costs in the winter months. AMI has made borrowings under the Tranche B Loan during the first quarter of each of 1995, 1996, 1997 and 1998, and repaid the 1995, 1996 and 1997 borrowings, and expects to repay the 1998 borrowings, in the second and third quarters of the year. There have not been any unpaid balances under the Tranche B Loan at December 31, 1995, 1996 or 1997.

     As described under "The Proposal--The Sale--Background; Reasons for the Sale," the "Holiday Inn" franchises of ten of the Inns were to expire on June 30, 1997 and the franchises of two additional Inns were to expire on December 31, 1997. Before the renewal of an expiring franchise for any "Holiday Inn" property, the property is inspected by HHC and that inspection forms the basis for a Property Improvement Plan ("PIP"), the completion of which is a condition to the renewal of the franchise for the property. Prior to December 31, 1995, HHC had inspected and prepared PIPs for ten of the Inns whose franchises were to expire in 1997. During the second quarter of 1996, HHC inspected and prepared PIPs for the remaining two Inns whose franchises were to expire in 1997 (though HHC had previously indicated that it might not renew those franchises and, accordingly, had not prepared PIPs for those Inns). Based on those PIPs, and on analyses of W&H, AMI estimated the cost of the capital expenditures required by those PIPs to be approximately $13,000,000, although AMI believed that the scope of work and related costs would be subject to negotiation. In addition, the franchise renewal fees for those Inns would have been approximately $884,000
($500 per room). AMI engaged W&H to evaluate, for each Inn, the relative benefits and costs of renewing the "Holiday Inn" franchise for the Inn, operating the Inn under other franchises that may be available, and operating the Inn without a franchise affiliation. Based on W&H's evaluation, AMI, determined that the Inns should remain franchised as "Holiday Inns". On that basis, AMI reached an agreement with HHC as to the terms and conditions of the franchise renewals. At the same time, the General Partner and AMI continued to evaluate the improvements and expenditures included in each of the PIPs, in order to identify those items that AMI believed would enhance the Inn's ability to continue to compete in its market and would add value to the Inn, and those improvements or expenditures that AMI believed to be less necessary or which would add little value. The General Partner also continued negotiations with HHC as to the scope of work included in each PIP and the length of time within which such improvements would be completed. Generally, in connection with the renewal of the franchise for an Inn, AMI would have one year, which the General Partner thought might be negotiable, from the expiration date of the old franchise to complete the capital improvements included in the PIP.


                                                     PRELIMINARY PROXY MATERIALS


     Effective January 4, 1997, the initial term of the W&H Management Agreement was extended for four years, through 2000. However, in order to facilitate financing of the PIPs, a provision was added to the W&H Management Agreement which grants to either the Partnership or W&H the right to terminate the agreement, without penalty, at any time without cause, upon at least 90 days prior written notification to the other party. However, under the Priming and Mortgage Loans, approval by the Mortgage Lenders and Priming Lenders (collectively the "Lenders") will be required for the Partnership to elect to terminate the W&H Management Agreement.

     In 1996, the General Partner determined to sell the Glen Burnie South and Baltimore Moravia Road Inns and in early 1997 entered into a contract for sale of the Glen Burnie South Inn (which sale was completed on July 29, 1997). In early 1997, the General Partner determined also to sell the Baltimore Pikesville, Baltimore Belmont, Frederick MD, Lancaster Rt. 501, York Market Street and Hazelton Inns, and subsequently entered into a contract for sale of the Baltimore Pikesville Inn (which sale was completed on May 1, 1998). Those Inns are either operating at a loss or would not produce a return to the Partnership sufficient to justify the costs of renewal fees and PIPs. However, the net proceeds from the sale of the Glen Burnie South and Baltimore Pikesville Inns were, and the proceeds from the sale of the other Inns are required to be, applied to pay the prepayment penalty on, and to reduce the outstanding principal balance of, the Priming Loan and, after repayment of the Priming Loan, to reduce the outstanding principal balance of, and to pay the shared appreciation, if any, under the Mortgage Loan. None of such proceeds were or will be available to finance the PIPs or franchise renewal fees.

     In June, 1997, the General Partner requested that HHC extend the franchise agreements expiring on June 30, 1997, to enable the General Partner and AMI to continue to seek financing for the PIPs and the franchise renewal fees. In consideration of a $125,000 payment by AMI of franchise renewal fees, HHC agreed to extend the franchise agreements for the ten Inns to July 31, 1997 (which has been extended from time to time since). In June and July, 1997, HHC prepared revised PIPs for the Inns based on HHC's current standards.

     The renewal of the "Holiday Inn" franchises (or any change in the franchise affiliation of the Inns), capital expenditures for improvements required by the PIPs, and any financing for PIPs and franchise renewal fees requires the consent of the Lenders. AMI submitted the franchise renewal agreements to the Lenders for their review, but the Lenders were unwilling to take action in the absence of firm indications of the source and availability of financing. The Lenders did consent, however, to AMI's making a $125,000 prepayment to HHC of franchise renewal fees in consideration of HHC's extension of ten expiring franchises to enable the General Partner and AMI to continue to seek financing for the PIPs and franchise renewal fees.

     In August, 1997, HHC indicated its unwillingness to extend the expiration of the franchises if the General Partner and AMI could not provide realistic plans for financing the PIPs and the franchise renewal fees and advised AMI that it did not wish to retain in the "Holiday Inn" system five of the Inns whose franchises were to expire in 1997. Those Inns, being older, highway oriented properties did not satisfy HHC's current requirements. HHC extended the time within which the General Partner and AMI must present such financing plans, first to September 19, then to September 30, October 15, 1997 and November 14, 1997. AMI submitted a plan for the completion of the PIPs and the sale of seven of the Inns. The cost of the PIPs for the remaining five Inns whose franchises expire in 1997 was estimated to be approximately $7,500,000 and the franchise renewal fees for renewal of the "Holiday Inn" franchises for Inns that are approximately $438,500 ($500 per room). However, as described in greater detail under "The Proposal--The Sale--Background; Reasons for the Sale," despite efforts that commenced in 1995, the General Partner and AMI were unable to arrange financing on acceptable terms for the franchise renewal costs.

     As described under "The Proposal--The Sale--Background; Reasons for the Sale," on February 12, 1998, HHC advised the General Partner that it would not renew the expiring franchises and on February 23, 1998, HHC advised the General Partner that it would not extend such franchises when they expired on March 2, 1998. HHC subsequently agreed that it would extend the expiring "Holiday Inn" franchises for all 11 Inns for 60 days if applications for franchises for the six Inns that HHC was willing to keep in the "Holiday Inn" system were submitted, and the $517,000 of application fees were paid, by March 10, 1998. Servico filed such applications and, with the consent of the Lenders, AMI paid the application fees, by March 10 and the Inns will remain in the "Holiday Inn" system until May 9,1998.

     So long as AMI owns the Inns or the Partnership owns AMI, the Partnership's investment in the Inns will continue to be subject to the risks generally incident to the ownership of real estate, including those relating to the uncertainty of cash flow to meet fixed obligations, adverse changes in national economic conditions, adverse changes in local market conditions, construction of new hotels and/or the franchising by Holiday Inn of competitor hotels, changes in interest rates, the availability of financing for operating or capital needs (including to finance renewal of the Holiday Inn franchise agreements), changes in the real estate tax rates and other operating expenses, adverse changes in governmental rules and fiscal policies, acts of God (which may result in uninsured losses), condemnation and other factors that are beyond the control of the General Partner, the Partnership, AMI or W&H.


                                                     PRELIMINARY PROXY MATERIALS


COMPETITION

     The hotel industry is highly competitive and each of the Inns experiences significant competition from other hotels, some of which are affiliated with national or regional chains (including the "Holiday Inn" system). The number of available hotel rooms in certain markets of the Inns have continued to increase in recent years, and in many areas has reached levels in excess of peak demand. The Inns' success is in large part dependent upon their ability to compete on the basis of factors such as physical condition of the Inns, access, location, service, franchise affiliation, employees, marketing quality, reservation services, the quality and scope of food and beverage facilities, and other amenities.

     The demand for lodging accommodations varies seasonally and from one part of the week to another, and is dependent upon general and local economic conditions. In addition, the demand for accommodations at a particular Inn may be adversely affected by government cutbacks, changes in travel patterns caused by the relocation of highways or airports, the construction of additional highways, strikes, weather conditions, and the availability and price of gasoline and energy or other factors.

EMPLOYEES

     As of May 1, 1998, there are approximately 879 persons employed in the operation of the Inns (not including W&H employees engaged in management and supervision). AMI believes its relationships with its employees are satisfactory, and that the Inns have a number of core employees and key supervisory personnel who provide experienced labor and management to the operations of the Inns.


                                                     PRELIMINARY PROXY MATERIALS


                                   PROPERTIES

     Each of the Inns was purchased by AMI from subsidiaries of Prime in December, 1986, as described under "The Partnerships." The Inns, each of which is franchised as a "Holiday Inn," are located in Maryland, Pennsylvania and Connecticut. The franchises with HHC expire, or were to have expired, on various dates as summarized in the following table.

     Each of the Inns is located near an interstate highway or major traffic artery, or in a city's business district, providing both visibility and accessibility to travelers. All of the Inns contain meeting rooms with sound equipment and banquet facilities. Each of the Inns has on-site parking and a swimming pool.

     Also, each of the Inns contains a full service restaurant and lounge which offer food and beverages throughout the day.

     The following table presents certain information concerning the Inns:


                                         YEAR          NUMBER     FRANCHISE EXPIRATION       STATUS OF OWNERSHIP
     LOCATION                           OPENED        OF ROOMS           DATE                       BY AMI
-------------------------------        --------       --------    --------------------  -------------------------
     MARYLAND
     Baltimore Inner Harbor             1964              375         Dec. 31, 2005     Land and building lease
     Baltimore Washington               1973(2)           259       June 30, 1997(1)    Land and building lease
        International Airport
     Frederick                          1963(3)           157       June 30, 1997(1)    Fee
     Baltimore-Cromwell                 1972              139       Dec. 31, 1997(1)    Fee
         Bridge Rd.
     Baltimore-Moravia Road(4)          1974              139       Dec. 31, 1997(1)    Fee
     Baltimore-Belmont Blvd.            1973              135         Dec. 31, 2001     Fee
     Baltimore-Glen Burnie No.          1973              128         Dec. 31, 1999     Land Lease

     PENNSYLVANIA
     Lancaster-Route 30                 1971              189       June 30, 1997(1)    Land Lease and Fee
     Lancaster-Route 501(4)             1964              160       June 30, 1997(1)    Land Lease
     York-Market Street(4)              1964              120       June 30, 1997(1)    Land Lease
     York-Arsenal Road                  1970              100         Dec. 31, 1998     Fee
     Hazleton(4)                        1969              107       June 30, 1997(1)    Fee

     CONNECTICUT
     New Haven                          1965              160       June 30, 1997(1)    Fee
     East Hartford                      1974              130       June 30, 1997(1)    Land and building lease
                                                    --------------

     SUB-TOTAL                                          2,298
     Baltimore-Glen Burnie So.          1965              100         June 30, 1997     Sold July 29, 1997
     Baltimore-Pikesville               1963              108         June 30, 1997     Sold May 1, 1998
                                                    --------------
     TOTAL                                              2,506
                                                    ==============

    --------------
    (1)  Franchise extended to May 9, 1998
    (2)  96 room addition completed in 1985
    (3)  63 room addition completed in 1985
    (4)   Listed for sale

     The terms of the leases (including options exercised) expire at various dates ranging from 2000 through 2024. Some of the leases contain purchase options to acquire title, with options to extend the leases for terms varying from ten to forty years. Five of the leases are subject to rental adjustments based upon inflation indexes. The leases generally require AMI to pay the cost of repairs, insurance, and real estate taxes.


                                                     PRELIMINARY PROXY MATERIALS


     Each of the properties is subject to mortgage liens securing the Priming Loan and the Mortgage Loan. Each Mortgage Note is cross-collateralized and secured by all of the Inns. In addition, the land and building under lease in the Baltimore Washington International Airport Inn is subject to an additional mortgage held by the Ground Lessor.

     AMI sold the Baltimore Pikesville Inn on May 1, 1998 for a gross sale price is $2,400,000. From that price, AMI paid customary expenses of sale (including survey costs, legal fees, transfer taxes and brokerage commissions), the fee payable to W&H under the W&H Management Agreement, expenses of asbestos remediation and clean-up, and expenses of the removal of the "Holiday Inn" signs. The balance was applied to pay the 2% prepayment penalty on, and to reduce the outstanding principal balance of, the Priming Loan. No amount of the sale proceeds was available for distribution to the Unitholders.

     The following table represents the occupancy percentage, average daily room rate (ADR), and revenue per available room (REVPAR) achieved by each Inn for the years indicated:


                                        1997                           1996                          1995
                               -----------------------      -------------------------       ------------------------
                               Occup.                       Occup.                          Occup.
     Location:                   %      ADR     REVPAR        %        ADR     REVPAR         %       ADR     REVPAR
     ---------------------     -----   -------  ------      -----     ------   ------       ----     ------   ------
     MARYLAND
     Baltimore Inner           67.9%   $103.25  $70.11      66.3%     $95.02   $63.01       67.5%    $87.52   $59.06
     Harbor
     Balt. Washington          73.5%   $83.20   $61.13      72.4%     $78.08   $56.50       68.5%    $73.23   $50.20
       Int'l Airport
     Frederick                 61.6%   $54.05   $33.31      60.4%     $54.52   $32.96       59.6%    $54.61   $32.53
     Balt.-Cromwell            63.9%   $72.70   $46.43      61.1%     $69.89   $42.71       58.4%    $65.65   $38.31
       Bridge Road
     Balt.-Moravia Road        50.8%   $50.01   $25.39      43.8%     $47.99   $21.02       49.9%    $41.89   $20.89
     Balt.-Belmont Blvd.       51.2%   $61.21   $31.33      53.6%     $57.73   $30.92       56.9%    $52.32   $29.78
     Balt.-Glen Burnie         63.1%   $66.40   $41.92      65.3%     $59.24   $38.68       56.5%    $58.25   $32.94
     North
     Balt.-Glen Burnie S.
      (Sold 7/29/97)           69.3%   $56.68   $39.98      75.4%     $53.28   $40.18       77.2%    $48.32   $37.29
     Balt.-Pikesville          57.9%   $64.50   $37.31      58.4%     $59.10   $34.51       57.8%    $51.28   $29.63
      (Sold 5/1/98)

     PENNSYLVANIA
     Lancaster-Route 30        53.7%   $70.35   $37.80      59.6%     $67.20   $40.06       60.8%    $63.45   $38.60
     Lancaster-Route 501       55.2%   $60.25   $33.27      58.1%     $59.86   $34.75       60.7%    $56.94   $34.56
     York-Market Street        50.7%   $54.15   $27.43      43.1%     $56.50   $24.37       45.9%    $56.86   $26.12
     York-Arsenal Road         54.6%   $56.98   $31.11      50.9%     $57.67   $29.34       55.3%    $57.51   $31.79
     Hazleton                  56.8%   $56.36   $32.03      53.8%     $56.36   $30.31       56.6%    $53.07   $30.04

     CONNECTICUT
     New Haven                 69.6%   $76.73   $53.43      65.2%     $70.78   $46.17       70.3%    $65.76   $46.21
     East Hartford             71.1%   $69.36   $49.33      64.2%     $68.37   $43.89       64.7%    $62.79   $40.65


                                                     PRELIMINARY PROXY MATERIALS


                             THE PARTIES TO THE SALE

THE PARTNERSHIP AND THE GENERAL PARTNER

     Each of the Partnership and AMI is a Delaware limited partnership organized in 1986. Certain administrative functions are performed for the Partnership and AMI by W&H. Therefore, the principal executive office of the Partnership is c/o Winegardner & Hammons, Inc., 4243 Hunt Road, Cincinnati, Ohio 45242 and its telephone number is 513-891-2920. The operation of the Inns is supervised from W&H's regional office at 301 West Lombard Street, Baltimore Maryland 2120.

     The General Partner is a Delaware corporation organized in 1986. The principal executive office of the General Partner is located at 21-00 Route 208 South, 2nd Floor, Fair Lawn, New Jersey 07410 and its telephone number is
201-791-6166. The mailing address of the General Partner is P.O. Box 230, Hawthorne, New Jersey 07507.

     None of the Partnership, AMI and the General Partner, nor, to the best of the Partnership's knowledge, any directors, officers or controlling persons of the General Partner has, during the last five years, (a) been convicted in any criminal proceeding (excluding traffic violations or similar misdemeanors) or
(b) been a party to any civil proceeding of a judicial or administrative body of competent jurisdiction and, as a result of such proceeding, was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violations with respect to such laws.

SERVICO

     Servico, Inc. is a Florida corporation with its principal executive offices located at 1601 Belvedere Road, West Palm Beach, Florida 33406. Its telephone number is 561-689-9970. The principal business of Servico is the ownership and operation of approximately 75 hotels located in 23 states and Canada. Neither Servico nor, to the best of Servico's knowledge, any directors, executive officers or controlling persons has, during the last five years, (a) been convicted in any criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and, as a result of such proceeding, was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violations with respect to such laws.

DIRECTORS AND EXECUTIVE OFFICERS OF THE PARTNERSHIP AND THE GENERAL PARTNER

     As limited partnerships, the entire management and control of each of the Partnership and AMI is vested in the General Partner. Neither the Partnership nor AMI has officers or directors.

     Certain information is set forth below concerning the directors and officers of the General Partner, each of whom has been elected or appointed to serve until his successor is duly elected and qualified. Each such director and officer is a citizen of the United States of America. The Unitholders of the Partnership do not have voting rights with respect to the election of directors of the General Partner.

Name                         Position, Employer, Business and Address
----                         ----------------------------------------
S.                           Leonard  Okin Vice  President  and  Director of the
                             General Partner since inception;  Managing Director
                             of the General  Partner since January 1, 1994; Vice
                             President  and  Director of First  American  Realty
                             Associates,  Inc., (mortgage brokers) from prior to
                             1989 to  December  31,  1993(1);  21-00  Route  208
                             South, 2nd Floor, Fair Lawn, New Jersey 07410.

Robert                       A. Familant  Director of the General  Partner since
                             August 19, 1994;  Secretary of the General  Partner
                             since   November   5,   1997;    Treasurer/CEO   of
                             Progressive Credit Union (credit union) since prior
                             to 1989 (2); 370 Seventh  Avenue,  14th Floor,  New
                             York, New York 10001.

Seymour G. Siegel            Director of the General  Partner  since  November 21, 1994;  President of Siegel Rich,  Inc.
                             (consulting  firm) since January 1, 1994;  Senior Partner of M.R.  Weiser & Co.  (accounting firm) from prior to 1989 (3); 310 Madison Avenue, Suite 1509, New York, New York 10017.

------------------

(1) In 1994, with the approval of the Lenders, Mr. Okin entered into a Consulting Services Agreement (the "Consulting Services Agreement") with the Partnerships and the General Partner, giving him authority to make day to day operating decisions for the Inns, and for the purposes hereof will be referred to as Managing Director of the General Partner. First American Realty Associates, Inc. had performed mortgage brokerage services for Prime.


                                                     PRELIMINARY PROXY MATERIALS


(2) Mr. Familant was elected and approved as an outside Director of the General Partner effective August 19, 1994.

(3) Mr. Siegel was elected and approved as an outside Director of the General Partner effective November 21, 1994.

     Under the Consulting Services Agreement, Mr. Okin, as an independent contractor, performs on behalf of the Partnership, AMI and the General Partner, the services normally performed by, and exercises the authority normally assumed or undertaken by, the chief executive officer of a corporation. The Consulting Services Agreement was effective December 1, 1994 through December 31, 1995, and has been extended on a yearly basis for a current term ending December 31, 1998. Unless the parties or the Lenders exercise their rights to terminate the Consulting Services Agreement, it is extended automatically for successive twelve-month periods. The Consulting Services Agreement is terminable, among other things, by 30 days prior written notice from the Partnership, AMI, or the General Partner to Mr. Okin of their election not to renew the agreement at the expiration of the initial or any renewal term; for cause; by 60 days prior written notice from Mr. Okin to the General Partner of Mr. Okin's election at any time to terminate the agreement; at any time by Mr. Okin if the Partnership, AMI and the General Partner for any reason are not able to maintain in place specified liability insurance coverage for Mr. Okin; and upon foreclosure by the Lenders on substantially all of the assets of the Partnerships, by notice from the Lenders to Mr.Okin given within ten days of such foreclosure.

DIRECTORS AND EXECUTIVE OFFICERS OF SERVICO

     Certain information is set forth below concerning the directors and officers of Servico, Inc., each of whom has been elected or appointed to serve until his or her successor is duly elected and qualified. Each such director and officer is a citizen of the United States of America.


Name                         Position Employer, Business and Address
----                         ---------------------------------------
David Buddemeyer             Chairman of the Board of Servico,  Inc.  since August 1997,  Chief  Executive  Officer since
                             December  1995, a Director  since April 1994 and President  since May 1993.  Mr.  Buddemeyer served as the Chief  Operating  Officer of Servico  from May 1993 to  December  1995 and its
                             Executive  Vice  President  from  June 1990 to May 1993.  Prior to such  time,  from 1987 to
                             June 1990,  he served as Vice  President-Operations  of Prime.  1601  Belvedere  Road,  West
                             Palm Beach, FL 33406

Karyn Marasco                Executive  Vice  President  and Chief  Operating  Officer of Servico,  Inc.  since May 1997.
                             Prior to such time,  Ms.  Marasco  was  affiliated  with  Westin  Hotels and  Resorts for 19 years.  Most  recently,  Ms.  Marasco  served  Westin as Area  Managing  Director,  based in
                             Chicago.  1601 Belvedere Road, West Palm Beach, FL 33406

Warren M. Knight             Vice  President-Finance  and Chief Financial  Officer of Servico,  Inc. since December 1991.
                             Prior to such time,  from March 1988 to  November  1991,  Mr.  Knight  served as Director of
                             Finance for W.A.  Taylor & Co., an importer of  distilled  spirits  into the United  States.
                             1601 Belvedere Road, West Palm Beach, FL 33406

Charles M. Diaz              Vice  President-Administration  and Secretary of Servico,  Inc.  since  December  1997.  Mr.
                             Diaz  joined  Servico  in  March  1993  and  has  held  positions  in the  construction  and operations areas of Servico.  1601 Belvedere Road, West Palm Beach, FL 33406

Peter J. Walz                Vice  President-Acquisitions  of Servico,  Inc.  since  February  1996.  Prior to such time, from December  1994 to January  1996,  he was a consultant to Servico.  From October 1993 to
                             November 1994, Mr. Walz was an executive officer of Hospitality  Investment  Trust,  Inc., a development  stage  lodging real estate  investment  trust.  Prior to such time,  from April
                             1987 to September  1993, Mr. Walz was Executive Vice President of CMS  Development,  Inc., a
                             developer of office  buildings,  condominiums  and hotels.  1601 Belvedere  Road,  West Palm
                             Beach, FL 33406

Michael A. Leven             Director of Servico,  Inc.  since August 1997.  Mr. Leven is President  and Chief  Executive
                             Officer of US  Franchise  Systems,  Inc.,  a hotel  franchise  company.  Prior to joining US
                             Franchise  Systems,  Inc.,  Mr. Leven was President and Chief  Operating  Officer of Holiday
                             Inn Worldwide.  13 Corporate Square E250, Atlanta, GA 30329


                                                                                              PRELIMINARY PROXY MATERIALS


Joseph C. Calabro            Director of Servico,  Inc.  since  August 1992.  Mr.  Calabro has been a principal of Joseph
                             C. Calabro,  C.P.A.,  a Devon,  Pennsylvania  accounting  firm,  since 1982. Mr. Calabro has also  been an  officer  and  director  of Bibsy  Corporation,  which  previously  owned  and operated  a  "Holiday  Inn" hotel in  Bensalem,  Pennsylvania,  since  1971.  868  Lancaster
                             Avenue, Devon, PA 19333

Peter R. Tyson               Director of Servico,  Inc. since August 1992.  From December 1990 to the present,  Mr. Tyson has  been  President  of Peter R.  Tyson &  Associates,  Inc.,  a firm  offering  consulting services  to  clients  in the  hospitality  industry.  Prior to  forming  Peter  R.  Tyson &
                             Associates,   Inc.,  Mr.  Tyson  was  the  partner-in-charge  of  the  hospitality  industry consulting  practice in the  Philadelphia  office of the accounting  and consulting  firm of
                             Laventhol  &  Horwath,  with which he was  associated  for 20 years.  135 E.  State  Street,
                             Kenneth Square, PA 19348

Richard H. Weiner            Director  of  Servico,  Inc.  since  August  1992.  Mr.  Weiner is a senior  partner  in the
                             Albany,  New  York  law  firm of  Cooper,  Erving,  Savage,  Nolan &  Heller,  where  he has practiced law since 1975.  39 North Pearl Street, Albany, NY 12207


COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS OF THE GENERAL PARTNER

     As the only person performing services to the Partnerships comparable to the services of an officer, Mr. Okin is required to devote substantial time and effort to manage the Partnerships. The following table sets forth Mr. Okin's compensation paid in respect of the fiscal years ended December 31, 1997, 1996 and 1995.


                             Other Annual      Long Term           All Other
Year     Salary     Bonus    Compensation    Compensation        Compensation
----   ----------   -----    ------------    ------------        ------------
1997   $  133,560   $  -     $  -            $  -                $  -
1996   $  126,000   $  -     $  -            $  -                $  -
1995   $  120,000   $  -     $  -            $  -                $  -

     Mr. Okin receives compensation as Managing Director of the General Partner. In addition, Mr. Okin received reimbursement for out-of-pocket expenses in 1997, 1996 and 1995 totaling approximately $36,100, $27,300 and $27,500, respectively (for office rent, secretarial services, utilities, airfare, postage, office supplies, etc.), and $19,000, $18,500 and $6,250, respectively, for attendance at board meetings.

     Directors are currently paid a fee of $1,000 for each Board meeting attended in New York and $1,500 for each meeting out of town, plus out of pocket expenses incurred for attending meetings.

     Beginning in 1996, the Partnerships retained the services of Siegel Rich, Inc., a consulting firm in which Seymour G. Siegel is a shareholder. In 1996 and 1997, the Partnerships paid Siegel Rich, Inc., approximately $16,000 and $44,000, respectively.

LEGAL PROCEEDINGS

     In the ordinary course of business, the Partnership and AMI are named as defendants in lawsuits relating to the operation of the Inns, principally involving claims for injury alleged to have been sustained in or near the Inns or for damages alleged to have been incurred in business dealings with AMI or others in connection with the Inns. Such claims are generally covered by insurance. Claims not covered by insurance have not, individually or in the aggregate, been material.


                                                     PRELIMINARY PROXY MATERIALS


         MARKET PRICE OF, AND DISTRIBUTIONS ON, THE DEPOSITARY RECEIPTS

     The Units are units of limited partnership interest in the Partnership and are represented by Depositary Receipts. Since the initial public offering of the Units in December, 1986 through the date of this Proxy Statement, there have been 4,000,000 Units outstanding. At the Record Date, the Units were held of record by 526 persons.

     From the time of the initial public offering of Units in December, 1986, through June 19, 1997, the Depositary Receipts were traded on the New York Stock Exchange (the "NYSE"). Effective before the opening of the market on June 20, 1997, the Depositary Receipts were delisted by the NYSE because the aggregate market value of the Units, the three-year average net income of the Partnership and the net tangible assets of the Partnership available to the Units fell below the NYSE's continued listing criteria. From June 20, 1997 through July 8, 1997, the Depositary Receipts were traded by brokers who made a market in the Depositary Receipts, and since July 9, 1997, the Depositary Receipts have been traded on the Over the Counter Bulletin Board (the "OTCBB") under the ticket symbol "PMPI." Set forth below for each quarter since January 1, 1996 are the high and low reported sale price per Depositary Receipt on the NYSE (as reported in The Wall Street Journal) through June 19, 1997, the high and low reported bid price quoted by brokers (as reported by National Quotation Bureau, LLC) from June 20, 1997 through July 8, 1997, and the reported high ask and low bid price quoted on the OTCBB (as reported by IDD Information Services, Tradeline) since July 9, 1997. On November 6, 1997, the last trading day prior to the public announcement of the Proposal, the last reported bid price per Depositary Receipt on the OTCBB was $ 2-1/32.


                                                 HIGH                   LOW
                                               --------              ----------
   1996:
   -----
        First Quarter                            13/16                  7/16
        Second Quarter                           1-1/8                  9/16
        Third Quarter                                1                   5/8
        Fourth Quarter                           15/16                   5/8

   1997:
   -----
        First Quarter                                1                   5/8
        Second Quarter (through June 19)             1                  9/16
        Second Quarter (from June 20)                1                   1/2
        Third Quarter (through July 8)               1                   3/4
        Third Quarter (from July 9)              2-1/2                   3/8
        Fourth Quarter                         2-15/16                 1-3/4

   1998:
   -----
        First Quarter                            3-1/2               1-15/16
        Second Quarter (through April 30)      2-15/16                 1-1/2

     On November 6,1997, the last trading day prior to the public announcement of the Proposal, the last reported bid price per Depositary Receipt on the OTCBB was $2-1/32. Subsequent to the public announcement through the date of this Proxy Statement, the Depositary Receipts traded above $2 per Unit, peaking at $3.50 per Depositary Receipt on March 2, and March 4, 1998. The General Partner understands that during the period from February 25, 1998 through March 5, 1998, Servico was making open market purchases of Depositary Receipts and a limited number of privately-negotiated transactions (which were reflected on the OTCBB). Since March 5, 1998, the reported bid and asked prices for, and trading volume of, Depositary Receipts on the OTCBB has declined. On May __, 1998, the last reported bid price per Depositary Receipt on the OTCBB was __________.

     The Transfer Agent for the Partnership is First Chicago Trust Company of New York. The address of the Transfer Agent is P.O. Box 2500, Jersey City, New Jersey 07303-2500.


                                                     PRELIMINARY PROXY MATERIALS


     There have not been any distributions by the Partnership since the second quarter of 1990 (the last complete quarter before Prime's bankruptcy). The Partnership's cash flow, which is dependent on revenues from operations of the Inns, has not been sufficient to maintain quarterly distributions. In addition, the Partnership cannot make distributions to Unitholders until the Priming Loan is repaid, and then only so long as Mortgage Loan payments are maintained and proper reserves are funded as required.


                                                     PRELIMINARY PROXY MATERIALS


                    PRINCIPAL HOLDERS, AND CERTAIN TRANSFERS,
                             OF DEPOSITARY RECEIPTS

PRINCIPAL HOLDINGS AT THE RECORD DATE

     The following table sets forth, as of March 16, 1998, the Record Date, the number of Units owned by the officers and directors of the General Partner and by all persons owning of record or, to the knowledge of the Partnership, beneficially more than 5% of the outstanding Units. The General Partner does not own any Units.


                                                                       Ownership of Units
                                                 --------------------------------------------------------------
                                                     Number                   Total No.            Percentage
                                                   Of Units                  of Units               of Units
      Name & Address of Owner                        Held                      Held                Outstanding
      -----------------------                    -------------             ------------           -------------
      S. Leonard Okin
      c/o Prime-American Realty Corp.
      P.O. Box 230
      Hawthorne, NJ 07507-0230                        1,000                    1,000                 0.0250%
                                                 =============             ============           =============
      Servico, Inc.
      1601 Belvedere Road
      West Palm Beach, FL 33406                   2,004,319(1)             2,004,319(1)             50.1080%(1)
                                                 =============             ============           =============
      Prussia Associates, LP (2)
      d/b/a Valley Forge Hilton
      251 West DeKalb Pike
      King of Prussia, PA 19406                      26,000(1)

      CLBW Associates, LP (2)
      d/b/a Holiday Inn Cityline
      4100 Presidential Boulevard
      Philadelphia, PA 19131                         24,000(1)

      Martin W. & Kathleen P. Field
      251 West DeKalb Pike
      King of Prussia, PA 19406                     151,500(1)               201,500(1)(3)           5.0375%(1)(3)
                                                 -------------             ------------           -------------
      Jerome S. Sanzo
      1127 High Ridge Road
      Stamford, CT 06905                              7,000(4)               208,500(5)              5.2125%(5)
                                                 =============             ============           =============
      Robert M. Broder, Trustee,
        The Field Family Trust
      c/o Blank Rome Comisky &
          McCauley LLP
      One Logan Square
      Philadelphia, PA 19103-6998                   240,000(1)               240,000(1)              6.0000%(1)
                                                 =============             ============           =============

--------------

(1) Subsequent to the Record Date, the Units held by Prussia Associates, LP, CLBW Associates, LP, Martin W. and Kathleen P. Martin, and Robert M. Broder, as Trustee of The Field Family Trust, were sold to Servico, Inc. As a consequence of such purchases, on the date of this Proxy Statement Servico owns 2,445,819 Units, representing 61.1455% of the Units.

(2)  Holder is a limited  partnership  whose sole  general  partner is Martin W.
     Field.

(3) Includes 26,000 Units held by Prussia Associates, L.P., 24,000 Units held by CLBW Associates, LP and 151,500 Units held by Martin W. Field and Kathleen P. Field.


                                                     PRELIMINARY PROXY MATERIALS


(4) Includes 5,000 Units held by Mr. Sanzo individually and 2,000 Units held by Mr. Sanzo jointly with his wife.

(5) Includes 26,000 Units held by Prussia Associates, L.P., 24,000 Units held by CLBW Associates, LP, 151,500 Units held by Martin W. Field and Kathleen
     P. Field and 7,000 Units held by Jerome S. Sanzo as a "Group" (within the meaning of Rule 13d-5(b)(1)) under the Exchange Act.


                                                     PRELIMINARY PROXY MATERIALS


RECENT TRANSFERS OF DEPOSITARY RECEIPTS

     During the past two years neither the General Partner nor any of its officers or directors has purchased or sold any Units. During the past two years, Servico, Inc. has made the following purchases of Units:



                                                                        Price Range of           Average Price of
                 Quarter                   Number of Units              Units Acquired            Units Acquired
      -------------------------            ---------------              ----------------         -----------------
      First Quarter of 1998                   2,004,319                  $2.4375-$3.50                 $3.4315
      Second Quarter of 1998                   441,500*                      $3.50                     $3.50

--------------

* Comprised of the Units sold by Prussia Associates, LP, CLBW Associates, LP, Martin W. and Kathleen P. Martin, and Robert M. Broder, as Trustee of The Field Family Trust.

     As indicated under "The Proposal--The Sale--The Field Payment," if the Proposal is approved by the holders of a majority of the Units, Field and/or his designees will be entitled to receive the $500,000 Field Payment. The Partnership understands the Field paid, or will pay or reimburse, various fees, costs, expenses and expenditures in connection with the proxy solicitation by DMC.

     Servico, Inc. acquired the Units purchased by it with its working capital and has advised the Partnership that it also intends to pay the Purchase Price with its working capital.


                                                     PRELIMINARY PROXY MATERIALS

                             SELECTED FINANCIAL DATA

                           1997(a)        1996(a)         1995(a)        1994(a)       1993(a)
                          --------       --------        --------       --------      --------
                     (IN THOUSANDS EXCEPT PER UNIT AMOUNTS)
OPERATING DATA:
Total revenues(b)         $  50,352      $  49,584       $ 47,469       $ 44,173      $  46,261
Net loss                  $  (3,330)     $  (2,188)      $ (2,280)      $ (4,673)     $  (1,215)
Net loss allocable
  to limited partners     $  (3,297)     $  (2,166)      $ (2,257)      $ (4,626)     $  (1,203)
Per Unit loss
  allocable to
  limited partners        $   (0.82)     $   (0.54)      $  (0.56)      $  (1.16)     $   (0.30)

BALANCE SHEET DATA:
Total assets              $  51,707      $  53,972       $ 57,001       $ 60,673      $  64,009
Long-term debt,           $  63,544      $  65,691       $ 65,645       $ 66,627      $  65,912
  net of current
  maturities
Partners' deficit         $ (21,251)     $ (17,921)      $(15,733)      $(13,453)     $  (8,780)


(a) As a result of the fact that W&H's system of accounting for all properties under its management operates under a 52/53 week year (1993 through 1995 were 52 week years, 1996 was a 53 week year, and 1997 was a 52 week year) that closes for bookkeeping purposes on that Friday which is most proximate to December 31 of any given year, the financial year of AMI for 1997 ended January 2, 1998; for 1996 ended January 3, 1997; for 1995 ended December 29, 1995; for 1994, December 30, 1994; and for 1993, December 31, 1993.

(b)  Includes $362,000,  $361,000, $374,000, $341,000 and $304,000 for the years ended December 31, 1997, 1996, 1995, 1994 and 1993, respectively, of other income (principally interest income). In addition, it includes $1,025,000 and $4,389,000 for the years ended December 31, 1995 and 1993, respectively, of non-recurring revenue from the settlement of claims by the Partnership and AMI against Prime and its affiliates in the Prime bankruptcy.

             The Inns' room statistics are as follows:


                           1997                      1996                     1995                      1994
                  -----------------------   -----------------------  -----------------------   -----------------------
                   AVERAGE     OCCUPANCY      AVERAGE    OCCUPANCY     AVERAGE     OCCUPANCY     AVERAGE    OCCUPANCY
                  DAILY ROOM   PERCENTAGE   DAILY ROOM   PERCENTAGE  DAILY ROOM   PERCENTAGE   DAILY ROOM   PERCENTAGE
                     RATE                      RATE                     RATE                      RATE
                  ----------   ----------   ----------   ----------  ----------   ----------   ----------   ----------

     1st Quarter    $66.94       48.9%        $63.76       45.3%       $59.84        47.8%       $56.33       48.0%
     2nd Quarter    $73.95       70.0%        $69.50       68.7%       $64.74        69.4%       $61.79       69.4%
     3rd Quarter    $75.01       72.8%        $71.44       72.4%       $67.06        72.2%       $61.10       72.7%
     4th Quarter    $72.64       55.6%        $67.54       57.2%       $62.51        56.8%       $58.72       57.5%
     Full Year      $72.56       61.8%        $68.53       60.8%       $63.95        61.6%       $59.82       61.9%



                                                     PRELIMINARY PROXY MATERIALS


           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATION

FINANCIAL CONDITION

     Until the end of September, 1997, it had been the intention of AMI to continue to operate the Inns as going concerns. In late September, the General Partner entered into negotiations with Servico for the Sale of the Interest and, on November 7, 1997, entered into an acquisition agreement amended as of March 12, 1998, for such Sale. If the Sale is consented to by a majority of the Unitholders, the Partnership's interest in the Inns will terminate at the Closing and the Partnership will be dissolved and liquidated. See "The Proposal," "The Acquisition Agreement" and "The Liquidation."

     AMI sold the Glen Burnie South Inn in July, 1997, has entered into a purchase contract for the Baltimore Pikesville Inn, has listed for sale the Baltimore-Moravia Road, Lancaster-Rt. 501, York-Market Street and Hazleton Inns, and had intended to sell (but, at the request of Servico, has taken off the market) the Baltimore-Belmont and Frederick Inns. These Inns are "highway oriented" properties that, having exterior corridors and being older properties, have a dated appearance and are either losing money or, in the opinion of the General Partner, will not produce a sufficient return to justify the costs to complete the PIPs and the franchise fees for renewal of their "Holiday Inn" franchises. As with the sale of the Glen Burnie South Inn, the net sale proceeds of these Inns will be applied to reduce the outstanding principal balance of the Priming and Mortgage Loan, as required by the Priming and Mortgage Loan Agreements.

     So long as the Partnership owns the Interest, the Partnership's investment in the Inns continues to be subject to the risks generally incident to the ownership of real estate, including those relating to the uncertainty of cash flow to meet fixed obligations, adverse changes in national economic conditions, adverse changes in local market conditions, construction of new hotels and/or the franchising by HHC of competitor hotels, changes in interest rates, the availability of financing for operating or capital needs (including to finance any PIPs and the renewal of the "Holiday Inn" franchise agreements), the availability of suitable franchise affiliations, changes in real estate tax rates and other operating expenses, adverse changes in governmental rules and fiscal policies, acts of God (which may result in uninsured losses), condemnation and other factors that are beyond the control of the General Partner, the Partnership, AMI or W&H.

RESULTS OF OPERATIONS

     The Partnership derives its income from its 99% interest in AMI, whose income is generated from the operations of the Inns. Operating Partners receives all lodging and other revenues derived from, and is responsible for the payment of all expenses directly attributable to, the operation of the Inns. Set forth below is information as to lodging and food and beverage revenues and expenses generated from the operations of the Inns (in thousands):

                                                1997                1996                 1995
                                          -----------------    ----------------     ----------------
Operating revenues:
 Lodging                                         $  40,852           $  39,488            $  36,668
 Food & beverage                                     9,138               9,735                9,402
                                          -----------------    ----------------     ----------------
 Totals                                             49,990              49,223               46,070
                                          -----------------    ----------------     ----------------

Direct operating expenses:
 Lodging                                             9,622               9,462                8,998
 Food & beverage                                     7,827               9.112                7,809
 Marketing                                           3,521               3,500                3,334
 Utilities                                           2,896               3,053                2,956
 Repairs & maintenance                               3,600               3,680                3,490
 Rent                                                1,304               1,316                1,317
 Insurance                                             771                 705                  630
 Property taxes                                      1,395               1,382                1,380
 Other                                               8,644               8,369                7,718
                                          -----------------    ----------------     ----------------
 Totals                                             39,580              39,579               37,632
                                          -----------------    ----------------     ----------------
Operating revenues in excess of
 direct operating expenses                       $  10,410           $   9,644            $   8,438
                                          =================    ================     ================


     Total revenues increased to $50,352,000 in 1997, from $49,584,000 in 1996 and $47,469,000 in 1995 (including non-recurring income of $1,025,000 in 1995 from the settlement of claims by the Partnerships against Prime and AMI Management in the Prime Bankruptcy (the "Prime Settlement")). The Partnerships' net loss for the year ended December 31, 1997 was $3,330,000 (which includes an expense for accrued shared appreciation of $4,500,000 and $1,011,000 of a gain on the sale of the Glen Burnie South Inn). Net income before the expense for accrued shared appreciation and the gain on sale of the Glen Burnie South Inn was $159,000, as compared to a net loss from operations of $2,188,000 for the year ended December 31, 1996 and a loss of $2,280,000 (which includes non-recurring income of $1,025,000 from the Prime Settlement) for the year ended December 31, 1995.


                                                     PRELIMINARY PROXY MATERIALS


     The following table compares the room revenues, occupancy percentage levels and ADR for the years indicated:


                                                          1997              1996              1995
                                                     ---------------    --------------    --------------
Lodging revenues (in thousands)                      $      40,852      $     39,488      $     36,668
Occupancy percentage                                          61.8%             60.8%             61.6%
ADR                                                  $       72.56      $      68.53      $      63.95

     The continued increase in the ADRs at the Inns has been accomplished by attracting and maintaining the higher ADR market segments (hotel guests categorized as individual business, leisure and government guests, etc. and groups such as corporate, association, tours, crews, etc.). Attracting and maintaining the higher ADR segments has been accomplished by increased marketing and sales promotions and the attractiveness of the Inns as a result of the capital improvement program completed in 1994 and the continuation of capital improvements during 1995, 1996 and 1997. In attracting the market segments with higher ADR, the Inns have had to remove most of their lower ADR market segments (such as airline crews and tour groups). The repositioning of market segment business contributed to the slight declines in occupancies over 1995 and 1996. However, the Inns were able to increase their occupancy 1.0%, to 61.8%, in 1997, compared to 60.8% in 1996. The increase in occupancy was reflective of fair weather conditions in the first quarter of 1997 as compared to the harsh winter weather in the first quarter of 1996. In addition, the Inns were able to increase rooms occupied due to the stable and growing economic conditions and the increase in business and leisure travel during 1997. Since there continues to be intense competition in the geographic areas where the Inns are located, the Partnerships and W&H believe occupancy levels at the Inns will not substantially increase over the next year. This is partially due to the fact that approximately one-third of the Inns are "highway oriented" location properties (which in general have lagged behind in demand, as compared to midscale and urban, suburban and airport location properties). Also, these "highway oriented" Inns have an external dated appearance due to their age, which contributes to their median occupancy levels.

     Food and beverage revenues declined to $9,138,000 in 1997 from $9,735,000 in 1996 and $9,402,000 in 1995. The decline is partially attributable to the loss in food and beverage sales in the fourth quarter of 1997 (approximately $90,000) from the sale of the Glen Burnie South Inn. During the third and fourth quarter of 1997, breakfast, lunch, dinner and banquet revenues declined substantially, largely as a result of the Inns' inability to retain their respective share of the food and beverage market, due to increased restaurant and bar competition. The decline in banquet revenues was partially offset by increased meeting room business, which tends to generate more lodging business, reflected in increased occupancies (and the increased revenues from that use) by the higher rated market segments that the Inns have attracted.

     Direct operating expenses were $39,580,000 in 1997, as compared to $39,579,000 in 1996 and $37,632,000 in 1995. The increase in lodging expenses is reflective of increased labor costs and increases in expenses that are incurred in servicing the higher rated market segments, such as complimentary room amenities, travel agent commissions, and guest supplies. Food and beverage expenses decreased, primarily as a result of the decrease in food and beverage sales. Increases in marketing expenses, such as advertising costs and hotel promotions, were incurred in an effort to attract and maintain the higher rated market segments. The utility costs decreased in 1997 as a result of the milder weather as compared to 1996. The repair and maintenance costs decreased in 1997 over 1996, although the repairs and maintenance costs were reflective of the age of the Inns. Insurance costs increased due to general liability and property insurance rate increases. The increases in other expenses, included in direct operating expenses, reflect higher administrative and general expenses directly incurred in the operations of the Inns, such as administrative labor, employment and training costs, protection expense, and in costs that vary with revenues, such as franchise fees paid to HHC, management fees paid to W&H, and credit card commissions.

     Other general and administrative costs increased due to the additional time and expense incurred with respect to the franchise renewals, review and negotiation of the PIP's and related costs and financing, the Servico transaction and other matters. Depreciation and amortization expense decreased in 1997 due to assets becoming fully depreciated in 1997. In addition, property and equipment expenditures decreased in 1997 as a result of the negotiations with HHC over the PIPs. Interest expense decreased in 1997 as a result of the lower principal amount of the Tranche A portion of the Priming Loan following the application of the net proceeds from the sale of the Glen Burnie South Inn in July, 1997 to reduction of the Tranche A Loan. For 1997, the Partnerships recorded $4,500,000 as additional interest and incentive management fees under the Mortgage Loan and the W&H Management Agreement.


                                                     PRELIMINARY PROXY MATERIALS


LIQUIDITY AND CAPITAL RESOURCES

     The changes in cash and cash equivalents are summarized as follows:

                                                               1997           1996           1995
                                                            ------------   ------------  -------------
Net cash provided by operating activities                     $ 2,807        $  2,317     $  2,092
Net cash used in investing activities                             (456)        (2,275)      (2,668)
Net cash used in financing activities                           (2,196)           -            -
                                                            ------------   ------------  -------------

Net increase (decrease) in cash and cash equivalents           $   155       $     42      $  (576)
                                                            ============   ============  =============



     In 1995, cash provided by operating revenues exceeded cash used for operating expenses of the Inns and of the Partnerships, resulting in net cash being provided by operating activities.

     Net cash used in investing activities was $2,668,000 in 1995, of which $2,423,000 was utilized for capital improvements and refurbishments and $245,000 of increases in restricted cash. The restricted cash accounts included the net increase in the FF&E Reserve of $221,000 (funding plus interest earned of $2,337,000 less capital expenditures of $2,117,000) and increases of $24,000 in the interest reserve and tax escrow accounts.

     AMI borrowed $1,200,000 under the Tranche B Loan to supplement operating cash flow deficiencies during the first quarter of 1995. The entire Tranche B Loan was repaid from excess working capital during the second quarter of 1995.

     In 1996, cash from operating activities exceeded cash used for operating expenses of the Inns and of the Partnerships, which resulted in net cash being provided by operating activities.

     Cash used in investing activities was $2,275,000 in 1996, which included $1,880,000 of additions to property and equipment, and $395,000 of increases in restricted cash. The restricted cash accounts included the net increase in the FF&E Reserve of $364,000 (funding plus interest earned of $2,517,000, less capital expenditures of $2,153,000) and increases of $31,000 in the interest reserve and tax escrow accounts.

     AMI borrowed $1,600,000 under the Tranche B Loan to supplement operating cash flow deficiencies during the first quarter of 1996. The entire Tranche B Loan was repaid from excess working capital prior to the end of the third quarter of 1996.

     In 1997, cash from operating activities exceeded cash used for operating expenses of the Inns and of the Partnerships, which resulted in net cash being provided by operating activities. Net cash provided by operating activities increased in 1997, as compared to 1996, as a result of increased revenues from operations.

     Cash used in investing activities was $456,000 in 1997, which included additions to property and equipment of $1,519,000 and increases in restricted cash of $1,176,000, offset by the net proceeds from the sale of the Glen Burnie South Inn of $2,239,000. The restricted cash accounts included the net increase in the FF&E Reserve of $970,000 (funding plus interest earned of $2,604,000 less capital expenditures of $1,634,000) and increases of $206,000 in the interest reserve and tax escrow accounts.

     Net cash used in financing activities totaled $2,196,000 in 1997, from the payment to the Tranche A portion of the Priming Loan from the net proceeds of the sale of the Glen Burnie South Inn. AMI borrowed $1,600,000 under the Tranche B Loan to supplement operating cash flow deficiencies during the first quarter of 1997. The entire Tranche B Loan was repaid from excess working capital prior to the end of the second quarter of 1997.

     Until the Priming Loan is paid in full, no principal is required to be paid on the Mortgage Notes from operating cash. In 1992 and 1993, interest on the Mortgage Notes was payable at 7% per annum; in 1994, at 8% per annum; and after 1994, at 10% per annum (including on the Deferred Amount). The outstanding principal amount of the Mortgage Notes has been reduced by $8,827,000 from the proceeds of the Prime Settlement ($3,419,000 during 1992, $4,383,000 during 1993, and $1,025,000 during 1995).

     The Partnerships' ongoing cash requirements are for working capital, debt service and the funding of required reserves. The Partnerships' source of liquidity is the operations of the Inns, which during the winter months have been insufficient to fund working capital, debt service and required reserves. AMI may however, borrow up to $2,500,000 of the Tranche B portion of the Priming Loan for operating cash deficiencies, but must repay any amount borrowed if for any month cash on hand exceeds working capital requirements, as defined in the Priming Loan. There were no Tranche B borrowings outstanding as of December 31, 1997, 1996 and 1995. Approximately $989,000 of working capital cash was on hand as of December 31, 1997.


                                                     PRELIMINARY PROXY MATERIALS


     Presently the Partnerships have a capital replacement reserve of approximately $2,165,000, which is available only for capital improvements and refurbishments. Beginning in 1993, the FF&E Reserve was required under the Priming Loan, to be funded on a monthly basis at 1.5% of revenues. The required funding of the FF&E Reserve increased to 4% of revenues in 1994, and 5% thereafter. The interest reserve account contains approximately $658,000. The interest reserve account was established through the initial Priming Loan, and, at the option of the Lenders, may be used to cure any default under the Priming Loan. No additional funding to the interest reserve is required under the Priming Loan.

     No distributions can be made to Unitholders until the Priming Loan is paid in full, proper required reserves are maintained, and proper payments are made on the Mortgage Notes, which would include principal reduction. There is no guarantee that there will ever be excess cash for distributions to Unitholders.

     As indicated under "The ProposalABackground; Reasons for the Sale," the General Partner and AMI have been unable to arrange financing necessary for renewal of the "Holiday Inn" franchises that were to have expired in 1997 and the General Partner believes that sale of the Partnership's Interest, or the sale of the Inns, is the only alternative to loss of the "Holiday Inn" franchises for many of the Inns and a consequent Event of Default under the Priming and Mortgage Loans (which the General Partner believes will result in foreclosure on the Inns and the loss of the Unitholder's equity in the Partnership. Accordingly, the Partnership has contracted to sell the Interest to Servico and anticipates closing the Sale during early 1998 and liquidating.

     Under the Internal Revenue Code, a publicly traded partnership, such as the Partnership, is taxable as a corporation unless it satisfies certain conditions. However, subject to various limitations, publicly traded partnerships in existence on December 17, 1987 were generally exempt from taxation as a corporation until after 1997. If the Partnerships' operations continue as described herein, the Partnership would not be taxed as a corporation until after 1997. However, a publicly traded partnership which adds a substantial new line of business is not eligible for such exemption and it is possible that the Internal Revenue Service could contend that the Partnership should be taxed as a corporation after November 29, 1990, the date of the termination of the Lease. If the Partnership were taxable as a corporation, its operating losses should eliminate any tax liability for some time.

     Effective on January 1, 1998, the Partnership would be treated as a corporation for Federal income tax purposes, unless the Partnership made an election to be treated as an "electing partnership". As an electing partnership, the Partnership would still be treated as a partnership for Federal income tax purposes but would be subject to a 3.5% tax on all gross income earned by the Partnership. The General Partner made this election in 1998.


                                                     PRELIMINARY PROXY MATERIALS


                     CERTAIN U.S. FEDERAL INCOME TAX MATTERS

     The following is a summary of material Federal income tax considerations associated with the Sale of the Interest and Liquidation of the Partnership. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations thereunder and relevant administrative and judicial precedent as of the date of this Proxy Statement. There can be no assurance that legislative or administrative changes or judicial decisions significantly modifying the Federal income tax consequences described herein will not occur in the future, possibly with retroactive effect. In addition, there can be no assurance that the described tax consequences of the Sale and Liquidation will not be challenged by the Internal Revenue Service (the "Service"), or that such challenge would not ultimately be sustained, possibly resulting in an increase in the income tax liability of the Partnership or the Unitholders. In the event of any such challenge to a Unitholder's income tax return, the Unitholder will bear the cost incurred in contesting such challenge, regardless of the outcome.

     The summary of U.S. Federal income tax considerations contained herein is not intended to be a complete summary of tax consequences of the Sale or Liquidation and is not intended as a substitute for careful tax planning and analysis. In addition, this discussion only addresses the tax consequences to Unitholders treated as U.S. persons under the Code and does not discuss the consequences to non-U.S. Unitholders. Further, the tax aspects of the Sale and Liquidation may differ for Unitholders subject to specialized rules, such as S corporations, insurance companies and qualified employee benefit plans. ACCORDINGLY, UNITHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE TAX IMPACT OF THE SALE AND LIQUIDATION ON THEIR OWN PARTICULAR SITUATIONS.

GROSS INCOME TAX IMPOSED ON THE PARTNERSHIP

     As a result of 1997 Federal income tax law changes applicable to certain publicly-traded partnerships, effective on January 1, 1998, the Partnership would have been classified as a corporation for Federal income tax purposes, unless the Partnership made an election to be treated as an "electing partnership". The General Partner believed that it would be in the best interests of the Partnership and the Unitholders to make this election, and the General Partner has filed such an election with the Service. As an electing partnership, the Partnership will be entitled to retain its tax status as a partnership for Federal income tax purposes, but will be subject to a 3.5% tax on all gross income from the active conduct of trades and businesses by the Partnership. The Partnership's distributive share of gross income from its interest in AMI for the portion of 1998 ending the date of the Sale will be considered "gross income from the active conduct of a trade or business" by the Partnership. Thus, the Partnership will be subject to such 3.5% tax on the gross income ("Gross Income Tax") from the operations of AMI includable in the Partnership's gross income. In computing its taxable income, the Partnership will not be entitled to a deduction for the Gross Income Tax, and thus, a Unitholder's distributive share of the Partnership's operating income and expenses will not include a deduction for the Gross Income Tax paid and a Unitholder will not otherwise be entitled to a deduction for the Gross Income Tax paid by the Partnership.

     Calculation of Partnership's Gross Income. The Partnership's gross income will generally include its share of the gross income of the AMI. Gross income generally includes all revenues generated from providing services and any gain from the sale of property. Therefore, AMI's gross income from the active conduct of its trade or businesses will include (i) all revenues generated from room and facility rentals and (ii) net revenues generated from sale of food and beverages (i.e., gross sales less the cost of goods sold). In addition, the Partnership will recognize gain on the sale of the Baltimore Pikesville Inn (i.e., the gross sale price less the brokerage commission and the selling price adjustment in the nature of an asbestos remediation expense). As discussed under "Sale of Limited Partnership Interest - Gross Income Tax" below, it is not clear whether such gain will be subject to the Gross Income Tax.

     Adjustment to Unitholder's Tax Basis. A Unitholder's tax basis in the Partnership generally will equal the Unitholder's cost (including liabilities assumed) increased by (i) the Unitholder's share of the Partnership's taxable income each year, (ii) the Unitholder's share of tax-exempt income (if any), and
(iii) any increase in Unitholder's share of nonrecourse liabilities of the Partnership. A Unitholder's tax basis will generally be decreased (i) the
Unitholder's  share  of  each  distribution  from  the  Partnership,   (ii)  the
Unitholder's share of losses and deductions of the Partnership, (iii) any decrease in the Unitholder's share of nonrecourse liabilities of the Partnership and (iv) the Unitholder's share of nondeductible expenditures that are not properly chargeable to the capital account. Since the Gross Income Tax is a nondeductible expenditure and should not create basis in an asset, a Unitholder will likely be required to decrease his, her or its basis in the Partnership by the Unitholder's share of the Gross Income Tax.

SALE OF LIMITED PARTNERSHIP INTEREST

     As a result of the Sale of the Interest, the Partnership will recognize gain to the extent that the Purchase Price plus the Partnership's share of the liabilities of AMI prior to the Sale exceeds its tax basis in the Interest. Such gain or loss will generally be capital gain or loss except to the extent that the Sale is attributable to the Partnership's allocable share of Section 751 assets (generally unrealized receivables, inventory and potential depreciation recapture), in which case a portion of the gain or loss will be ordinary gain or loss. In addition, as a result of the Sale, the Partnership will cease to be a limited partner in AMI, and the Partnership will be allocated its share of AMI's income, gain, loss, and deductions for 1998 through the date of the Sale.


                                                     PRELIMINARY PROXY MATERIALS


     Gross Income Tax. The term "gross income from the active conduct of a trade or business" is not defined in the Code, and no Regulations or Service rulings have addressed this issue. The legislative history accompanying the enactment of the Gross Income Tax provision provides no guidance regarding the meaning of this term, and therefore, it is uncertain at this time whether the Gross Income Tax will apply to the Partnership's share of the gain realized on the sale of the Baltimore Pikesville Inn or to the gain realized by the Partnership on the Sale. Since the gross income received by the Partnership from its interest in AMI is considered gross income from the active conduct of a trade or business, the Service may contend that the gains recognized as a result of the sale of the Baltimore Pikesville Inn and the Sale should also be considered gross income from the active conduct of a trade or business. However, since neither the Partnership's, nor AMI's, regular trade or business is selling hotels or portfolios of hotels, and the Partnership's trade or business is not selling partnership interests, the gains on the sale of the Baltimore Pikesville Inn and the Sale could arguably not be considered the active conduct of a trade or business. If the Partnership is subject to a Gross Income Tax on the sale of the Baltimore Pikesville Inn and the Sale, the proceeds available for distribution to Unitholders upon liquidation will be reduced. To date, the General Partner has not determined whether the Partnership intends to pay Gross Income Tax on such gains.

Liquidation of the Partnership

     The Partnership will distribute the Purchase Price, less any taxes owed by the Partnership for its 1998 taxable year (including the Gross Income Tax and any applicable state and local taxes), the Field Payment and any expenses of the Partnership payable from the Purchase Price, to the Unitholders in complete liquidation of the Partnership. See "Expected Consequences of Sale and Liquidation." The Partnership will not recognize additional gain or loss upon the liquidating distribution. A Unitholder will recognize gain or loss equal to the difference between such Unitholder's tax basis in his, her or its Units and the cash the Unitholder receives upon the Liquidation. A Unitholder's basis in his, her or its Units will be adjusted to account for his, her or its share of the Partnership's income or loss for the 1998 taxable year until the liquidation (including gain from the Sale) and as discussed previously a Unitholder should be required to reduce his, her or its basis in the Units for his, her or its Share of the Gross Income Tax. Such gain or loss will be capital gain or loss if the Units were held as capital assets, but the tax rate applicable to such gain will depend upon the Unitholder's holding period (that is, one year or less, more than one year but not more than 18 months or more than 18 months).

     Tax Deductibility of the Field Payment. It is not entirely clear whether all or a portion of the Field Payment made by the Partnership will be treated as an ordinary and necessary deductible business expense of the Partnership. If all or a portion of the Field Payment is not treated as a deductible expense, it is possible that all or a portion of the Field Payment will be deemed to originate pursuant to the Sale. Under this characterization, the Field Payment (or a portion of the payment) will result in a decrease in the gain recognized by the Partnership on the Sale. Alternatively, it is possible that all or a portion of the Field Payment will be treated as nondeductible expense which creates an intangible capital asset. Unlike the Gross Income Tax, a Unitholder would not be required to reduce his, her or its basis by the Unitholder's share of the Field Payment. Therefore, if the payment is not deductible and results in the creation of an intangible capital asset, the Unitholder's pro rata portion of the payment will either (i) reduce the capital gain recognized by the Unitholder on the Liquidation, and/or (ii) increase the capital loss recognized by the Unitholder on the Liquidation. To date, the General Partner has not determined how the Partnership will treat the Field Payment for Federal income tax purposes.

PASSIVE ACTIVITY RULE CONSEQUENCES

     Upon the Liquidation of the Partnership, any gain recognized by a Unitholder should be considered a passive activity gain (for purposes of applying the passive activity rules of Code Section 469). Any loss will constitute a passive activity loss to the extent the Limited Partner has other passive activity income for the year. Any losses in excess of a Unitholder's passive activity income (including prior suspended losses) may be utilized to offset other nonpassive income of the Unitholder. Unitholders subject to the passive activity rules (generally individuals and certain closely held corporations) are urged to consult their tax advisors regarding the consequences of the Sale and Liquidation.

RESPONSIBILITY FOR FINAL PARTNERSHIP RETURN AND FUTURE TAX ISSUES

     Following the Sale and Liquidation, the General Partner, on behalf of a Partnership, will file the Partnership's final partnership income tax return. The General Partner will also have full responsibility and authority for any other accounting or tax-related matter arising after the dissolution of a Partnership, including acting as the "tax matters partner" representing the Partnership in any Federal or other audit of returns of the Partnership for any prior year.


                                                     PRELIMINARY PROXY MATERIALS


     Unitholders should be aware that, while the Partnership will be dissolved if the Sale is consummated, such dissolution will not eliminate the possibility that the Service will challenge the tax treatment of the Partnership's activities for any prior year for which the statute of limitations for making adjustments has not lapsed. In particular, if the Partnership does not pay a Gross Income Tax on the gain on the Sale and the Service successfully contends that the Gross Income Tax applies to such gain, a Unitholder will be liable for his, her or its pro rata share of the Gross Income Tax plus applicable interest. If any adjustments are made to the Partnership's tax returns, the General Partner will so notify the Unitholders. Any tax audit or adjustments could result in the assessment of additional tax liabilities upon the Unitholders, which would be payable from their own funds and would not be reimbursable by the General Partner.

STATE AND LOCAL INCOME TAX MATTERS

     Unitholders should consider potential state and local tax consequences to them of the Sale and Liquidation. The state and local tax consequences to a Unitholder of the Sale, the Liquidation and the Field Payment may differ significantly from the Federal income tax treatment described above. EACH UNITHOLDER IS URGED TO CONSULT HIS, HER OR ITS OWN TAX ADVISOR REGARDING THE STATE AND LOCAL TAX CONSEQUENCES OF THE SALE AND LIQUIDATION.


                                                     PRELIMINARY PROXY MATERIALS


                             INDEPENDENT ACCOUNTANTS

     The consolidated financial statements and financial statement schedules of the Partnership for each of the years in the three-year period ended December 31, 1997 included in the Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 have been audited by Coopers & Lybrand L.L.P.

     The General Partner has retained Coopers & Lybrand L.L.P. as the Partnership's independent accountants for the current fiscal year and has been advised that Coopers & Lybrand L.L.P. is independent with respect to the Partnership and its subsidiaries within the meaning of the Securities Act of 1933 and the applicable published rules and regulations thereunder. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Special Meeting and will have the opportunity to make statements if they desire and to respond to appropriate questions from Unitholders.


                                                     PRELIMINARY PROXY MATERIALS


                      Prime Motor Inns Limited Partnership

                          INDEX TO FINANCIAL STATEMENTS

                                                                           PAGES


Report of Independent Accountants ..........................................F-2
     Consolidated Balance Sheets December 31, 1997 and 1996.................F-3
Consolidated Statements of Operations for the
     years ended December 31, 1997, 1996 and 1995...........................F-5
Consolidated Statements of Partners' Deficit
     for the years ended December 31, 1997, 1996 and 1995...................F-6
Consolidated Statements of Cash Flows for the
     years ended December 31, 1997, 1996 and 1995...........................F-7
Notes to Consolidated Financial Statements..................................F-9


                                                     PRELIMINARY PROXY MATERIALS


                        REPORT OF INDEPENDENT ACCOUNTANTS
                        ---------------------------------


To the Partners of the
Prime Motor Inns Limited Partnership
and AMI Operating Partners, L.P.

     We have audited the accompanying consolidated balance sheets of Prime Motor Inns Limited Partnership and Subsidiary Limited Partnership (the Partnerships) as of December 31, 1997 and 1996, and the related consolidated statements of operations, partners' deficit and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Prime Motor Inns Limited Partnership and Subsidiary Limited Partnership as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. The accompanying consolidated financial statements have been prepared assuming that the Partnerships will continue as a going concern. As discussed in Note 1, the Partnerships have incurred significant operating losses and have a capital deficit at December 31, 1997. These matters raise substantial doubt about the Partnerships' ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Coopers & Lybrand L.L.P. Cincinnati, Ohio February 27, 1998, except for Note 2, as to which the date is March 12, 1998, and Note 4b, as to which the date is March 10, 1998


                                                     PRELIMINARY PROXY MATERIALS


                      PRIME MOTOR INNS LIMITED PARTNERSHIP
                       AND SUBSIDIARY LIMITED PARTNERSHIP
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996

                             (dollars in thousands)



                          ASSETS                                         1997                          1996
                                                                     --------------                 -----------
Current assets:
   Cash and cash equivalents                                         $         989                  $      834
   Accounts receivable, net of allowance for doubtful
     accounts in 1997 and 1996 of $22 and $19, respectively                    823                         774
   Inventories                                                                 205                         222
   Prepaid expenses                                                            719                         952
   Other current assets                                                         90                         106
                                                                     --------------                 -----------
     Total current assets                                                    2,826                       2,888
                                                                     --------------                 -----------

Property and equipment:
   Land                                                                      7,130                       7,653
   Buildings and leasehold improvements                                     54,156                      55,382
   Furniture and equipment                                                  39,227                      39,978
                                                                     --------------                 -----------
                                                                           100,513                     103,013
Less allowance for accumulated depreciation and
   amortization                                                            (54,950)                    (54,188)
                                                                     --------------                 -----------
                                                                            45,563                      48,825
                                                                     --------------                 -----------

Cash and cash equivalents restricted for:
   Acquisition of property and equipment                                     2,165                       1,195
   Interest and taxes                                                          728                         522
Other assets, net                                                              425                         542
                                                                     --------------                 -----------
     Total assets                                                    $      51,707                  $   53,972
                                                                     ==============                 ===========


                                                     PRELIMINARY PROXY MATERIALS


                      PRIME MOTOR INNS LIMITED PARTNERSHIP
                       AND SUBSIDIARY LIMITED PARTNERSHIP
                     CONSOLIDATED BALANCE SHEETS, CONTINUED
                           DECEMBER 31, 1997 AND 1996

                             (dollars in thousands)



LIABILITIES AND PARTNERS' DEFICIT                              1997                           1996
                                                          --------------                 -------------
Current liabilities:
   Trade accounts payable                                   $   481                        $   484
   Accrued payroll                                              614                            660
   Accrued payroll taxes                                        149                            165
   Accrued vacation                                             453                            437
   Accrued utilities                                            287                            322
   Sales tax payable                                            265                            274
   Other current liabilities                                    486                            772
                                                          --------------                 -------------
     Total current liabilities                                2,735                          3,114

Long-term debt                                               63,544                         65,691
Deferred interest                                             1,974                          2,872
Accrued shared appreciation                                   4,500                              -
Other liabilities                                               205                            216
                                                          --------------                 -------------
     Total liabilities                                       72,958                         71,893
                                                          --------------                 -------------

Commitments

Partners' deficit:
   General partner                                             (784)                          (751)
   Limited partners                                         (20,467)                       (17,170)
                                                          --------------                 -------------
     Total partners' deficit                                (21,251)                       (17,921)
                                                          --------------                 -------------
     Total liabilities and partners' deficit               $ 51,707                      $ 53,972
                                                          ==============                 =============


     The accompanying notes are an integral part of the consolidated financial statements.


                                                     PRELIMINARY PROXY MATERIALS


                      Prime Motor Inns Limited Partnership
                       and Subsidiary Limited Partnership
                      Consolidated Statements of Operations
              for the years ended December 31, 1997, 1996 and 1995

                 (dollars in thousands, except per unit amounts)

                                                                    1997                 1996               1995
                                                                -------------         -----------        -----------
REVENUES:
   Direct operating revenues:
     Lodging                                                       $40,852            $39,488            $36,668
     Food and beverage                                               9,138              9,735              9,402
   Other income                                                        362                361                374
   Lease settlement proceeds                                            --                 --              1,025
                                                                -------------         -----------        -----------
     Total revenues                                                 50,352             49,584             47,469
                                                                -------------         -----------        -----------

Direct operating expenses:
   Lodging                                                           9,622              9,462              8,998
   Food and beverage                                                 7,827              8,112              7,809
   Marketing                                                         3,521              3,500              3,334
   Utilities                                                         2,896              3,053              2,956
   Repairs and maintenance                                           3,600              3,680              3,490
   Rent                                                              1,304              1,316              1,317
   Insurance                                                           771                705                630
   Property taxes                                                    1,395              1,382              1,380
   Other                                                             8,644              8,369              7,718
Other general and administrative                                       887                701                587
Depreciation and amortization                                        3,838              5,423              5,473
Interest expense                                                     5,888              6,069              6,057
Shared appreciation expense                                          4,500                 --                 --
Net gain on sale of Inn                                             (1,011)                --                 --
                                                                -------------         -----------        -----------
                                                                    53,682             51,772             49,749
                                                                -------------         -----------        -----------

Net loss                                                            (3,330)            (2,188)            (2,280)
Net loss allocable to general partner                                  (33)               (22)               (23)
                                                                -------------         -----------        -----------
Net loss allocable to limited partners                            $ (3,297)           $(2,166)           $(2,257)
                                                                =============         ===========        ===========
Number of limited partner units outstanding                          4,000              4,000              4,000
                                                                =============         ===========        ===========
Net loss allocable to limited partners per unit                   $    (.82)          $    (.54)         $   (.56)
                                                                =============         ===========        ===========



                   The   accompanying   notes  are  an  integral   part  of  the
                    consolidated financial statements.


                                                     PRELIMINARY PROXY MATERIALS


                      PRIME MOTOR INNS LIMITED PARTNERSHIP
                       AND SUBSIDIARY LIMITED PARTNERSHIP
                  CONSOLIDATED STATEMENTS OF PARTNERS' DEFICIT
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                             (dollars in thousands)


                                              General          Limited
                                              Partner         Partners              Total
                                            -----------      ------------      ----------------
Balance at December 31, 1994                 $(706)          $(12,747)            $(13,453)

Net loss                                       (23)            (2,257)              (2,280)
                                            -----------      ------------      ----------------


Balance at December 31, 1995                  (729)           (15,004)             (15,733)

Net loss                                       (22)            (2,166)              (2,188)
                                            -----------      ------------      ----------------


Balance at December 31, 1996                  (751)           (17,170)             (17,921)
                                            -----------      ------------      ----------------


Net loss                                       (33)            (3,297)              (3,330)
                                            -----------      ------------      ----------------

Balance at December 31, 1997                 $(784)          $(20,467)            $(21,251)
                                            ===========      ============      ================


                   The   accompanying   notes  are  an  integral   part  of  the
                    consolidated financial statements.


                                                     PRELIMINARY PROXY MATERIALS


                      PRIME MOTOR INNS LIMITED PARTNERSHIP
                       AND SUBSIDIARY LIMITED PARTNERSHIP
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                             (dollars in thousands)


                                                                  1997                 1996               1995
                                                              --------------      -------------      ---------------
Cash flows from operating activities:
    Net loss                                                   $  (3,330)          $  (2,188)         $  (2,280)
    Adjustments to reconcile net loss to net cash
      provided by operating activities:
    Depreciation and amortization of property                      3,596               5,201              5,158
    Lease settlement proceeds                                          -                   -             (1,025)
    Amortization of other assets                                     242                 222                315
    Amortization of debt discount                                     49                  46                 43
    Long-term borrowings prepayment penalty                          (43)                  -                  -
    Gain on sale of Inn                                           (1,011)                  -                  -
    Changes in operating assets and liabilities:
      Accounts receivable                                            (49)               (113)               220
      Inventories                                                     17                  40                 10
      Prepaid expenses                                               233                 (11)                45
      Other current assets                                            16                   7                  6
      Other assets                                                  (125)                  -                 10
      Trade accounts payable                                          (3)                (84)               166
      Accrued payroll                                                (46)                (28)               (26)
      Accrued payroll taxes                                          (16)               (121)                28
      Accrued vacation                                                16                 (36)                37
      Accrued utilities                                              (35)                 (4)                77
      Sales tax payable                                               (9)                 32                 21
      Other current liabilities                                     (286)                101                 28
      Deferred interest                                             (898)               (813)              (741)
      Accrued shared appreciation                                  4,500                   -                  -
      Other liabilities                                              (11)                 66                  -
                                                              --------------      -------------      ---------------
      Net cash provided by operating activities                    2,807               2,317              2,092
                                                              --------------      -------------      ---------------


                   The   accompanying   notes  are  an  integral   part  of  the
                    consolidated financial statements.


                                                     PRELIMINARY PROXY MATERIALS


                      Prime Motor Inns Limited Partnership
                       and Subsidiary Limited Partnership
                Consolidated  Statements of Cash Flows,  Continued for the years ended December 31, 1997, 1996 and 1995

                             (dollars in thousands)


                                                                  1997              1996             1995
                                                               -----------        ---------        ----------
Cash flows from investing activities:
    Net proceeds from sale of Inn                                $  2,239         $   -            $     -
    Additions to property and equipment                            (1,519)          (1,880)           (2,423)
    Increase in restricted cash                                    (1,176)            (395)             (245)
                                                               -----------        ---------        ----------


      Net cash used in investing activities                          (456)           (2,275)          (2,668)
                                                               -----------        ---------        ----------

Cash flow from financing activities:
   Repayment of long-term borrowings                               (2,196)                -                -
   Borrowings under revolving credit facility                       1,600             1,600            1,200
   Repayment of revolving credit facility                          (1,600)           (1,600)          (1,200)
                                                               -----------        ---------        ----------

      Net cash used in financing activities                        (2,196)                -                -
                                                               -----------        ---------        ----------

Net increase (decrease) in cash and cash equivalents                  155                42             (576)

Cash and cash equivalents, beginning of year                          834               792            1,368
                                                               -----------        ---------        ----------

Cash and cash equivalents, end of year                          $     989          $    834         $    792
                                                               ===========        =========        ==========

Supplementary cash flow data:
  Interest paid                                                 $   6,737          $  6,836         $  6,755
                                                               ===========        =========        ==========

Noncash activities:
  Lease settlement received from former affiliate
    in the form of stock used to reduce long-term
    debt                                                        $      -           $     -          $  1,025
                                                               ===========        =========        ==========


                   The   accompanying   notes  are  an  integral   part  of  the
                    consolidated financial statements.


                                                    PRELIMINARY PROXY MATERIALS


    Prime Motor Inns Limited Partnership Prime Motor Inns Limited Partnership
                       and Subsidiary Limited Partnership
                   Notes to Consolidated Financial Statements


1.       ORGANIZATION, OPERATIONS AND BANKRUPTCY:

Prime Motor Inns Limited Partnership (the "Partnership") and its 99%-owned subsidiary, AMI Operating Partners, L.P. ("AMI"), were formed in October, 1986 under the Delaware Revised Uniform Limited Partnership Act. The Partnership and AMI are referred to collectively as the "Partnerships". Prime-American Realty Corp. (the "General Partner"), a subsidiary of Prime Hospitality Corporation ("Prime"), formerly Prime Motor Inns, Inc., is the general partner of and holds as its principal asset a 1% partnership interest in the Partnership and in AMI.

In December, 1986, the Partnership consummated an initial public offering (the "Offering") of 4,000,000 units of limited partnership interest (the "Units") in the Partnership, and used the funds received to acquire the 99% limited partnership interest in AMI. AMI commenced operations in December 1986 when it used the Offering proceeds and issued mortgage notes (the "Mortgage Notes") in the principal amount of $61,470,000 to purchase 16 full service hotels (the "Inns") from subsidiaries of Prime. At December 31, 1997, the Partnerships operated and maintained 8 Inns in Maryland, 5 in Pennsylvania and 2 in Connecticut, all of which are presently franchised as part of the "Holiday Inn" system (see Note 4b).

Profits and losses from operations and cash distributions of the Partnerships combined are generally allocated 1.99% to the General Partner and 98.01% to the limited partners. Any profits and losses from operations in excess of certain specified annual and cumulative returns on investments in limited partner shares, as defined (generally 12.5%), are allocated approximately 30% to the General Partner and 70% to the limited partners.

Until November 30, 1990, the Inns were operated by AMI Management Corp. ("AMI Management"), another subsidiary of Prime, under the terms of a lease between AMI Management and AMI (the "Lease"), guaranteed by Prime (the "Guaranty"). The Lease was a net lease that granted AMI Management the right to use the Inns until December 31, 1991.

On September 18, 1990, Prime announced that it and certain of its subsidiaries, including AMI Management but not the General Partner, had filed for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Florida. AMI Management defaulted on the payment of base rent due November 1, 1990 under the Lease. On November 7, 1990, the Partnership gave notice of default to, and demanded payment from, AMI Management and Prime. AMI Management and Prime also filed a motion to reject the Lease and Guaranty and, by order of the bankruptcy court dated December 7, 1990, the bankruptcy court approved such rejection and the Lease and Guaranty were terminated effective as of November 30, 1990 (see
Note 3).

AMI was in default under its mortgage loan agreement as of and prior to December 31, 1990 as a result of, among other things, the bankruptcy filing by Prime and AMI Management. On March 28, 1991, the Partnerships received a notice of acceleration and demand for payment of the entire outstanding balance of the Mortgage Notes along with certain conditions under which the lenders would pursue discussions with respect to restructuring the Mortgage Notes.

On February 28, 1992, AMI filed with the United States Bankruptcy Court for the Southern District of New York a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code, seeking confirmation by the bankruptcy court of a prepackaged plan of reorganization (the "Plan"). The New York Bankruptcy Court confirmed the Plan, on May 28, 1992, which became effective as of June 12, 1992 (the "Effective Date"). Upon confirmation of the Plan, the New York Bankruptcy Court approved the Restated Loan Agreement (the "Restated Loan Agreement") which, among other things, extended the maturity date of the Mortgage Notes to December 31, 1999 (see Note 5 for a further discussion of this matter).


                                                    PRELIMINARY PROXY MATERIALS


Although the Plan was approved, the Partnerships may not be able to continue as going concerns unless cash flow from operations are sufficient. The Partnerships have incurred significant operating losses and have a capital deficit at December 31, 1997. While the General Partner believes that improvements have been made in the physical condition and attractiveness of the Inns, the market position and competitiveness of the Inns and the financial condition and results of operations of AMI, the General Partner believes that financing is not available on acceptable terms to take the actions necessary to preserve the Unitholders' interest in the Inns. Additionally, the General Partner believes that the sale to Servico (see Note 2) maximizes and protects Unitholder value better than any of the available alternative courses of action, including continuing to hold and trying to operate the Inns and that further delay is likely to result in the loss of certain "Holiday Inn" franchises (see Note 4b), foreclosure of the Priming and Mortgage Loans (see Note 6), and diminution or loss of the value of the Unitholders' equity in the Partnership. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability of recorded asset amounts or the amounts of liabilities that might be necessary should the Partnerships be unable to continue as going concerns.

2.       PROPOSED SALE OF AMI AND THE GENERAL PARTNER:

The Partnerships entered into a definitive agreement dated as of November 7, 1997, as amended as of March 12, 1998, pursuant to which the 99% limited partnership interest in AMI will be sold for $12,000,000 in cash to Servico Acquisition Corp., a wholly owned subsidiary of Servico, Inc. ("Servico"). The closing is conditioned on, among other things, approval of the limited partners. Upon closing of the aforementioned transaction the Partnership's only asset will be the cash received from Servico. It is anticipated that the Partnership will dissolve and wind up its affairs and distribute the net proceeds from the sale to the limited partners in accordance with a Plan of Liquidation.

The General Partner and its parent have entered into an agreement with Servico pursuant to which Servico will acquire the General Partner's 1% general partnership interest in AMI in exchange for a five year warrant to acquire 100,000 shares of Servico common stock at a price of $18 per share.

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

The following is a summary of certain significant accounting policies used in the preparation of the consolidated financial statements.

a. Principles of Consolidation: The consolidated financial statements include the accounts of the Partnership and its 99%-owned subsidiary limited partnership, AMI. AMI operates on the basis of a year ending on the Friday which is most proximate to December 31 of any given year. All material intercompany accounts and transactions have been eliminated.

b. Cash Equivalents: Cash equivalents are highly liquid investments with a maturity of three months or less when acquired.

c. Inventories: Inventories are stated at the lower of cost or market, with cost determined on the first-in, first-out method. Inventories consist of:

                                                   1997                1996
                                               --------------     --------------
 Food                                            $130,000              $131,000
 Beverage                                           64,000               70,000
 Linen                                              11,000               21,000
                                               --------------     --------------
                                                 $205,000              $222,000
                                               ==============     ==============

d. Property and Equipment: Property and equipment are stated at the lower of cost and fair market value. The net carrying value of property and equipment as of December 31, 1991 was reduced to estimated fair market value, through a charge to expenses in the amount of $46,354,000. Expenditures for improvements and major renewals are capitalized. Expenditures for maintenance and repairs, which do not extend the useful life of the asset, are expensed as incurred. For financial statement purposes, provision is made for depreciation and amortization using the straight-line method over the lesser of the estimated useful lives of the assets, ranging from 15 to 40 years for buildings and leasehold improvements and 3 to 10 years for furniture and equipment, and the terms of the related leases. For federal income tax purposes, accelerated methods are used in calculating depreciation.


                                                    PRELIMINARY PROXY MATERIALS


e. Impairment of Long Lived Assets: The Partnerships review for impairment and recoverability of property and equipment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to fair market value would be required. Properties held for sale are stated at the lower of cost and fair value less cost to sell. No write-downs have been recorded by the Company under the provisions of SFAS 121, "Accounting for the Impairment of Long-Lived Assets".

f. Other Assets: Franchise fees, deferred lease costs, and deferred debt acquisition costs are amortized on a straight-line basis over the estimated lives of the assets or the specific term of the related agreement, lease or mortgage loan.

g. Net Loss per Unit: Net loss per Unit is calculated based on the net loss allocable to limited partners divided by the 4,000,000 Units outstanding.

h. Reclassification: Certain 1996 amounts have been reclassified to conform to the 1997 presentation.

i. Fair Value of Financial Instruments: It is not practicable to estimate the fair value of borrowings under the Partnerships' long term debt due to the lack of quoted market prices for similar debt issues and the lack of current rates which would be offered to the Partnerships for debt with similar terms.

4.       OPERATIONS OF THE INNS:

a. Lease and Guaranty: Prior to the rejection and termination of the Lease and Guaranty effective as of November 30, 1990, the Lease granted AMI Management the right to use the Inns for the operation of hotels and related purposes.

     AMI Management defaulted on the payment of $1,311,000 of base rent due on November 1, 1990. Pursuant to the joint motion approved by order of the bankruptcy court on January 8, 1991, the Partnerships, AMI Management and Prime entered into an agreement providing for the assumption by AMI of the operations of the Inns (the "Agreement"). The Partnerships also effectively assumed control over certain accounts receivable, supplies, equipment and other assets and responsibility for certain accounts payable and other liabilities arising from the operations of the Inns by AMI Management during the term of the lease. Disputes between the parties existed at December 31, 1991 as to, among other things, the value of certain assets and liabilities under the Agreement. AMI entered into an agreement in 1992 (the "Omnibus Agreement") under which, among other things, AMI assigned to the holders of the Mortgage Notes its claims against Prime and AMI Management and agreed that amounts recovered on such claims would be allocated among financial claims (the proceeds of which would be applied to the repayment of the Mortgage Notes) and operating claims (the proceeds of which would be available to finance capital improvements to the
Inns).

     In July 1992, the servicing agent for the holders of the Mortgage Notes, Prime and AMI Management reached a settlement (the "Settlement") of claims which was approved by the Florida Bankruptcy Court. Under the Settlement, various claims of the holders of the Mortgage Notes against Prime and AMI Management were allowed; AMI will not make any payments to or for the benefit of any other party; and Prime, AMI Management and AMI have exchanged mutual releases.

     Since 1992, AMI and the mortgage lenders received total proceeds as a result of the Settlement of approximately $8,874,000, of which $8,827,000 was utilized to reduce the principal amount of the Mortgage Notes (of which $1,025,000 was recognized in 1995) and $47,000 was used to fund capital improvements as required by the Omnibus Agreement. Lease settlement proceeds recorded as income in 1995 represent the value assigned to 127,924 shares of Prime common stock allocated to the Partnerships during 1995 related to the settlement of financial claims. In accordance with the terms of the Omnibus Agreement, the settlement proceeds were required to be applied to the repayment of the Mortgage Notes.

b. Franchise Agreements: The Inns are operated as a part of the "Holiday Inn" system which is administered by Holiday Hospitality Corporation, formerly Holiday Inns Inc., and its affiliates (collectively, "HHC"). The Holiday Inn franchise agreements for four Inns expire one each in 1998, 1999, 2001 and 2005.


                                                    PRELIMINARY PROXY MATERIALS


     During 1997, eleven of the Inns' franchise agreements expired, which subsequently were extended through March 10, 1998. For five of these Inns, HHC has advised the Partnerships that they do not intend to renew such franchises. However, HHC agreed that if, by March 10, 1998, it received franchise license applications from a "viable" applicant for the remaining six Inns and were paid application fees of $517,000, it would extend the franchises for all eleven Inns for 60 days. Applications were filed by Servico, and the fees were paid by the Partnerships, on or prior to March 10, 1998. HHC has also notified the Partnerships that certain capital expenditure projects at the Inns will be required to renew the Inns' franchise status, the scope and cost of which are currently not determinable. The loss of the Holiday Inn franchise status of these Inns may have a near term adverse impact on the Partnership's results of operations.

c. W&H Management Agreement: Winegardner & Hammons, Inc. ("W&H") continues to manage the operations of the Inns pursuant to its management agreement with AMI which provides for an annual management fee of 2.25% of the gross revenues of the Inns and certain incentive management fees. W&H is also reimbursed for miscellaneous out-of-pocket expenses allocated to the Inns, including expenses incurred in providing certain administrative services for the Partnerships, royalties and marketing, advertising, public relations, and reservation services, subject to certain limitations. The management agreement expires December 31, 2000 and is cancelable by either W&H or AMI, without cause or penalty, upon ninety days' written notification. At December 31, 1997 and 1996, the Partnerships had approximately $57,000 and $61,000, respectively, in receivables from an entity controlled by W&H which manages certain of the Inns' lounges.

d. Properties Sold and Held for Sale: In July 1997, the Partnerships sold an Inn located in Glen Burnie, Maryland for $2,400,000 in cash, which resulted in a gain of $1,011,000. Direct revenues of approximately $945,000, $1,724,000 and $1,565,000, and direct expenses of approximately $813,000, $1,364,000 and $1,295,000, related to this Inn were included in the Consolidated Statement of Operations for the years ended December 31, 1997, 1996 and 1995, respectively.

     The Partnerships intend to sell the five Inns whose franchises will not be renewed (see Note 4b). Direct revenues of approximately $9,148,000, $8,875,000 and $8,735,000, and direct expenses of $7,908,000, $7,876,000 and $7,645,000, related to these five Inns were included in the Consolidated Statement of Operations for the years ended December 31, 1997, 1996 and 1995, respectively.

5.       OTHER ASSETS:

The components of other assets are as follows (in thousands):

                                                      1997              1996
                                                    ----------       -----------

Deferred lease costs                                   $   21            $   21
Debt acquisition costs                                  2,839             2,839
Franchise fees                                            945               820
Other                                                       4                 4
                                                    ----------       -----------

                                                        3,809             3,684

Less accumulated amortization                           3,384             3,142
                                                    ----------       -----------

                                                       $  425            $  542
                                                    ==========       ===========

     In June 1997, the Partnerships paid $125,000 to HHC to extend the Holiday Inn franchises to July 31, 1997, which were subsequently extended to May 9, 1998 (see Note 4b).

     Amortization of debt acquisition costs charged to expense was $163,000, $161,000 and $174,000 in 1997, 1996 and 1995, respectively. Amortization of franchise fees charged to expense was $79,000, $61,000 and $141,000 in 1997, 1996 and 1995, respectively.



                                                    PRELIMINARY PROXY MATERIALS

6.       DEBT:


Long-term debt consists of:
                                                                      1997               1996
                                                                 ----------------   ----------------
Mortgage notes, net of unamortized discount of
    $109,000 in 1997 and $158,000 in 1996                           $ 54,240,000       $ 54,191,000

Priming loan, interest at 11%                                          9,304,000         11,500,000
                                                                 ----------------   ----------------

                                                                    $ 63,544,000       $ 65,691,000
                                                                 ================   ================


In confirming the bankruptcy Plan of Reorganization on May 28, 1992, the New York Bankruptcy Court approved the Restated Loan Agreement which called for the following provisions: $3,467,127 of accrued and unpaid interest at December 31, 1991 (the "Deferred Amount") to be added to the principal amount of the Mortgage Notes, but to bear interest only from and after January 1, 1995; the Mortgage Notes (not including the Deferred Amount) to bear interest payable at a rate of 8% per annum in 1994; the principal amount of the Mortgage Notes (including the Deferred Amount) to bear interest at the rate of 10% per annum from January 1, 1995 until maturity; and maturity of the Mortgage Notes (including the Deferred Amount) to be extended to December 31, 1999. In addition, the Restated Loan Agreement provides for the deeds to the Inns and assignments of other assets of AMI to be held in escrow until maturity of the Mortgage Notes. Under the terms of the Restated Loan Agreement, the Mortgage Notes are repayable at any time without penalty.

The Restated Loan Agreement was accounted for as a modification of terms in accordance with Statement of Financial Accounting Standards No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructurings". Accordingly, the carrying value of the Mortgage Notes and Deferred Amount was not adjusted to reflect the terms of the Restated Loan Agreement. The effect of the changes in the terms of the Mortgage Notes will be recognized prospectively over the life of the Mortgage Notes, through an adjustment of the effective interest rate on the Mortgage Notes and Deferred Amount to approximately 8.5% per annum (the "Effective Rate"). The amount by which interest payable at the Effective Rate exceeded the amount of interest paid at the stated rate, has been accrued and is included in deferred interest payable at December 31, 1997 and 1996. The amount by which interest paid at the stated rate exceeds the amount of interest payable at the Effective Rate will reduce the deferred interest balance in future periods.

As part of the Plan, certain members of the lending group also agreed to provide AMI post-petition financing (the "Priming Loan"). Borrowings under the Priming Loan, may be used to finance capital improvements or to fund operating cash requirements. The portion used for capital improvements (defined as the Tranche A Loan), which may be up to the full amount of the $14,000,000 available, is due on December 31, 1999 and provides for a prepayment premium of 2%. The portion used for operating cash requirements (defined as the Tranche B Loan), which cannot exceed $2,500,000, is also limited to the amount remaining after borrowings for capital improvements. Borrowings under the Tranche B Loan are pursuant to a revolving facility, such that amounts repaid can be reborrowed up to the limits of availability. These revolving credit borrowings are subject to the mandatory repayment provisions described below. There were no outstanding borrowings under the revolving facility at December 31, 1997 or 1996.

As of December 31, 1997 and 1996, the outstanding balance under the Priming Loan was $9,304,000 and $11,500,000, respectively, and the entire amount in 1997 and 1996 represents borrowings under the Tranche A Loan. The Priming Loan agreement places certain restrictions on the use of AMI's cash flow and sales proceeds. Operating cash flow can be used only in accordance with the Priming Loan agreement, which calls for, among other things, monthly deposits into an escrow account held by or on behalf of the lenders for the payment of a furniture, fixtures and equipment reserve of 5% of gross revenues. The cash on hand from the operation of the Inns less the current month projected cash deficiency, if any, less a working capital reserve not to exceed $2,000,000, shall be utilized first to repay any outstanding borrowings under the Tranche B Loan and then paid into an escrow account held on behalf of the lenders for the payment of taxes and insurance.

During 1997, the Partnerships sold an Inn and received net proceeds of approximately $2,239,000 (See Note 4d). As required by the Priming Loan, the proceeds were used to repay approximately $2,196,000 of outstanding borrowings under the Tranche A Loan and to pay a prepayment premium of approximately $43,000.



                                                    PRELIMINARY PROXY MATERIALS


7.       SHARED APPRECIATION:

     The Restated Loan Agreement and the W&H Management Agreement provide for a shared appreciation feature that calls for AMI to pay additional interest and an additional incentive management fee to the Lenders and W&H, respectively, based on (i) in the case of any Inn sold prior to the maturity date of the Mortgage Notes, the amount (if any) by which the net sale price of the Inn exceeds the amount of the Mortgage Notes allocated to it, and (ii) in the case of the Inns still owned by AMI at the maturity of the Mortgage Notes (December 31, 1999 or upon acceleration), the amount (if any) by which the sale price or appraised value of such Inns exceeds the then outstanding principal amount of the Mortgage Notes, with such computations also being net of any obligations under the Priming Loan. However, no amount is payable as additional interest or incentive management fees until all obligations under the Priming Loan have been paid. The Partnerships periodically estimate the fair value of the Inns to determine if an accrual is needed for future payments to the Lenders and W&H under the shared appreciation feature. The Partnerships did not provide for additional interest or incentive management fees in 1995 or 1996. For 1997, the Partnerships recorded $4,500,000 as additional interest and incentive management fees under the Restated Loan Agreement and the W&H Management Agreement. The additional interest and incentive management fees are based on estimates of fair value of ten of the Inns at December 31, 1999 and the estimated sales proceeds for the five Inns held for sale. However, such amounts (if any) as the Partnerships will ultimately realize upon the sale of any of the Inns and the appraised values of the Inns owned by AMI at the maturity of the Mortgage Notes, could differ materially from the estimated fair values used in the determination of the additional interest and incentive management fee. In addition, any amount of shared appreciation that may be paid is subject to interpretation or negotiation by the Partnerships, the Lenders and W&H.

8.       COMMITMENTS:

Four of the Inns are held pursuant to land leases and three of the Inns are held pursuant to land and building leases, which are accounted for as operating leases. The leases have terms expiring at various dates from 2000 through 2024 and options to renew the leases for terms varying from ten to forty years. Five of the leases are subject to an escalating rent provision based upon inflation indexes, which adjust the lease payment every five to ten years depending on the respective lease. One of the leases is a land lease with a subsidiary of Prime that expires in 2000 (with an option to extend 40 years) and requires annual rentals of $24,000. Future minimum lease payments will be as follows:

                    Year                      Amount
          --------------------------   ---------------------

          1998                                  $ 1,324,000
          1999                                    1,324,000
          2000                                    1,332,000
          2001                                    1,308,000
          2002                                    1,308,000
          2003 and thereafter                    15,209,999
                                       ---------------------

                                                $21,805,000
                                       =====================

Rent expense under these leases totaled $1,273,000, $1,258,000 and $1,260,000 in 1997, 1996, and 1995, respectively.

9.       INCOME TAXES:

No federal or state income taxes are reflected in the accompanying financial statements of the Partnerships. Based upon an opinion of counsel of the Partnership obtained in 1986, which is not binding upon the Internal Revenue Service, the Partnerships were not taxable entities at their inception. The partners must report their allocable shares of the profits and losses of the Partnerships in their respective income tax returns.

The Revenue Act of 1987 (the "1987 Act") added several provisions to the Internal Revenue Code which affect publicly traded partnerships such as the Partnership. Under these rules, a publicly traded partnership is taxed as a corporation unless 90% or more of its income constitutes "qualifying income" such as real property rents, dividends and interest. The 1987 Act also provided certain transitional rules, however, which generally exempt publicly traded partnerships in existence on December 17, 1987 from application of the new rules until after 1997, subject to various limitations.


                                                    PRELIMINARY PROXY MATERIALS


If the Partnership's operations continue as described herein, effective January 1, 1998, the Partnership will be treated as a corporation for federal income tax purposes, unless the Partnership makes an election to be treated as an "electing partnership". As an electing partnership, the Partnership would still be treated as a partnership for federal income tax purposes, but would be subject to a 3.5% tax on all gross income earned by the Partnership. The Partnership made this election.

Publicly traded partnerships which add a substantial new line of business are not eligible for relief under these transitional rules and it is possible that the Internal Revenue Service could contend that the Partnership should be taxed as a corporation after November 30, 1990, the date of termination of the Lease. Also, it should be noted that with respect to the partners, the 1987 Act also contained rules under which the income of the Partnership will be treated, effectively, as "portfolio income" for tax purposes and will not be eligible to offset losses from other passive activities. Similarly, any losses of the Partnership will not be eligible to offset any income from other sources.

The Partnerships have determined that they do not have to provide for deferred tax liabilities based on temporary differences between financial and tax reporting purposes. The tax basis of the net assets of the Partnerships exceeded the financial reporting basis at December 31, 1997.



                                                     PRELIMINARY PROXY MATERIALS


                                                                      APPENDIX A


                    ACQUISITION AGREEMENT (WITHOUT EXHIBITS)






                                                     PRELIMINARY PROXY MATERIALS


                                                                      APPENDIX B


                       PLAN OF DISSOLUTION AND LIQUIDATION




                                                     PRELIMINARY PROXY MATERIALS


                                                                      APPENDIX C


                       FAIRNESS OPINION OF FURMAN SELZ LLC